Filed pursuant to Rule 424(b)(3)

File No. 333-251752

PROSPECTUS

February 3, 2021

DATA443 RISK MITIGATION, INC.

266,666,667 SHARES OF COMMON STOCK

This Prospectus relates to the resale of shares of our Common stock, par value $0.001 per share (the “Common Stock”), of an aggregate of 266,666,667 shares of Common Stock Shares pursuant to: (a) 166,666,667 shares of Common Stock that may be purchased (the “Purchase Shares”) by Triton Funds, LP, a Delaware limited partnership (“Triton”), pursuant to the Common Stock Purchase Agreement dated December 11, 2020 between the Company and Triton (the “CSPA”); (b) 100,000,000 shares of Common Stock to be issued (the “Warrant Shares”) to Triton upon the exercise of warrants pursuant to that certain Common Stock Purchase Warrant dated December 11, 2020 (the “Warrant Agreement”); and, (c) pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of Common Stock that are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions affecting the shares of the Selling Stockholder. Triton is also referred to herein as the “Selling Security Holder”.

The aggregate 266,666,667 amount of shares of Common Stock which may be sold pursuant to this Prospectus would constitute 26.26% of the Company’s issued and outstanding shares as of January 20, 2021, assuming that we sell all 166,666,667 shares to Triton, and that Triton exercises warrants to acquire all 100,000,000 shares.

Triton is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Act”), and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

Our Common Stock is quoted on the OTC Link LLC quotation system operated by OTC Markets, Group, Inc., under the symbol “ATDS” on the Pink Sheets tier. On January 20, 2021, the reported closing price of our Common Stock was $0.0148 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. We will not receive proceeds from the sale of shares of our Common Stock in the open market or negotiated prices by Triton. However, we will receive cash proceeds from Triton pursuant to Purchase Notices we determine to issue to Triton under the CSPA. We will also receive cash proceeds from Triton pursuant to its exercise of warrants under the Warrant Agreement. Triton, as the Selling Security Holder, may offer all or part of the shares for resale from time-to-time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We provide more information about how the Selling Security Holder may sell its shares of common stock in the section titled “Plan of Distribution”. We will pay for all expenses of this Offering, except that the Selling Security Holder will pay any broker discounts or commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

The prices at which the Selling Security Holder may sell the shares of Common Stock in this Offering will be determined by the prevailing market prices for the shares of Common Stock or in negotiated transactions.

An investment in our Common Stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 12 where we describe specific risks associated with an investment in these securities before you make your investment decision.

Prior to his Offering, there has been a limited market for our securities. While our common stock is quoted on OTC Markets, there has been moderate trading volume. There is no guarantee that an active trading market will develop in our securities.

This Offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 3, 2021.

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this Prospectus. We encourage you to read the entire Prospectus.

In this Prospectus, “we”; “us”; “our”; the “Company”; the “company”; and, “ATDS” refer to DATA443 RISK MITIGATION, INC., a Nevada corporation, and where appropriate, its subsidiaries, unless expressly indicated or the content requires otherwise.

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FINANCIAL STATEMENTS

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The Selling Stockholder may not sell the securities listed in this Prospectus until the Registration Statement filed with the Securities and Exchange Commission is effective. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about us and our Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

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ABOUT THIS PROSPECTUS

The registration statement of which this Prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Security Holder, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Security Holder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we, nor the Selling Security Holder, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Information contained in, and that can be accessed through, our web site, www.data443.com, does not constitute part of this Prospectus.

This Prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts in particular are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys, or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey, or article. The information in any such publication, report, survey, or article is not incorporated by reference in this prospectus.

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INFORMATION SUMMARY

This summary highlights information about this offering and the information included in this Prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire Prospectus, especially the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included herein, including the notes thereto, before making an investment decision.

Company Organization

Data443 Risk Mitigation, Inc. was original incorporated under the name LandStar, Inc. as a Nevada corporation on May 4, 1998, for the purpose of purchasing, developing, and reselling real property, with its principal focus on the development of raw land. From incorporation through December 31, 1998, LandStar had no business operations and was a development-stage company. LandStar did not purchase or develop any properties and decided to change its business plan and operations. On March 31, 1999, the Company acquired approximately 98.5% of the common stock of Rebound Rubber Corp. pursuant to a share exchange agreement with Rebound Rubber Corp. (“Rebound Rubber”) and substantially all of Rebound Rubber’s shareholders. The acquisition was effected by issuing 14,500,100 shares of common stock, which constituted 14.5% of the 100,000,000 authorized shares of LandStar, and 50.6% of the 28,622,100 issued and outstanding shares on completion of the acquisition (all numbers are pre-reverse split). The acquisition was treated for accounting purposes as a continuation of Rebound Rubber under the LandStar capital structure. If viewed from a non-consolidated perspective, on March 31, 1999 LandStar issued 14,500,100 shares for the acquisition of the outstanding shares of Rebound Rubber.

The share exchange with Rebound Rubber (and other transactions occurring in March 1999) resulted in a change of control of LandStar and the appointment of new officers and directors of the Company. These transactions also redefined the focus of the Company on the development and exploitation of the technology to de-vulcanize and reactivate recycled rubber for resale as a raw material in the production of new rubber products. The Company’s business strategy was to sell the de-vulcanized material (and compounds using the materials) to manufacturers of rubber products.

Prior to 2001 the Company had no revenues. In 2001 and 2002 revenues were derived from management services rendered to a rubber recycling company.

In August 2001 the Company amended its Articles of Incorporation to authorize 500,000,000 shares of common stock, $0.001 par value; and, 150,000,000 shares of preferred stock, $0.01 par value. Preferred shares could be designated into specific classes and issued by action of the Company’s Board of Directors. In May 2008 the Company’s Board established a class of Convertible Preferred Series A (the “Series A”), authorizing 10,000,000 shares. The Series A provided for, among other things, (i) each share of Series A was convertible into 1,000 shares of the Company’s common stock; and, (ii) a holder of Series A was entitled to vote 1,000 shares of common stock for each share of Series A on all matters submitted to a vote by shareholders.

In September 2008 the Company amended its Articles to increase the number of authorized shares to 985,000,000, $0.001 par value. In January 2009 the Company amended its Articles to increase the number of authorized shares to 4,000,000,000, $0.001 par value. In January 2010 the Company once again amended its Articles to increase the number of authorized shares to 8,888,000,000, $0.001 par value.

The Company’s last filing of financial information with the SEC was the Form 10-QSB it filed on December 19, 2002 for the quarter ended 30 September 2002. No other filings were effected with the SEC until the Company filed a Form 15 May 19, 2008, which terminated the Company’s filing obligations with SEC.

The Company was effectively dormant for a number of years. In or around February 2014 there was a change in control when Kevin Hayes acquired 1,000,000 shares of the Series A (pre-reverse split), and was appointed as the sole director and officer. In or around April 2017 there was another change in control when Kevin Hayes sold the 1,000,000 shares of Series A to Hybrid Titan Management, which then proceeded to assign the Series A to William Alessi. Mr. Alessi was then appointed as the sole director and officer of the Company. Mr. Alessi initiated legal action in his home state of North Carolina to confirm, among other things, his ownership of the Series A; his “control” over the Company; and, the status of creditors of the Company. In or around June 2017 the court entered judgment in favor of Mr. Alessi.

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In or around July 2017, while under the majority ownership and management of Mr. Alessi, the Company sought to effect a merger transaction (the “Merger”) under which the Company would be merged into Data443 Risk Mitigation, Inc. (“Data443”). Data443 was formed as a North Carolina corporation in July 2017 under the original name LandStar, Inc. The name of the North Carolina corporation was changed to Data443 in December 2017. In November 2017 the controlling interest in the Company was acquired by our current chief executive officer and sole board member, Jason Remillard, when he acquired all of the Series A shares from Mr. Alessi. In that same transaction Mr. Remillard also acquired all of the shares of Data443 from Mr. Alessi. Mr. Remillard was then appointed as the sole director and sole officer of the Company, and of Data443. Initially, Mr. Remillard sought to recognize the Merger initiated by Mr. Alessi and respect the results of the Merger. The Company relied upon documents previously prepared and proceeded as if the Merger had been effected.

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC, which is owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of (i) $50,000 paid at closing; (ii) $250,000 in the form of our promissory note; and, (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 1,200,000,000 shares of our common stock (pre-reverse split). The shares have not yet been issued and are not included as part of the issued and outstanding shares of the Company. However, these shares have been recorded as additional paid in capital within our consolidated financial statements for the period ending 30 June 2018.

In April 2018 the Company amended the designation for its Series A Preferred Stock by providing that a holder of Series A was entitled to (i) vote 15,000 shares of common stock for each share of Series A on all matters submitted to a vote by shareholders; and, (ii) convert each share of Series A into 1,000 shares of our common stock.

In May 2018 the Company amended and restated its Articles of Incorporation. The total authorized number of shares is: 8,888,000,000 shares of common stock, $0.001 par value; and, 50,000,000 shares of preferred stock, $0.001 par value, designated in the discretion of the Board of Directors. The Series A remains in full force and effect.

In June 2018, after careful analysis and in reliance upon professional advisors retained by the Company, it was determined that the Merger had, in fact, not been completed, and that the Merger was not in the best interests of the Company and its shareholders. As such, the Merger was legally terminated. In place of the Merger, in June 2018 the Company acquired all of the issued and outstanding shares of stock of Data443 (the “Share Exchange”). As a result of the Share Exchange, Data443 became a wholly-owned subsidiary of the Company, with both the Company and Data443 continuing to exist as corporate entities. The finances and business conducted by the respective entities prior to the Share Exchange will be treated as related party transactions in anticipation of the Share Exchange. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) One hundred million (100,000,000) shares of our common stock; and (b) On the eighteen (18) month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 100,000,000 shares of our common stock (the “Earn Out Shares”) provided that Data 443 has at least an additional $1MM in revenue by the Earn Out Date (not including revenue directly from acquisitions). The aforementioned shares are all pre-reverse split. None of our shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued. As such, none of said shares are included as part of the issued and outstanding shares of the Company. However, the shares committed to Mr. Remillard have been recorded as common shares issuable and included in additional paid-in capital and the earn out shares have been reflected as a contingent liability for common stock issuable within the consolidated financial statements as of December 31, 2019.

On or about June 28, 2018 we secured the rights to the WordPress GDPR Framework through our wholly owned subsidiary Data443 for a total consideration of €40,001, or $46,521, payable in four payments of €10,000, with the first payment due at closing, and the remaining payments issuable at the end of July, August and September, 2018. All of the payments were made and upon issuance of the final payment, we have the right to enter into an asset transfer agreement for the nominal cost of one euro (€1).

On or about October 22, 2018 we entered into an asset purchase agreement with Modevity, LLC (“Modevity”) to acquire certain assets collectively known as ARALOC™, a software-as-a service (“SaaS”) platform that provides cloud-based data storage, protection, and workflow automation. The acquired assets consist of intellectual and related intangible property including applications and associated software code, and trademarks. While the Company did not acquire any of the customers or customer contracts of Modevity, the Company did acquire access to books and records related to the customers and revenues Modevity created on the ARALOC™ platform as part of the asset purchase agreement. These assets were substantially less than the total assets of Modevity, and revenues from the platform comprised a portion of the overall sales of Modevity. We are required to create the technical capabilities to support the ongoing operation of this SaaS platform. A substantial effort on the part of the Company is needed to continue generating ARALOC™ revenues through development of a sales force, as well as billing and collection processes. We paid Modevity (i) $200,000 in cash; (ii) $750,000, in the form of our 10-month promissory note; and, (iii) 164,533,821 shares of our common stock. In July 2020 the Company completed all payments due to Modevity under the asset purchase agreement.

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On February 7, 2019, we entered into an Exclusive License and Management Agreement (the “License Agreement”) with WALA, INC., which conducts business under the name ArcMail Technology (“ArcMail”). Under the License Agreement, we were granted the exclusive right and license to receive all benefits from the marketing, selling and licensing, of the ArcMail business products, including, without limitation, the goodwill of the business. The term of the License Agreement is twenty-seven (27) months, with the following payments to be made by the Company to ArcMail: (i) $200,000 upon signing the License Agreement; (ii) monthly payments starting 30 days after the execution of the License Agreement in the amount of $25,000 per month during months one through six; (iii) monthly payments in the amount of $30,000 per month during months seven through 17; and (iv) in month 18, final payment in the amount of $765,000. In connection with the execution of the License Agreement, two other agreements were also executed: (a) a Stock Purchase Rights Agreement, under which the Company has the right, though not the obligation, to acquire 100% of the issued and outstanding shares of stock of ArcMail from Rory Welch, the CEO of ArcMail (the right can be exercised over a period of 27 months); and (b) a Business Covenants Agreement, under which ArcMail and Mr. Welch agreed to not compete with the Company’s use of the ArcMail business under the License for a period of twenty-four (24) months. Mr. Welch shall continue to serve as ArcMail’s CEO. The Company has not purchased any outstanding shares under the Stock Purchase Rights Agreement.

On June 21, 2019, the Company filed an amendment to its articles of incorporation to increase the total number authorized shares of the Company’s common stock, par value $0.001 per share, from 8,888,000,000 shares to 15,000,000,000 shares.

On June 26, 2019 we furnished notice to the holders of record of our outstanding shares of (i) common stock, $0.001 par value per share and (ii) Convertible Preferred Series A Stock, $0.001 par value per share (“Series A Preferred Stock”), that as of June 24, 2019 (the “Record Date”) and on that date, in accordance with Section 78.320 of the Nevada Revised Statutes (the “NRS”), a stockholder of the Company holding a majority of the voting power of the Company as of the Record Date (the “Consenting Stockholder”) approved the following corporate actions:

(1) Amendment of our articles of incorporation (“Articles of Incorporation”) to provide for a decrease in the authorized shares of the Company’s common stock, $0.001 par value per share, from 15,000,000,000 shares to 60,000,000 shares (the “Authorized Common Stock Reduction”);

(2) Amendment of our Articles of Incorporation to provide for a decrease in the authorized shares of the Company’s preferred stock, $0.001 par value per share, from 50,000,000 shares to 337,500 shares (the “Authorized Preferred Stock Reduction”);

(3) That the Board of Directors of the Company (the “Board of Directors”) be authorized to implement a reverse stock split of the Company’s common stock, $0.001 par value per share, and preferred stock, $0.001 par value per share, each at a ratio of 1:750 (the “Reverse Stock Split”);

(4) Adoption of the LandStar, Inc. 2019 Omnibus Stock Incentive Plan (the “2019 Plan”); and

(5) Amendment of our Articles of Incorporation to change our corporate name from “LandStar, Inc.” to “Data443 Risk Mitigation, Inc.” (the “Name Change”).

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC to acquire certain assets collectively known as DataExpress®, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of approximately $98,000 in liabilities and, (iv) approximately 2,465,753 shares of our common stock. As of September 30, 2019, these shares have not been issued and are recorded as “Stock issuable for asset purchase” included in additional paid in capital.

On October 14, 2019, the Company filed an amendment to its Articles of Incorporation to change its name to Data443 Risk Mitigation, Inc., and to effect a 1-for-750 reverse stock split of its issued and outstanding shares of common and preferred shares, each with $0.001 par value, and to reduce the numbers of authorized common and preferred shares to 60,000,000 and 337,500, respectively. On October 28, 2019, the name change and the split and changes in authorized common and preferred shares was effected, resulting in approximately 7,282,678,714 issued and outstanding shares of the Company’s common stock to be reduced to approximately 9,710,239, and 1,000,000 issued and outstanding shares of the Company’s preferred shares to be reduced to 1,334 as of October 28, 2019. All per share amounts and number of shares, including the authorized shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split and decrease in authorized common and preferred shares.

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On March 05, 2020 the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 250,000,000. On April 15, 2020 the Company further amended its Articles of Incorporation to increase the number of shares of authorized common stock to 750,000,000. On August 17, 2020 the Company again amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1.5 billion. On November 25, 2020 the Company filed a Certificate of Designation to authorize and create its Series B Preferred shares, consisting of 80,000 shares. On December 15, 2020 the Company again amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1.8 billion.

Business Overview

We are in the data security and privacy business, operating today as a software and services provider. The Company is the de facto industry leader in data privacy solutions for All Things Data Security™, providing software and services to enable secure data across local devices, network, cloud, and databases, at rest and in flight. Its suite of products and services is highlighted by: (i) ARALOC™, which is a market leading secure, cloud-based platform for the management, protection and distribution of digital content to the desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from leakage — malicious or accidental — without impacting collaboration between all stakeholders; (ii) DATAEXPRESS®, the leading data transport, transformation and delivery product trusted by leading financial organizations worldwide; (iii) ArcMail™, which is a leading provider of simple, secure and cost-effective email and enterprise archiving and management solutions; (iv) ClassiDocs® the Company’s award-winning data classification and governance technology, which supports CCPA, LGPD, and GDPR compliance; (v) ClassiDocs™ for Blockchain, which provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks; (vi) Data443® Global Privacy Manager, the privacy compliance and consumer loss mitigation platform which is integrated with ClassiDocs™ to do the delivery portions of GDPR and CCPA as well as process Data Privacy Access Requests – removal request – with inventory by ClassiDocs™; (vii) Resilient Access™, which enables fine-grained access controls across myriad platforms at scale for internal client systems and commercial public cloud platforms like Salesforce, Box.Net, Google G Suite, Microsoft OneDrive and others; (viii) Data443™ Chat History Scanner, which scans chat messages for Compliance, Security, PII, PI, PCI & custom keywords; (ix) the CCPA Framework WordPress plugin, which enables organizations of all sizes to comply with the CCPA privacy framework; (x) FileFacets™, a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops; (xi) the GDPR Framework WordPress plugin, with over 30,000 active users and over 400,000 downloads it enables organizations of all sizes to comply with the GDPR and other privacy frameworks; and (xii) IntellyWP™, a leading purveyor of user experience enhancement products for webmasters for the world’s largest content management platform, WordPress.

Data security and privacy legislation is driving significant investment by organizations to offset risks from data breaches and damaging information disclosures of various types. We provide solutions for the marketplace that are designed to protect data via the cloud, hybrid, and on-premises architectures. Our suite of security products focus on protection of: sensitive files and emails; confidential customer, patient, and employee data; financial records; strategic and product plans; intellectual property; and any other data requiring security, allowing our clients to create, share, and protect their data wherever it is stored.

We deliver solutions and capabilities via all technical architectures, and in formats designed for each client. Licensing and subscription models are available to conform to customer purchasing requirements. Our solutions are driven by several proprietary technologies and methodologies that we have developed or acquired, giving us our primary competitive advantage.

We sell substantially all of our products and services directly to end-users, though some sales may also be effected through channel partners, including distributors and resellers which sell to end-user customers. We believe that our sales model, which combines the leverage of a channel sales model with our own highly trained and professional sales force, will play a significant role in our ability to grow and to successfully deliver our value proposition for data security. While our products serve customers of all sizes in all industries, the marketing focus and majority of our sales focus is on targeting organizations with 100 users or more who can make larger purchases with us over time and have a greater potential lifetime value.

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Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the section titled “Risk Factors.” These risks include, but are not limited to, the following:

●	We will need additional capital to fund our operations;

●	There is substantial doubt about our ability to continue as a going concern;

●	We will face intense competition in our market, and we may lack sufficient financial and other resources to maintain and improve our competitive position;

●	We are dependent on the continued services and performance of our chief executive officer, Jason Remillard;

●	Our common stock is currently quoted on the OTC Pink and is thinly-traded, reducing your ability to liquidate your investment in us;

●	We have had a history of losses and may incur future losses, which may prevent us from attaining profitability;

●	The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance;

●	We have shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control;

●	We have never paid and do not intend to pay cash dividends;

●	Our sole director and chief executive officer has the ability to control all matters submitted to stockholders for approval, which limits minority stockholders’ ability to influence corporate affairs; and

●	The other factors described in “Risk Factors.”

Corporate Information

Our principal executive offices are located at 101 J Morris Commons Lane, Suite 105, Morrisville, North Carolina 27560, and our telephone number is (919) 858-6542.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of certain reduced disclosure and other requirements that are otherwise generally applicable to public companies. As a result, the information that we provide to stockholders may be different than the information you may receive from other public companies in which you hold equity. For example, so long as we are an emerging growth company:

●	we are not required to engage an auditor to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

●	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and

●	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation.

We may take advantage of these reduced disclosure and other requirements until the last day of our fiscal year following the fifth anniversary of the completion of our IPO, or such earlier time that we are no longer an emerging growth company. For example, if certain events occur before the end of such five-year period, including if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period, we will cease to be an emerging growth company.

As mentioned above, the JOBS Act permits us, as an emerging growth company, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to opt out of the extended transition period which means that when an accounting standard is issued or revised, and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make it difficult or impossible because of the potential differences in accounting standards used to compare our financial statements with the financial statements of a public company that is not an emerging growth company, or the financial statements of an emerging growth company that has opted out of using the extended transition period.

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OFFERING SUMMARY

Shares of Common Stock currently outstanding	1,015,299,215 shares

Shares of Common Stock being offered	266,666,667 shares of Common Stock issuable to Triton under the terms of the CSPA and the Warrant Agreement.

Common stock to be outstanding immediately after this offering[1]	1,281,965,882 shares

Offering price per share	The Selling Security Holder may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock offered by the Selling Security Holder. However, we will receive proceeds from initial sale of shares to Triton, pursuant to the CSPA and the Warrant Agreement. The proceeds from the sale of shares will be used for general corporate and working capital purposes, repayment of debt, and potential acquisitions.

Risk factors	Investing in our common stock involves a high degree of risk, and the purchasers of our Common Stock may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors” beginning on page 12 and the other information in this Prospectus.

Trading Symbol	Our Common Stock is quoted on the OTC Pink under the symbol “ATDS.”

1 The number of shares of our common stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 1,015,299,215 shares outstanding as of January 21,2021, and excluding the 266,666,667 shares of Common Stock issuable in this offering.

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FINANCIAL SUMMARY

The following table presents a summary of certain of our historical financial information. Historical results are not necessarily indicative of future results and you should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this Prospectus. The summary financial data as of December 31, 2019 and December 31, 2018, and for the fiscal years ended December 31, 2019 and 2018 was derived from our audited financial statements included elsewhere in this Prospectus. The summary financial data as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019, was derived from our unaudited interim financial statements included elsewhere in this Prospectus. The summary financial data in this section is not intended to replace the financial statements and is qualified in its entirety by the financial statements and related notes included elsewhere in this Prospectus.

	Nine Months Ended September 30,		Fiscal Year Ended December 31,
Statement of Operations Data:	2020	2019	2019	2018

Revenue	$1,644,087	$1,129,785	$1,453,413	$28,722
Cost of goods sold	161,749	86,982	117,106	-
Total operating expenses	4,100,856	3,665,785	5,270,386	(2,230,025)
Total other (expenses) income	(11,635,817)	6,650,312	3,326,708	(12,861,308)
Net Income (Loss)	$(14,254,335)	$4,027,330	$(607,.71)	$(15,091,333)
Net Income (Loss) per Common Share, Basic	$(0.09)	$0.45	$(0.07)	$(2.59)
Net Income (Loss) per Common Share, Diluted	$(0.09)	$0.42	$(0.07)	$(2.59)
Weighted Average Number of Shares Outstanding, Basic	156,095,522	8,853,850	9,198,761	5,816,217
Weighted Average Number of Shares Outstanding, Diluted	156,095,522	9,607,448	9,198,761	5,816,217

	As of
Balance Sheet Data:	September 30, 2020	December 31, 2019	December 31, 2018

Cash	$482,715	$18,673	$324,935
Working Capital Deficiency	(9,087,554)	(9,403,571)	(13,937,457)
Total Assets	3,409,868	3,749,734	2,114,768
Total Liabilities	10,615,562	10,146,185	14,422,142
Additional Paid-In Capital	28,051,429	15,204,771	8,689,353
Accumulated Deficit	(35,865,250)	(21,610,915)	(21,003,544)
Total Stockholders’ Deficit	$(7,205,694)	$(6,396,451)	$(12,307,374)

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RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risks before investing in our securities. If any of the following risks actually occur, as well as other risks not currently known to us or that we currently consider immaterial, our business, operating results and financial condition could be materially adversely affected. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Special Information Regarding Forward-Looking Statements

Some of the statements in this Prospectus are “forward-looking statements”. These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.

Risks Related to Our Business and Industry

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in us may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

Technology is constantly undergoing significant changes and evolutions and it is imperative that we keep up with an ever changing technological landscape in order to ensure the continued viability of our products and services.

Our industry is categorized by rapid technological progression, ever increasing innovation, changes in customer requirements, legal and regulatory compliance mandates, and frequent new product introductions. As a result, we must continually change and improve our products in response to such changes, and our products must also successfully interface with products from other vendors, which are also subject to constant change. While we believe we have the competency to aid our clients in all aspects of data security, we will need to constantly work on improving our current assets in order to keep up with technological advances that will almost certainly occur.

We cannot guarantee that we will be able to anticipate future market needs and opportunities or be able to develop new products or expand the functionality of our current products in a timely manner or at all. Even if we are able to anticipate, develop and introduce new products and expand the functionality of our current products, there can be no assurance that enhancements or new products will achieve widespread market acceptance. Should we fail to do so, our business may be adversely affected and in the worst possible scenario, we may have to cease operations altogether if we do not adapt to the constant changes that occur in the way business is conducted.

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We intend to acquire or invest in companies, which may divert our management’s attention and result in additional dilution to our stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions.

Our success will depend, in part, on our ability to expand our solutions and services and grow our business in response to changing technologies, customer demands and competitive pressures. It is our express plan to do so through the acquisition of, or investment in, new or complementary businesses and technologies rather than through internal development. The identification of suitable acquisition or investment candidates can be difficult, time-consuming, and costly, and we may not be able to successfully complete identified acquisitions or investments. The risks we face in connection with acquisitions and/or investments include:

●	an acquisition may negatively affect our operating results because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by stockholders and third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;
●	we may encounter difficulties or unforeseen expenditures in integrating the business, technologies, products, personnel or operations of any company that we acquire;
●	an acquisition or investment may disrupt our ongoing business, divert resources, increase our expenses, and distract our management;
●	an acquisition may result in a delay or reduction of customer purchases for both us and the company acquired due to customer uncertainty about continuity and effectiveness of service from either company;
●	we may encounter difficulties in, or may be unable to, successfully sell any acquired products or effectively integrate them into or with our existing solutions;
●	our use of cash to pay for acquisitions or investments would limit other potential uses for our cash;
●	if we incur debt to fund any acquisitions or investments, such debt may subject us to material restrictions on our ability to conduct our business; and
●	if we issue a significant amount of equity securities in connection with future acquisitions, existing stockholders may be diluted and earnings per share may decrease.

The occurrence of any of these risks could adversely affect our business, operating results and financial condition.

We will face intense competition in our market, especially from larger, well established companies, and we may lack sufficient financial and other resources to maintain and improve our competitive position.

The market for data security and data governance solutions is intensely competitive and is characterized by constant change and innovation. We face competition from both traditional, larger software vendors offering enterprise-wide software frameworks and services, and smaller companies offering point solutions for specific identity and data governance issues. We also compete with IT equipment vendors and systems management solution providers whose products and services address identity and data governance requirements. Our principal competitors vary depending on the product we offer. Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages, such as:

●	greater name recognition and longer operating histories;
●	more comprehensive and varied products and services;
●	broader product offerings and market focus;
●	greater resources to develop technologies or make acquisitions;
●	more expansive intellectual property portfolios;
●	broader distribution and established relationships with distribution partners and customers;
●	greater customer support resources; and
●	substantially greater financial, technical, and other resources.

Given their larger size, greater resources, and existing customer relationships, our competitors may be able to compete and respond more effectively than we can to new or changing opportunities, technologies, standards, or customer requirements. Our competitors may also seek to extend or supplement their existing offerings to provide data security and data governance solutions that more closely compete with our offerings. Potential customers may also prefer to purchase, or incrementally add solutions, from their existing suppliers rather than a new or additional supplier regardless of product performance or features.

In addition, with the recent increase in large merger and acquisition transactions in the technology industry, particularly transactions involving cloud-based technologies, there is a greater likelihood that we will compete with other large technology companies in the future. Some of our competitors have made acquisitions or entered into strategic relationships to offer a more comprehensive product than they individually had offered. Companies and alliances resulting from these possible consolidations and partnerships may create more compelling product offerings and be able to offer more attractive pricing, making it more difficult for us to compete effectively. In addition, continued industry consolidation may adversely impact customers’ perceptions of the viability of small and medium-sized technology companies and consequently their willingness to purchase from those companies. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering by our competitors or continuing market consolidation. These competitive pressures in our market or our failure to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, increased net losses, and loss of market share. Any failure to meet and address these factors could adversely affect our business, financial condition, and operating results.

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We are dependent on the continued services and performance of our chief executive officer, Jason Remillard, the loss of whom could adversely affect our business.

Our future performance depends in large part on the continued services and continuing contributions of our chief executive officer and sole director, Jason Remillard, to successfully manage our company, to execute on our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of Mr. Remillard could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

Our officers and directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our chief executive officer and sole director, Jason Remillard, lacks experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an officer and director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings, and ultimate financial success could suffer irreparable harm due to Mr. Remillard’s lack of experience with publicly-traded companies and their reporting requirements in general. Notwithstanding Mr. Remillard’s recent experience as our CEO and his commitment to best public company practices, there is no assurance he will be successful.

A failure to hire and integrate additional sales and marketing personnel or maintain their productivity could adversely affect our results of operations and growth prospects.

Our business requires intensive sales and marketing activities. Our sales and marketing personnel are essential to attracting new customers and expanding sales to the customers we recently acquired through acquisitions; this is key to our future growth. We face a number of challenges in successfully expanding our sales force. We must locate and hire a significant number of qualified individuals, and competition for such individuals is intense. We may be unable to achieve our hiring or integration goals due to a number of factors, including, but not limited to, the number of individuals we hire; challenges in finding individuals with the correct background due to increased competition for such hires; and increased attrition rates among new hires and existing personnel. Furthermore, based on our past experience, it often can take up to 12 months before a new sales force member is trained and operating at a level that meets our expectations. We plan to invest significant time and resources in training new members of our sales force, and we may be unable to achieve our target performance levels with new sales personnel as rapidly as we have done in the past due to larger numbers of hires or lack of experience training sales personnel to operate in new jurisdictions. Our failure to hire a sufficient number of qualified individuals, to integrate new sales force members within the time periods we have achieved historically or to keep our attrition rates at levels comparable to others in our industry may materially impact our projected growth rate.

If we are unable to attract new customers and expand sales to existing customers, both domestically and internationally, our growth could be slower than we expect, and our business may be harmed.

Our future growth depends in part upon increasing our customer base. Our ability to achieve significant growth in revenues in the future will depend, in large part, upon the effectiveness of our sales and marketing efforts, both domestically and internationally, and our ability to attract new customers. If we fail to attract new customers and maintain and expand those customer relationships, our revenues will grow more slowly than expected, and our business will be harmed.

Our future growth also depends upon expanding sales of our products to existing customers and their organizations. If our customers do not purchase additional licenses or capabilities, our revenues may grow more slowly than expected, may not grow at all, or may decline. There can be no assurance that our efforts would result in increased sales to existing customers and additional revenues. If our efforts are not successful, our business would suffer.

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If we are unable to maintain successful relationships with our channel partners, our business could be adversely affected.

We intend to rely on channel partners, such as distribution partners and resellers, to sell licenses and support and maintenance agreements. Our ability to achieve revenue growth in the future may depend in part on our success in maintaining successful relationships with our channel partners. Agreements with channel partners tend to be non-exclusive, meaning our channel partners may offer customers the products of several different companies. If our channel partners do not effectively market and sell our products and services, choose to use greater efforts to market and sell their own products or those of others, or fail to meet the needs of our customers, our ability to grow our business may be adversely affected. Further, agreements with channel partners generally allow them to terminate their agreements for any reason upon 30 days’ notice. A termination of the agreement has no effect on orders already placed. The loss of a substantial number of our channel partners, our possible inability to replace them, or the failure to recruit additional channel partners could materially and adversely affect our results of operations. If we are unable to maintain our relationships with these channel partners, our business, results of operations, financial condition, or cash flows could be adversely affected.

Breaches in our security, cyber-attacks, or other cyber-risks could expose us to significant liability and cause our business and reputation to suffer.

Our operations involve transmission and processing of our customers’ confidential, proprietary, and sensitive information. We have legal and contractual obligations to protect the confidentiality and appropriate use of customer data. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks as a result of third party action, employee error, or misconduct. Security risks, including, but not limited to, unauthorized use or disclosure of customer data, theft of proprietary information, loss or corruption of customer data and computer hacking attacks or other cyber-attacks, could expose us to substantial litigation expenses and damages, indemnity and other contractual obligations, government fines and penalties, mitigation expenses and other liabilities. We are continuously working to improve our information technology systems, together with creating security boundaries around our critical and sensitive assets. We provide advance security awareness training to our employees and contractors that focuses on various aspects of the cyber security world. All of these steps are taken in order to mitigate the risk of attack and to ensure our readiness to responsibly handle any security violation or attack. However, because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures and our products could be harmed, we could lose potential sales and existing customers, our ability to operate our business could be impaired, and we may incur significant liabilities.

Failure to protect our proprietary technology and intellectual property rights could substantially harm our business.

The success of our business depends on our ability to obtain, protect, and enforce our trade secrets, trademarks, copyrights, patents and other intellectual property rights. We attempt to protect our intellectual property under patent, trademark, copyright and trade secret laws, and through a combination of confidentiality procedures, contractual provisions and other methods, all of which offer only limited protection. The process of obtaining patent protection is expensive and time-consuming, and we may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions. In addition, issuance of a patent does not guarantee that we have an absolute right to practice the patented invention.

Our policy is to require our employees (and our consultants and service providers that develop intellectual property included in our products) to execute written agreements in which they assign to us their rights in potential inventions and other intellectual property created within the scope of their employment (or, with respect to consultants and service providers, their engagement to develop such intellectual property), but we cannot assure you that we have adequately protected our rights in every such agreement or that we have executed an agreement with every such party. Finally, in order to benefit from intellectual property protection, we must monitor, detect, and pursue infringement claims in certain circumstances in relevant jurisdictions, all of which is costly and time-consuming. As a result, we may not be able to obtain adequate protection of our intellectual property.

The data security, cyber-security, data retention, and data governance industries are characterized by the existence of a large number of relevant patents and frequent claims and related litigation regarding patent and other intellectual property rights. From time-to-time, third parties have asserted and may assert their patent, copyright, trademark and other intellectual property rights against us, our channel partners, or our customers. Successful claims of infringement or misappropriation by a third party could prevent us from distributing certain products or performing certain services or could require us to pay substantial damages (including, for example, treble damages if we are found to have wilfully infringed patents and increased statutory damages if we are found to have wilfully infringed copyrights), royalties or other fees. Such claims also could require us to cease making, licensing or using solutions that are alleged to infringe or misappropriate the intellectual property of others or to expend additional development resources to attempt to redesign our products or services or otherwise to develop non-infringing technology. Even if third parties may offer a license to their technology, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, results of operations or financial condition to be materially and adversely affected. In some cases, we indemnify our channel partners and customers against claims that our products infringe the intellectual property of third parties. Defending against claims of infringement or being deemed to be infringing the intellectual property rights of others could impair our ability to innovate, develop, distribute, and sell our current and planned products and services. If we are unable to protect our intellectual property rights and ensure that we are not violating the intellectual property rights of others, we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time, and effort required to create the innovative products that have enabled us to be successful to date.

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Real or perceived errors, failures, or bugs in our technology could adversely affect our growth prospects.

Because we use complex technology, undetected errors, failures, or bugs may occur. Our technology is often installed and used in a variety of computing environments with different operating system management software, and equipment and networking configurations, which may cause errors or failures of our technology or other aspects of the computing environment into which it is deployed. In addition, deployment of our technology into computing environments may expose undetected errors, compatibility issues, failures, or bugs in our technology. Despite testing by us, errors, failures, or bugs may not be found until our technology is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our technology, which could result in customer dissatisfaction and adversely impact the perceived utility of our products. Any of these real or perceived errors, compatibility issues, failures, or bugs could result in negative publicity, reputational harm, loss of or delay in market acceptance, loss of competitive position, or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem.

We are subject to federal, state and industry privacy and data security regulations, which could result in additional costs and liabilities to us or inhibit sales of our software.

The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many federal, state, and foreign government bodies and agencies have adopted or are considering adopting privacy and data security laws and regulations. In addition, privacy advocates and industry groups may propose new and different self-regulatory standards that either legally or contractually apply to us. Because the interpretation and application of privacy and data protection laws are still uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data security practices. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our technology, which could have an adverse effect on our business. Any inability to adequately address privacy concerns, even if unfounded, or comply with applicable privacy or data protection laws, regulations and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely affect our business.

Because our long-term success depends, in part, on our ability to expand the sales and marketing of our technology and solutions to customers located outside of the United States, our business will be susceptible to risks associated with international operations.

We intend to expand our international sales and marketing operations. Conducting international operations subjects us to risks that we do not generally face in the United States. These risks include:

●	political instability, war, armed conflict or terrorist activities;
●	challenges developing, marketing, selling and implementing our technology and solutions caused by language, cultural, and ethical differences and the competitive environment;
●	heightened risks of unethical, unfair, or corrupt business practices, actual or claimed, in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and result in restatements of, and irregularities in, financial statements;
●	competition from bigger and stronger companies in the new markets;
●	laws imposing heightened restrictions on data usage and increased penalties for failure to comply with applicable laws, particularly in the EU;
●	currency fluctuations;
●	management communication and integration problems resulting from cultural differences and geographic dispersion;
●	potentially adverse tax consequences, including multiple and possibly overlapping tax structures, the complexities of foreign value added tax systems, restrictions on the repatriation of earnings and changes in tax rates;
●	uncertainty around how the United Kingdom’s decision to exit the EU will impact its access to the European Union Single Market, the related regulatory environment, the global economy, and the resulting impact on our business; and
●	lack of familiarity with local laws, customs and practices, and laws and business practices favoring local competitors or commercial parties.

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The occurrence of any one of these risks could harm our international business and, consequently, our operating results. Additionally, operating in international markets requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required to operate in other countries will produce desired levels of revenue or net income.

The adoption of the recent tax reform and the enactment of additional legislation changing the United States taxation of international business activities could materially impact our financial position and results of operations.

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the “TCJA”), which significantly reformed the Internal Revenue Code. The TCJA, among other things, included changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest, restricts the use of net operating loss carry-forwards arising after December 31, 2017, allows for the expensing of capital expenditures, and puts into effect the migration from a “worldwide” system of taxation to a territorial system. We continue to examine the impact this tax reform legislation may have on our business. Due to the proposed expansion of our international business activities, any changes in the U.S. taxation of such activities may increase our worldwide effective tax rate and adversely affect our financial position and results of operations. Further, foreign governments may enact tax laws in response to the TCJA that could result in further changes to global taxation and materially affect our financial position and results of operations. The impact of the TCJA on holders of our securities is uncertain. We urge our stockholders to consult with their legal and tax advisors with respect to such legislation and the potential tax consequences.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business. Additionally, the adoption of new or revised accounting principles may require that we make significant changes to our systems process and controls.

Our business is subject to the risks of fire, power outages, floods, earthquakes and other catastrophic events, and to interruption by manmade problems such as terrorism.

A significant natural disaster, such as a fire, flood or an earthquake, or a significant power outage could have a material adverse impact on our business, results of operations and financial condition. In the event our customers’ information technology systems or our channel partners’ selling or distribution abilities are hindered by any of these events, we may miss financial targets, such as revenues and sales targets, for a particular quarter. Further, if a natural disaster occurs in a region from which we derive a significant portion of our revenue, customers in that region may delay or forego purchases of our products, which may materially and adversely impact our results of operations for a particular period. In addition, acts of terrorism could cause disruptions in our business or the business of channel partners, customers or the economy as a whole. All of the aforementioned risks may be exacerbated if the disaster recovery plans for us and our channel partners prove to be inadequate. To the extent that any of the above results in delays or cancellations of customer orders, or the delay in the manufacture, deployment or shipment of our products, our business, financial condition and results of operations would be adversely affected.

We anticipate that our operations will continue to increase in complexity as we grow, which will add additional challenges to the management of our business in the future.

We expect that our business will grow as we execute on our business plan, and that as we grow our operations will increase in complexity. To effectively manage this growth, we have made and continue to make substantial investments to improve our operational, financial and management controls as well as our reporting systems and procedures. Further, as our customer base grows, we will need to expand our professional services and other personnel. We also will need to effectively manage our direct and indirect sales processes as the number and type of our sales personnel and channel partners grows and becomes more complex, and as we expand into foreign markets. If we are unable to effectively manage the increasing complexity of our business and operations, the quality of our technology and customer service could suffer, and we may not be able to adequately address competitive challenges. These factors could all negatively impact our business, operations, operating results, and financial condition.

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Any failure to offer high-quality customer service may adversely affect our relationships with our customers and our financial results.

Our customers depend on our customer success organization to manage the post-sale customer lifecycle, including to implement new applications for our customers, provide training and ongoing education services, and resolve technical issues relating to our applications. We may be unable to respond quickly enough to accommodate short-term increases in demand for our customer success services. We also may be unable to modify the format of our customer success services to compete with changes in similar services provided by our competitors. Increased customer demand for these services, without corresponding revenue, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on the reliable functional operation of our applications, our business reputation, and positive recommendations from our existing customers. Any failure to maintain high-quality customer service, or a market perception that we do not maintain high-quality customer service, could adversely affect our reputation, our ability to sell our applications to existing and prospective customers and our business, operating results and financial position.

If the market for cloud-based enterprise work management applications develops more slowly than we expect, or declines, our business could be adversely affected.

The market for cloud-based enterprise work management applications is not as mature as the market for legacy on-premise enterprise systems, and it is uncertain whether cloud-based applications will achieve and sustain high levels of customer demand and market acceptance. Our success will depend to a substantial extent on increased adoption of cloud-based applications, and of our enterprise work management software applications in particular. Many large organizations have invested substantial personnel and financial resources to integrate legacy on-premise enterprise systems into their businesses, and therefore may be reluctant or unwilling to migrate to cloud-based applications or away from their traditional vendors or to new practices because of the organizational changes often required to successfully implement new enterprise work management systems. In addition, we do not know whether the adoption of enterprise work management software will continue to grow and displace manual processes and traditional tools, such as paper-based techniques, spreadsheets, and email. It is difficult to predict customer adoption rates and demand for our applications, the future growth rate and size of the cloud-based software application market or the entry of competitive products. The expansion of the cloud-based software application market depends on a number of factors, including the cost, performance, and perceived value associated with cloud-based applications, as well as the ability of cloud-based application companies to address security and privacy concerns. If other cloud-based software application providers experience security incidents, loss of customer data, disruptions in delivery or other problems, the market for cloud-based applications as a whole, including our enterprise work management applications, may be negatively affected. If cloud-based applications do not achieve widespread adoption, or there is a reduction in demand for cloud-based applications caused by a lack of customer acceptance, technological challenges, weakening economic conditions, security or privacy concerns, competing technologies and products, decreases in corporate spending or otherwise, our revenues may decrease and our business could be adversely affected.

We have made and expect to continue to make acquisitions as a primary component of our growth strategy. We may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or we may be unable to successfully integrate acquisitions, which could disrupt our operations and adversely impact our business and operating results.

A primary component of our growth strategy has been to acquire complementary businesses to grow our company. For example, in September 2019, we acquired certain assets collectively known as DataExpressTM, a software platform for secure sensitive data transfer within the hybrid cloud. We intend to continue to pursue acquisitions of complementary technologies, products, and businesses as a primary component of our growth strategy to enhance the features and functionality of our applications, expand our customer base and provide access to new markets and increase benefits of scale. Acquisitions involve certain known and unknown risks that could cause our actual growth or operating results to differ from our expectations. For example:

●	we may not be able to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms;

●	we may pursue international acquisitions, which inherently pose more risks than domestic acquisitions;

●	we compete with others to acquire complementary products, technologies and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates;

●	we may not be able to obtain the necessary financing, on favorable terms or at all, to finance any or all of our potential acquisitions;

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●	we may ultimately fail to consummate an acquisition even if we announce that we plan to acquire a technology, product or business; and

●	acquired technologies, products, or businesses may not perform as we expect and we may fail to realize anticipated revenue and profits.

In addition, our acquisition strategy may divert management’s attention away from our existing business, resulting in the loss of key customers or employees, and expose us to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If we fail to conduct due diligence on our potential targets effectively, we may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Our inability to successfully integrate future acquisitions could impede us from realizing all of the benefits of those acquisitions and could severely weaken our business operations. The integration process may disrupt our business and, if new technologies, products, or businesses are not implemented effectively, may preclude the realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of new technologies, products, or businesses may result in unanticipated problems, expenses, liabilities, and competitive responses. The difficulties integrating an acquisition include, among other things:

●	issues in integrating the target company’s technologies, products or businesses with ours;

●	incompatibility of marketing and administration methods;

●	maintaining employee morale and retaining key employees;

●	integrating the cultures of both companies;

●	preserving important strategic customer relationships;

●	consolidating corporate and administrative infrastructures and eliminating duplicative operations; and

●	coordinating and integrating geographically separate organizations.

In addition, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings or growth opportunities that we expect. These benefits may not be achieved within the anticipated time frame, or at all.

Further, acquisitions may cause us to:

●	issue common stock that would dilute our current stockholders’ ownership percentage;

●	use a substantial portion of our cash resources;

●	increase our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

●	assume liabilities for which we do not have indemnification from the former owners; further, indemnification obligations may be subject to dispute or concerns regarding the creditworthiness of the former owners;

●	record goodwill and non-amortizable intangible assets that are subject to impairment testing and potential impairment charges;

●	experience volatility in earnings due to changes in contingent consideration related to acquisition earn-out liability estimates;

●	incur amortization expenses related to certain intangible assets;

●	lose existing or potential contracts as a result of conflict of interest issues;

●	become subject to adverse tax consequences or deferred compensation charges;

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●	incur large and immediate write-offs; or

●	become subject to litigation.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	demand for data security;

●	our ability to retain existing customers or encourage repeat purchases;

●	advertising and other marketing costs; and

●	general economic conditions.

The variability and unpredictability of these and other factors, many of which are outside of our control, could result in our failing to meet or exceed financial expectations for a given period. If our operating results in future quarters fall below the expectations of investors or any securities analysts that cover our stock, the price of our common stock could decline substantially.

The JOBS Act allows us to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies.” We meet the definition of an “emerging growth company” and so long as we qualify as an “emerging growth company,” we will be, among other things:

●	exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, which requires that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of our chief executive officer;

●	permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act and instead provide a reduced level of disclosure concerning executive compensation; and

●	exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as we qualify as an “emerging growth company”. We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company,” which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as we qualify as an “emerging growth company,” we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which we would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate us. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million. As a result, investor confidence in us and the market price of our common stock may be adversely affected.

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Notwithstanding the above, we are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million and annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time are we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Adverse economic conditions may negatively impact our business.

Our business depends on the overall demand for information technology and on the economic health of our current and prospective customers. Any significant weakening of the economy in the United States or Europe, or of the global economy, more limited availability of credit, a reduction in business confidence and activity, decreased government spending, economic uncertainty and other difficulties may affect one or more of the sectors or countries in which we sell our solutions. Global economic and political uncertainty may cause some of our customers or potential customers to curtail spending generally or IT and data security spending specifically and may ultimately result in new regulatory and cost challenges to our operations. In addition, a strong dollar could reduce demand for our products in countries with relatively weaker currencies. These adverse conditions could result in reductions in sales of our solutions, longer sales cycles, slower adoption of new technologies and increased price competition. Any of these events could have an adverse effect on our business, operating results and financial position.

Risks Related to this Offering and Ownership of Our Securities

Our common stock is currently quoted on the OTC Pink under the trading symbol “ATDS.” However, trading in stocks quoted on the OTC Pink is often thin. Therefore, you may be unable to liquidate your investment in our stock.

Trading in stocks quoted on the OTC Pink is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

We may not be successful in our attempts to list on a higher trading platform or exchange. As such, trading in our stock may be limited and you may not be able to liquidate your investment in our stock.

We intend to list our shares of common stock on higher trading platform (such as the OTC QB) or a national exchange (such as the New York Stock Exchange or NASDAQ. However, there is no assurance we will be successful. The OTC Pink is significantly more limited market than the New York Stock Exchange or the NASDAQ stock market. The quotation of our shares of common stock on the OTC Pink may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they desire to sell them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have had a history of operating losses since our inception and, as of September 30, 2020, we had an accumulated deficit of $35,865,250. We may incur operating losses in the future, and these losses could be substantial and impact our ability to attain profitability. We do not expect to significantly increase expenditures for product development, general and administrative expenses, and sales and marketing expenses; however, if we cannot increase revenue growth, we will not achieve or sustain profitability or positive operating cash flows. Even if we achieve profitability and positive operating cash flows, we may not be able to sustain or increase profitability or positive operating cash flows on a quarterly or annual basis.

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There is substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included an explanatory paragraph in their report in our audited financial statements for the fiscal year ended December 31, 2019 to the effect that our losses from operations and our negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering, or IPO, of our common stock, and because our stock traded on OTC Pink rather than being listed on a national securities exchange, research analysts of brokerage firms may not provide coverage of our company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we were to become a public reporting company by means of an IPO because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development.

Our common stock is subject to the SEC’s penny stock rules, which may make it difficult for broker-dealers to complete customer transactions and could adversely affect trading activity in our securities.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be less than $5.00 per share for some period of time and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;
●	receive the purchaser’s prior written agreement to the transaction;
●	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If required to comply with these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our stock price may experience substantial volatility as a result of a number of factors, including:

●	sales or potential sales of substantial amounts of our common stock;
●	the success of competitive products or technologies;
●	announcements about us or about our competitors, including new product introductions and commercial results;
●	the recruitment or departure of key personnel;
●	litigation and other developments;
●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
●	variations in our financial results or those of companies that are perceived to be similar to us; and
●	general economic, industry and market conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for Pink Sheet companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

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We currently have outstanding shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control.

We currently have outstanding two classes of stock, common stock and preferred stock; the preferred stock consists of one series, designated as Series A Preferred Stock. The holders of Series A Preferred Stock are entitled to vote on all matters submitted to holders of common stock at a conversion ratio of 15,000 votes for each share of Series A Preferred Stock.

As a result of the rights our preferred stockholders have, we may not be able to undertake certain corporate transactions, including equity or debt offerings necessary to raise sufficient capital to run our business, change of control transactions or other transactions that may otherwise be beneficial to our businesses. These provisions may discourage, delay, or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. The market price of our common stock could be adversely affected by the rights of our preferred stockholders.

We have never paid and do not intend to pay cash dividends.

We have never paid cash dividends on any of our capital stock and we currently intend to retain future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our common stockholders’ sole source of gain for the foreseeable future. Under the terms of our existing Articles of Incorporation, we cannot declare, pay or set aside any dividends on shares of any class or series of our capital stock, other than dividends on shares of common stock payable in shares of common stock, unless we pay dividends to the holders of our preferred stock. Additionally, without special stockholder and board approvals, we cannot currently pay or declare dividends and will be limited in our ability to do so until such time, if ever, that we are listed on a stock exchange.

Our sole director and chief executive officer has the ability to control all matters submitted to stockholders for approval, which limits minority stockholders’ ability to influence corporate affairs.

Our sole director and chief executive officer, Jason Remillard, holds 150,000 shares of our Series A Preferred Stock (each share votes as the equivalent of 15,000 shares of common stock on all matters submitted for a vote by the common stockholders), and as such, Mr. Remillard would be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, Mr. Remillard would control the election of directors and approval of any merger, consolidation, or sale of all or substantially all of our assets.

This concentration of voting power could delay or prevent a change of control of our company on terms that other stockholders may desire, which could deprive our stockholders from receiving a premium for their common shares. Concentrated ownership and control by Mr. Remillard could adversely affect the price of our common stock. Any material sales of common stock by Mr. Remillard, for example, could adversely affect the price of our common stock.

The interests of Mr. Remillard and his affiliates may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with and/or sales to other companies, selection of officers and directors, and other business decisions. The non-controlling stockholders are severely limited in their ability to override the decisions of Mr. Remillard.

Provisions in our articles of incorporation and bylaws and under Nevada law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our articles of incorporation and bylaws, respectively, may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors.

We will incur increased costs as a result of operating as a public reporting company, and our management will be required to devote substantial time to new compliance initiatives.

As a public reporting company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Complying with these laws and regulations requires the time and attention of our board of directors and management, and increases our expenses. We estimate that we will incur approximately $150,000 to $200,000 in 2020 to comply with public company compliance requirements with many of those costs recurring annually thereafter.

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Among other things, we will be required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
●	maintain policies relating to disclosure controls and procedures;
●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;
●	institute a more comprehensive compliance function, including corporate governance; and
●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our sole director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We currently have outstanding, and we may in the future issue, instruments which are convertible into shares of common stock, which will result in additional dilution to you.

We currently have outstanding instruments which are convertible into shares of common stock, and we may need to issue similar instruments in the future. In the event that these convertible instruments are converted into shares of common stock outstanding stock, or that we make additional issuances of other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors or the then current market price.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our current stockholders.

Our Articles of Incorporation authorizes the issuance of 1.8 billion shares of common stock, of which 1,015,299,215 shares were issued and outstanding as of January 21, 2021. In addition, 784,700,785 shares are reserved for future issuance pursuant to outstanding warrants, convertible notes, our stock incentive plan, or otherwise, all of which also includes all shares to be sold hereunder. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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An investment in our common stock is speculative and there can be no assurance of any return on any such investment.

An investment in our common stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations also may make it more difficult and expensive for us to obtain director and officer liability insurance and we may at times be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Thus, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our shares of common stock are thinly traded, and therefore the price may not accurately reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are thinly traded. Only a small percentage of our common stock is available to be traded, and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require that we compensate consultants with cash and/or stock.

There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to affect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144 or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the CSPA and the Warrant Agreement.

The sale of our common stock to Triton in accordance with the CSPA and the Warrant Agreement may have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline. The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Triton will pay less than the then-prevailing market price of our common stock, which could cause the price of our common stock to decline.

Our common stock to be issued under the CSPA will be purchased at a discount of at least 33.33%; the purchase price under the CSPA is $0.006 per share, and the closing price for our Common Stock must be at least at $0.009 per share.

Triton has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the purchase price and the market price. If Triton sells our shares, the price of our Common Stock may decrease. If our stock price decreases, Triton may have further incentive to sell such shares. Accordingly, the discounted sales price in the CSPA may cause the price of our Common Stock to decline.

We may not have access to the full amount under the CSPA.

The closing price of our Common Stock on December 22, 2020 was $0.0064. The minimum share price for a share purchase under the CSPA is $0.009. As such, unless the closing price of our Common Stock is at least $0.009, we will not have access to amount under the CSPA. At the current share price for our Common Stock, there will be no purchase under the CSPA.

Our management will have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds”, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities. These investments may not yield a favorable return to our security holders.

Since our common stock is currently quoted on the OTC Pink, our stockholders may face significant restrictions on the resale of our securities due to state “blue sky” laws and the sale of shares of our securities in this offering is subject to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state. We do not know whether our common stock will be registered or exempt from registration under the laws of any state. Since our common stock is currently quoted on the OTC Pink, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our common stock. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your common stock without the significant expense of state registration or qualification. In addition, since our common stock is currently quoted on the OTC Pink, the shares of our common stock sold in this offering are not “covered securities” for purposes of the Securities Act. The term “covered security” applies to securities preempted under federal law from state securities registration requirements due to their oversight by federal authorities and self-regulatory authorities, such as national securities exchanges. Because our common stock is not a “covered security,” the sale of shares of our common stock in this offering is subject to compliance with “blue sky” laws in each state or an exemption therefrom.

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Risks Related to the Covid-19 Pandemic

Adverse or uncertain macroeconomic or geopolitical conditions or reduced IT spending may adversely impact our business, revenues, and profitability.

Our business, operations and performance are dependent in part on worldwide economic conditions and events that may be outside of our control, such as political and social unrest, terrorist attacks, hostilities, malicious human acts, climate change, natural disasters (including extreme weather), pandemics or other major public health concerns and other similar events, and the impact these conditions and events have on the overall demand for enterprise computing infrastructure solutions and on the economic health and general willingness of our current and prospective end customers to purchase our solutions and to continue spending on IT in general. The global macroeconomic environment has been, and may continue to be, inconsistent, challenging and unpredictable due to international trade disputes, tariffs, including those recently imposed by the U.S. government on Chinese imports to the U.S., restrictions on sales and technology transfers, uncertainties related to changes in public policies such as domestic and international regulations, taxes, or international trade agreements, elections, geopolitical turmoil and civil unrests, instability in the global credit markets, uncertainties regarding the effects of the United Kingdom’s separation from the European Union, commonly known as “Brexit”, actual or potential government shutdowns, and other disruptions to global and regional economies and markets. Specifically, the recent and developing outbreak of a respiratory illness caused by the 2019 novel coronavirus that was named by the World Health Organization as COVID-19 (collectively with any future mutations or related strains thereof, “COVID-19”) has caused and may continue to cause travel bans or disruptions, supply chain delays and disruptions, and additional macroeconomic uncertainty. The impact of COVID-19 is fluid and uncertain, but it has caused and may continue to cause various negative effects, including an inability to meet with actual or potential customers, our end customers deciding to delay or abandon their planned purchases, us to delay, cancel, or withdraw from user and industry conferences and other marketing events, and delays or disruptions in our or our OEM partners’ supply chains, including delays or disruptions in procuring and shipping the hardware appliances on which our software solutions run. As a result, we may experience extended sales cycles, our ability to close transactions with new and existing customers and partners may be negatively impacted, potentially significantly, our ability to recognize revenue from software transactions we do close may be negatively impacted, potentially significantly, our demand generation activities, and the efficiency and effect of those activities, may be negatively affected, our ability to provide 24x7 worldwide support and/or replacement parts to our end customers may be effected, and it has been and, until the COVID-19 outbreak is contained, will continue to be more difficult for us to forecast our operating results. These macroeconomic challenges and uncertainties, including the COVID-19 outbreak, have, and may continue to, put pressure on global economic conditions and overall IT spending and may cause our end customers to modify spending priorities or delay or abandon purchasing decisions, thereby lengthening sales cycles and potentially lowering prices for our solutions, and may make it difficult for us to forecast our sales and operating results and to make decisions about future investments, any of which could materially harm our business, operating results and financial condition.

Public health threats or outbreaks of communicable diseases could have a material adverse effect on the Company’s operations and overall financial performance.

The Company may face risks related to public health threats or outbreaks of communicable diseases. A global health crisis, such as the current outbreak of coronavirus or COVID-19, could adversely affect the United States and global economies and limit the ability of enterprises to conduct business for an indefinite period of time. The current outbreak of COVID-19 has negatively impacted the global economy, disrupted financial markets, and international trade, resulted in increased unemployment levels and significantly impacted global supply chains, all of which have the potential to impact the Company’s business.

In addition, government authorities have implemented various mitigation measures, including travel restrictions, limitations on business operations, stay-at-home orders, and social distancing protocols. The economic impact of the aforementioned actions may impair our ability to sustain sufficient financial liquidity and impact our financial results. Specifically, the continued spread of COVID-19 and efforts to contain the virus could: (i) result in an increase in costs related to delayed payments from customers and uncollectable accounts, (ii) cause a reduction in revenue related to late fees and other charges related to governmental regulations, (iii) cause delays and disruptions in the supply chain related to obtaining necessary materials for our network infrastructure or customer equipment, (iv) cause workforce disruptions, including the availability of qualified personnel; and (v) cause other unpredictable events.

As we cannot predict the duration or scope of the global health crisis, the anticipated negative financial impact to our operating results cannot be reasonably estimated, but could be material and last for an extended period of time.

Prolonged economic uncertainties or downturns could materially adversely affect our business.

Our business depends on our current and prospective customers’ ability and willingness to invest money in IT services, and more importantly cybersecurity projects, which in turn is dependent upon their overall economic health. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from COVID-19 and numerous other factors beyond our control, could cause a decrease in business investments, including corporate spending on enterprise software in general and negatively affect the rate of growth of our business. Uncertainty in the global economy makes it extremely difficult for our customers and us to forecast and plan future business activities accurately. This could cause our customers to reevaluate decisions to purchase our product or to delay their purchasing decisions, which could lengthen our sales cycles.

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We have a significant number of customers, many of which are impacted significantly by the economic turmoil caused by the COVID-19 pandemic. Our customers may reduce their spending on IT; delay or cancel IT projects; focus on in-house development efforts; or, seek to lower their costs by renegotiating maintenance and support agreements. To the extent purchases of licenses for our software and services are perceived by customers and potential customers to be discretionary, our revenues may be disproportionately affected by delays or reductions in general IT spending. If the economic conditions of the general economy or industries in which we operate worsen from present levels, our business, results of operations and financial condition could be adversely affected.

If we are unable to attract new customers and expand sales to existing customers, both domestically and internationally, our growth could be slower than we expect, and our business may be harmed.

Our success will depend, in part, on our ability to support new and existing customer growth and maintain customer satisfaction. Due to COVID-19, our sales and marketing teams have avoided in-person meetings and are increasingly engaging with customers online and through other communications channels, including virtual meetings. While our revenues increased in the third quarter of 2020 compared to the third quarter of 2019, there is no guarantee that for the long run our sales and marketing teams will be as successful or effective using these other communications channels as they try to build relationships. If we cannot provide the tools and training to our teams to efficiently do their jobs and satisfy customer demands, we may not be able to achieve anticipated revenue growth as quickly as expected.

Our future growth depends upon expanding sales of our products to existing customers and their organizations and receiving subscription and maintenance renewals. If our customers do not purchase additional licenses or capabilities, our revenues may grow more slowly than expected, may not grow at all, or may decline. There can be no assurance that our efforts would result in increased sales to existing customers (“upsells”) and additional revenues. If our efforts to upsell to our customers are not successful, our business would suffer. Our future growth also depends in part upon increasing our customer base, particularly those customers with potentially high customer lifetime values. Our ability to achieve significant growth in revenues in the future will depend, in large part, upon the effectiveness of our sales and marketing efforts, both domestically and internationally, and our ability to attract new customers. Our ability to attract new customers may be adversely affected by the continued COVID-19 pandemic. If we fail to attract new customers and maintain and expand those customer relationships, our revenues may be adversely affected, and our business will be harmed.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts contained in this Prospectus may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this Prospectus, and include statements regarding our intentions, beliefs, or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future acquisitions, and the industry in which we operate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of this Prospectus, which include, but are not limited to, the following:

●	we will need additional capital to fund our operations;

●	there is substantial doubt about our ability to continue as a going concern;

●	we will face intense competition in our market, and we may lack sufficient financial and other resources to maintain and improve our competitive position;

●	we are dependent on the continued services and performance of our chief executive officer, Jason Remillard;

●	our common stock is currently quoted on the OTC Pink and is thinly-traded, reducing your ability to liquidate your investment in us;

●	we have had a history of losses and may incur future losses, which may prevent us from attaining profitability;

●	the market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance;

●	we have shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control;

●	we have never paid and do not intend to pay cash dividends;

●	our sole director and chief executive officer has the ability to control all matters submitted to stockholders for approval, which limits minority stockholders’ ability to influence corporate affairs; and

●	the other factors described in “Risk Factors.”

Those factors should not be construed as exhaustive and should be read with the other cautionary statements in this Prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this Prospectus. The matters summarized under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this Prospectus could cause our actual results to differ significantly from those contained in our forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this Prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this Prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Stock offered by the Selling Security Holder. However, we will receive proceeds from our sale of shares to Triton pursuant to the CSPA and the Warrant Agreement. The proceeds from the sale of shares will be used for general corporate and working capital purposes, potential acquisitions, reduction of debt, or for other purposes that the Board of Directors, in good faith, deems to be in the best interests of the Company.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the CSPA and the Warrant Agreement. Triton may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

DILUTION

Not applicable. The shares registered under this Registration Statement are not being offered for purchase. The shares are being registered on behalf of the selling shareholder pursuant to the CSPA and the Warrant Agreement.

SELLING SECURITY HOLDER

The Selling Security Holder identified in this Prospectus may offer and sell up to 266,666,667 shares of our Common Stock, which consists of shares of Common Stock to be sold by Triton pursuant to the CSPA and the Warrant Agreement. If issued presently, the shares of common stock registered for resale by Triton would represent approximately 26.26% of our issued and outstanding shares of common stock as of January 21, 2021.

We may require the Selling Security Holder to suspend the sales of the shares of our common stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The Selling Security Holder identified in the table below may from time to time offer and sell under this Prospectus any or all of the shares of Common Stock described under the column “Shares of Common Stock Being Offered” in the table below.

Triton will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such Selling Security Holder may be deemed to be underwriting commissions.

Information concerning the Selling Security Holder may change from time to time and, if necessary, we will amend or supplement this Prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the Selling Security Holder upon termination of this offering, because the Selling Security Holder may offer some or all of the common stock under the offering contemplated by this Prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Prospectus.

The manner in which the Selling Security Holder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each Selling Security Holder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 1.015,299,215 shares of our common stock outstanding as of January 21, 2021.

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Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the Selling Security Holder’s name, subject to community property laws, where applicable, and (b) no Selling Security Holder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this Prospectus forms a part.

	Shares Owned by the Selling Stockholders before the	Shares of Common Stock		Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	Offering (1)	Being Offered		# of Shares (2)	% of Class (2)
Triton Funds, LP	0	266,666,667	(3)	26.26%	26.26%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2) Because the Selling Security Holders may offer and sell all or only some portion of the 266,666,667 shares of our common stock being offered pursuant to this Prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the Selling Security Holders will hold upon termination of the offering.

(3) Consists of up to 266,666,667 shares of common stock to be sold by Triton pursuant to the CSPA and the Warrant.

PRICE RANGE OF THE REGISTRANT’S COMMON STOCK

Our common stock is quoted on the OTC Pink tier of the OTC Markets, Inc. under the symbol “ATDS.” Our stock has been thinly traded on the OTC Pink and there can be no assurance that a liquid market for our common stock will ever develop. The tables below reflect inter-dealer prices, without retail mark-up, markdown, or commission, and may not necessarily represent actual transactions. All per share amounts are adjusted for the reverse stock split of 1-for-750 shares of common stock, which became effective on October 29, 2019.

Fiscal Year Ended December 31, 2018	High	Low
First Quarter	$20.00	$0.3759
Second Quarter	$13.7594	$6.391
Third Quarter	$10.594	$3.0075
Fourth Quarter	$7.3684	$1.2782

Fiscal Year Ended December 31, 2019	High	Low
First Quarter	$4.4361	$1.4286
Second Quarter	$1.8045	$0.4511
Third Quarter	$0.7519	$0.3008
Fourth Quarter	$1.90	$0.30

Fiscal Year Ended December 31, 2020	High	Low
First Quarter	$0.79	$0.03
Second Quarter	$0.075	$0.0097
Third Quarter	$0.0429	$0.0075
Fourth Quarter	$0.0120	$0.0049

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As of January 20, 2021, the last reported sales price reported on the OTC Markets, Inc. for our common stock was $0.0148 per share. As of the date of this Prospectus, we had approximately 535 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers or registered clearing agencies. The transfer agent of our common stock is Madison Stock Transfer Inc., located at 2500 Coney Island Ave, Sub Level, Brooklyn, New York 11223.

DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors. We have not paid any cash dividends since inception on our common stock and do not anticipate paying any in the foreseeable future. Our current policy is to retain earnings, if any, for use in our operations.

PRIVATE PLACEMENT

Common Stock Purchase Agreement

On December 11, 2020, the Company entered into the CSPA with Triton. Triton agreed to invest $1,000,000 in the Company in the form of common stock purchases. Subject to the terms and conditions set forth in the CSPA, the Company agreed to sell to Triton common shares of the Company having an aggregate value of $1,000,000. The Company may, in its sole discretion, deliver a Purchase Notice to Triton which states the dollar amount of shares which the Company intends to sell to Triton. The price of the shares to be sold will be equal to $0.006 per share. The term of Triton’s obligation to purchase the Company’s shares commences on the effectiveness of this registration statement, and ends on the earlier of (i) Triton having purchased an aggregate of $1,000,000 of the Company’s common stock under the CSPA; or, (ii) June 30, 2021.

Warrant Agreement

In connection with the CSPA, the Company also issued to Triton warrants to purchase 100,000,000 shares of the Company’s Common Stock at $0.01 per share (the “Warrant”), subject to adjustments. The Warrants terminate five years from the date of issuance. In the event that this registration statement registering the resales of the shares underlying the exercise of the Warrant (the “Warrant Shares”) is not deemed effective within ninety (90) days of the issuance of the Warrants, 80,000,000 Warrants will terminate and 20,000,000 Warrants will remain and will be available for cashless exercise pursuant to the terms of the Warrant Agreement.

Purchase Notice

Pursuant to the terms of the CSPA, the Company, at its sole discretion, may deliver a Purchase Notice to Triton which states the number of shares which the Company intends to sell to Triton at a closing. The Company may not issue a subsequent Purchase Notice until the previous Closing has been completed. No Purchase Notice will be made in an amount less $25,000 or greater than $500,000. Triton has agreed that it will not affect any short sales by itself or its affiliates during the term of the CSPA. The term of the CSPA is until such time as the Company has sold $1,000,000 of the Shares to Triton or June 30, 2021 (the “Commitment Period”).

The Closing of a Purchase Notice shall occur no later than five business days following receipt by Triton’s custodian of the securities being purchased pursuant to the Purchase Notice. Triton shall wire the amount of the Purchase Notice to the Company and each party shall deliver all documents, instruments and writings required to be delivered or reasonably requested in order to effect the transaction contemplated. Triton shall not be required to purchase any securities if the number of securities to be purchased, when added to Triton’s existing ownership would exceed 9.99% of the Company’s issued and outstanding stock.

The conditions to Triton LP’s obligation to purchase stock shall be as follows:

(a) A Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Shares at all times until the Closing with respect to the Purchase Notice;

(b) At all times during the period beginning on the related Purchase Notice and ending on and including the related Closing, the Common Stock shall have been listed or quoted for trading on the OTC Markets and shall not have been suspended from trading thereon during the Commitment Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

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(c) No injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Shares;

(d) The closing price for our Common Stock on the day the shares are to be delivered for a closing shall be at least $0.009; and

(e) the issuance of the Shares will not violate any requirements of the OTC Markets.

If any of the events described in clauses (a) through (e), above, occurs prior to a closing, then Triton shall have no obligation to purchase the securities set forth in the applicable Purchase Notice. Neither the CSPA nor any of our rights or Triton’s rights thereunder may be assigned to any other person.

PLAN OF DISTRIBUTION

The Selling Security Holder may, from time to time, sell any or all of its shares of Company common stock on OTC Markets or any other stock exchange, market, or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The Selling Security Holder may use any one or more of the following methods when selling shares:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	privately negotiated transactions;

-	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share; or

-	a combination of any such methods of sale.

Additionally, broker-dealers engaged by the Selling Security Holder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

Triton is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Triton has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Company’s common stock. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holder. The Selling Security Holder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this Prospectus. We have agreed to indemnify the Selling Security Holder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our Common Stock by the Selling Security Holder. We will receive proceeds from the sale of our common stock to Triton under the CSPA and the Warrant Agreement. Neither the CSPA with Triton nor any rights of the parties under the CSPA with Triton may be assigned or delegated to any other person.

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The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Security Holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Security Holder or any other person. We will make copies of this Prospectus available to the Selling Security Holder.

DESCRIPTION OF SECURITIES

As of January 21, 2021, we are authorized to issue 1.8 billion shares of common stock, par value $0.001 per share, of which 1,015,299,215 shares of common stock were issued and outstanding. We are also authorized to issue 337,500 shares of preferred stock, par value $0.001 per share, of which (a) 150,000 shares are designated Series A Preferred Stock, of which 150,000 shares of Series A Preferred Stock were issued and outstanding; and, (b) 80,000 shares are designated Series B Preferred Stock, of which 9,100 shares of Series A Preferred Stock were issued and outstanding. In addition, an aggregate of 784,700,785 shares of common stock are reserved for future issuance pursuant to outstanding warrants, convertible notes, our stock incentive plan, or otherwise, all of which also includes all shares to be sold hereunder.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors. Holders of common stock are also entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of 50% percent of the outstanding common stock constitute a quorum at any meeting of stockholders, and the vote by the holders of a majority of the outstanding shares or a majority of the stockholders at a meeting at which quorum exists are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our articles of incorporation.

The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of the Company.

Series A Preferred Stock

All issued and outstanding shares of Series A Preferred Stock are held by Jason Remillard, Chief Executive Officer and sole director of the Company. The terms of the Series A Preferred Stock are set forth below:

Seniority. The shares of Series A Preferred Stock rank senior to the common stock.

Dividends. The shares of Series A Preferred Stock are not entitled to receive any dividends in any amount.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, an amount equal to $0.125 per share (the “Liquidation Preference”). If upon such liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to the holders of the Series A Preferred Stock are insufficient to permit payment in full of the Liquidation Preference, then all such assets of the Company shall be distributed ratably among the holders of the Series A Preferred Stock. Neither the consolidation or merger of the Company nor the sale, lease or transfer by the Company of all or a part of its assets shall be deemed a liquidation, dissolution, or winding up of the Company for these purposes.

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Voting. Except as required by law, each holder of outstanding shares of Series A Preferred Stock shall be entitled to vote on any and all matters considered and voted upon by the holders of common stock. The holders of Series A Preferred Stock are entitled to fifteen thousand (15,000) votes per share of Series A Preferred Stock.

Optional Conversion. Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time, into one thousand (1,000) shares of common stock, subject to customary adjustments in the event of reclassifications, consolidations and mergers.

Series B Preferred Stock

All issued and outstanding shares of Series A Preferred Stock are held by Geneva Roth Remark Holdings, Inc. The terms of the Series B Preferred Stock are set forth below:

Seniority. The shares of Series B Preferred Stock rank senior to the common stock, and junior to the Series A Preferred Stock.

Dividends. The shares of Series B Preferred Stock are entitled to receive an annual dividend in the amount of nine percent (9%) of the Stated Value, which shall percentage shall be increased to twenty two percent (22%) in the event of an event of default by the Company in regard to the Series B Preferred Stock.

Stated Value. Each share of Series B Preferred Stock shall has a stated value of $10.00.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, and after the holders of Series A Preferred Stock, an amount equal to $10.00 per share (the “Liquidation Preference”). If upon such liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to the holders of the Series B Preferred Stock are insufficient to permit payment in full of the Liquidation Preference, then all such assets of the Company shall be distributed ratably among the holders of the Series B Preferred Stock. Neither the consolidation or merger of the Company nor the sale, lease or transfer by the Company of all or a part of its assets shall be deemed a liquidation, dissolution, or winding up of the Company for these purposes.

Voting. Except as required by law, each holder of outstanding shares of Series B Preferred Stock shall have no voting rights, except that any action altering any rights of the Series B Preferred Stock shall require the consent of the holders of a majority of the issued Series B Preferred Stock.

Optional Redemption. The Company has the right, at the Company’s option, to redeem all or any portion of the shares of Series B Preferred Stock, as follows:

(i) beginning on the date of the issuance of shares of Series B Preferred Stock (the “Issuance Date”) and ending on the date which is thirty (30) days following the Issuance Date, 115% of the Stated Value;

(ii) beginning on the date thirty one (31) days after the Issuance Date and ending on the date which is sixty (60) days following the Issuance Date, 120% of the Stated Value;

(iii) beginning on the date sixty one (61) days after the Issuance Date and ending on the date which is ninety (90) days following the Issuance Date, 125% of the Stated Value;

(iv) beginning on the date ninety one (91) days after the Issuance Date and ending on the date which is one hundred twenty (120) days following the Issuance Date, 130% of the Stated Value;

(v) beginning on the date one hundred twenty one (121) days after the Issuance Date and ending on the date which is one hundred fifty (150) days following the Issuance Date, 135% of the Stated Value; and

(vi) beginning on the date one hundred fifty one (151) days after the Issuance Date and ending on the date which is one hundred eighty (180) days following the Issuance Date, 140% of the Stated Value.

After the expiration of one hundred eighty (180) days following the Issuance Date of the applicable shares of Series B Preferred Stock, the Company shall have no right of redemption.

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Optional Conversion. Each share of Series B Preferred Stock is convertible, at the option of the holder thereof, at any time after one hundred eighty (180) days following the Issuance Date, in whole or in part, into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issuance Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price. The conversion price shall be 61% multiplied by the lowest trading price for the Company’s common stock during the twenty (20) days of trading ending on the latest complete trading day prior to the conversion date.

Convertible Notes

The Company has issued and outstanding twelve (12) notes which are convertible into shares of our Common Stock (collectively, the “Convertible Notes”). The Convertible Notes were issued in the original total principal amount of $1,806,000. The current outstanding principal balance of the Convertible Notes is $1,526,000. The Convertible Price are convertible at varying prices, including (i) a percentage of the trading price for the Common Stock (ranging from 60% to 75%); (ii) a fixed conversion price of $0.0035; and, (iii) a fixed conversion price of $0.01.

Other Warrants and Options

The Company has no other warrants or options issued and outstanding.

Combinations with Interested Stockholders Provisions of the Nevada Revised Statutes

Pursuant to provisions in our articles of incorporation, we have elected not to be governed by certain Nevada statutes that may have the effect of discouraging corporate takeovers.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” Our articles of incorporation opt out of these provisions, as provided for in the NRS, and accordingly, the combinations with interested stockholders statutes are not applicable to us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the nine months ended September 30, 2020 and 2019 should be read in conjunction with our consolidated financial statements, and the notes to those financial statements that are included elsewhere in this Quarterly Report.

All references to “Data443”, “we”, “our,” “us” and the “Company” in this Item 2 refer to Data443 Risk Mitigation, Inc., a Nevada corporation.

The discussion in this section contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “would” or “will” or the negative of these terms or other comparable terminology, but their absence does not mean that a statement is not forward-looking. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which could cause our actual results to differ from those projected in any forward-looking statements we make. Several risks and uncertainties we face are discussed in more detail under “Risk Factors” in Part I, Item 1A of the Form 10 filed by the Company with the SEC on 11 January 2019, and in the Part I, Item 1A of the Form 10-K filed by the Company with the SEC on 17 April 2020, and in the discussion and analysis below. You should, however, understand that it is not possible to predict or identify all risks and uncertainties and you should not consider the risks and uncertainties identified by us to be a complete set of all potential risks or uncertainties that could materially affect us. You should not place undue reliance on the forward-looking statements we make herein because some or all of them may turn out to be wrong. We undertake no obligation to update any of the forward-looking statements contained herein to reflect future events and developments, except as required by law. The following discussion should be read in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this Quarterly Report on Form 10-Q.

Overview

Data443 Risk Mitigation, Inc. was original incorporated under the name LandStar, Inc. as a Nevada corporation on May 4, 1998, for the purpose of purchasing, developing and reselling real property, with its principal focus on the development of raw land. From incorporation through December 31, 1998, LandStar had no business operations and was a development-stage company. LandStar did not purchase or develop any properties and decided to change its business plan and operations. On March 31, 1999, the Company acquired approximately 98.5% of the common stock of Rebound Rubber Corp. pursuant to a share exchange agreement with Rebound Rubber Corp. (“Rebound Rubber”) and substantially all of Rebound Rubber’s shareholders. The acquisition was effected by issuing 14,500,100 shares of common stock, which constituted 14.5% of the 100,000,000 authorized shares of LandStar, and 50.6% of the 28,622,100 issued and outstanding shares on completion of the acquisition (all numbers are pre-reverse split). The acquisition was treated for accounting purposes as a continuation of Rebound Rubber under the LandStar capital structure. If viewed from a non-consolidated perspective, on March 31, 1999 LandStar issued 14,500,100 shares for the acquisition of the outstanding shares of Rebound Rubber.

The share exchange with Rebound Rubber (and other transactions occurring in March 1999) resulted in a change of control of LandStar and the appointment of new officers and directors of the Company. These transactions also redefined the focus of the Company on the development and exploitation of the technology to de-vulcanize and reactivate recycled rubber for resale as a raw material in the production of new rubber products. The Company’s business strategy was to sell the de-vulcanized material (and compounds using the materials) to manufacturers of rubber products.

Prior to 2001 the Company had no revenues. In 2001 and 2002 revenues were derived from management services rendered to a rubber recycling company.

In August 2001 the Company amended its Articles of Incorporation to authorize 500,000,000 shares of common stock, $0.001 par value; and, 150,000,000 shares of preferred stock, $0.01 par value. Preferred shares could be designated into specific classes and issued by action of the Company’s Board of Directors. In May 2008 the Company’s Board established a class of Convertible Preferred Series A (the “Series A”), authorizing 10,000,000 shares. The Series A provided for, among other things, (i) each share of Series A was convertible into 1,000 shares of the Company’s common stock; and, (ii) a holder of Series A was entitled to vote 1,000 shares of common stock for each share of Series A on all matters submitted to a vote by shareholders.

In September 2008 the Company amended its Articles to increase the number of authorized shares to 985,000,000, $0.001 par value. In January 2009 the Company amended its Articles to increase the number of authorized shares to 4,000,000,000, $0.001 par value. In January 2010 the Company once again amended its Articles to increase the number of authorized shares to 8,888,000,000, $0.001 par value.

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The Company’s last filing of financial information with the SEC was the Form 10-QSB it filed on December 19, 2002 for the quarter ended 30 September 2002. No other filings were effected with the SEC until the Company filed a Form 15 May 19, 2008, which terminated the Company’s filing obligations with SEC.

The Company was effectively dormant for a number of years. In or around February 2014 there was a change in control when Kevin Hayes acquired 1,000,000 shares of the Series A (pre-reverse split), and was appointed as the sole director and officer. In or around April 2017 there was another change in control when Kevin Hayes sold the 1,000,000 shares of Series A to Hybrid Titan Management, which then proceeded to assign the Series A to William Alessi. Mr. Alessi was then appointed as the sole director and officer of the Company. Mr. Alessi initiated legal action in his home state of North Carolina to confirm, among other things, his ownership of the Series A; his “control” over the Company; and, the status of creditors of the Company. In or around June 2017 the court entered judgment in favor of Mr. Alessi.

In or around July 2017, while under the majority ownership and management of Mr. Alessi, the Company sought to effect a merger transaction (the “Merger”) under which the Company would be merged into Data443 Risk Mitigation, Inc. (“Data443”). Data443 was formed as a North Carolina corporation in July 2017 under the original name LandStar, Inc. The name of the North Carolina corporation was changed to Data443 in December 2017. In November 2017 the controlling interest in the Company was acquired by our current chief executive officer and sole board member, Jason Remillard, when he acquired all of the Series A shares from Mr. Alessi. In that same transaction Mr. Remillard also acquired all of the shares of Data443 from Mr. Alessi. Mr. Remillard was then appointed as the sole director and sole officer of the Company, and of Data443. Initially, Mr. Remillard sought to recognize the Merger initiated by Mr. Alessi and respect the results of the Merger. The Company relied upon documents previously prepared and proceeded as if the Merger had been effected.

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC, which is owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of (i) $50,000 paid at closing; (ii) $250,000 in the form of our promissory note; and, (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 1,200,000,000 shares of our common stock (pre-reverse split). The shares have not yet been issued and are not included as part of the issued and outstanding shares of the Company. However, these shares have been recorded as additional paid in capital within our consolidated financial statements for the period ending 30 June 2018.

In April 2018 the Company amended the designation for its Series A Preferred Stock by providing that a holder of Series A was entitled to (i) vote 15,000 shares of common stock for each share of Series A on all matters submitted to a vote by shareholders; and, (ii) convert each share of Series A into 1,000 shares of our common stock.

In May 2018 the Company amended and restated its Articles of Incorporation. The total authorized number of shares is: 8,888,000,000 shares of common stock, $0.001 par value; and, 50,000,000 shares of preferred stock, $0.001 par value, designated in the discretion of the Board of Directors. The Series A remains in full force and effect.

In June 2018, after careful analysis and in reliance upon professional advisors retained by the Company, it was determined that the Merger had, in fact, not been completed, and that the Merger was not in the best interests of the Company and its shareholders. As such, the Merger was legally terminated. In place of the Merger, in June 2018 the Company acquired all of the issued and outstanding shares of stock of Data443 (the “Share Exchange”). As a result of the Share Exchange, Data443 became a wholly-owned subsidiary of the Company, with both the Company and Data443 continuing to exist as corporate entities. The finances and business conducted by the respective entities prior to the Share Exchange will be treated as related party transactions in anticipation of the Share Exchange. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) One hundred million (100,000,000) shares of our common stock; and (b) On the eighteen (18) month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 100,000,000 shares of our common stock (the “Earn Out Shares”) provided that Data 443 has at least an additional $1MM in revenue by the Earn Out Date (not including revenue directly from acquisitions). The aforementioned shares are all pre-reverse split. None of our shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued. As such, none of said shares are included as part of the issued and outstanding shares of the Company. However, the shares committed to Mr. Remillard have been recorded as common shares issuable and included in additional paid-in capital and the earn out shares have been reflected as a contingent liability for common stock issuable within the consolidated financial statements as of December 31, 2019.

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On or about 29 June 2018 we secured the rights to the WordPress GDPR Framework through our wholly owned subsidiary Data443 for a total consideration of €40,001, or $46,521, payable in four payments of €10,000, with the first payment due at closing, and the remaining payments issuable at the end of July, August and September, 2018. All of the payments were made and upon issuance of the final payment, we have the right to enter into an asset transfer agreement for the nominal cost of one euro (€1).

On or about October 22, 2018 we entered into an asset purchase agreement with Modevity, LLC (“Modevity”) to acquire certain assets collectively known as ARALOC™, a software-as-a service (“SaaS”) platform that provides cloud-based data storage, protection, and workflow automation. The acquired assets consist of intellectual and related intangible property including applications and associated software code, and trademarks. While the Company did not acquire any of the customers or customer contracts of Modevity, the Company did acquire access to books and records related to the customers and revenues Modevity created on the ARALOC™ platform as part of the asset purchase agreement. These assets were substantially less than the total assets of Modevity, and revenues from the platform comprised a portion of the overall sales of Modevity. We are required to create the technical capabilities to support the ongoing operation of this SaaS platform. A substantial effort on the part of the Company is needed to continue generating ARALOC™ revenues through development of a sales force, as well as billing and collection processes. We paid Modevity (i) $200,000 in cash; (ii) $750,000, in the form of our 10-month promissory note; and, (iii) 164,533,821 shares of our common stock. In July 2020 the Company completed all payments due to Modevity under the asset purchase agreement.

On June 21, 2019, the Company filed an amendment to its articles of incorporation to increase the total number authorized shares of the Company’s common stock, par value $0.001 per share, from 8,888,000,000 shares to 15,000,000,000 shares.

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC to acquire certain assets collectively known as DataExpress®, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of approximately $98,000 in liabilities and, (iv) approximately 2,465,753 shares of our common stock. As of September 30, 2019, these shares have not been issued and are recorded as “Stock issuable for asset purchase” included in additional paid in capital.

On October 14, 2019, the Company filed an amendment to its Articles of Incorporation to change its name to Data443 Risk Mitigation, Inc., and to effect a 1-for-750 reverse stock split of its issued and outstanding shares of common and preferred shares, each with $0.001 par value, and to reduce the numbers of authorized common and preferred shares to 60,000,000 and 337,500, respectively. On October 28, 2019, the name change and the split and changes in authorized common and preferred shares was effected, resulting in approximately 7,282,678,714 issued and outstanding shares of the Company’s common stock to be reduced to approximately 9,710,239, and 1,000,000 issued and outstanding shares of the Company’s preferred shares to be reduced to 1,334 as of October 28, 2019. All per share amounts and number of shares, including the authorized shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split and decrease in authorized common and preferred shares.

On March 05, 2020 the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 250,000,000. On April 15, 2020 the Company further amended its Articles of Incorporation to increase the number of shares of authorized common stock to 750,000,000. On August 17, 2020 the Company again amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1.5 billion.

COVID-19 Update

The Company continues to closely monitor developments and is taking steps to mitigate the potential risks related to the COVID-19 pandemic to the Company, its employees and its customers. The extent to which the COVID-19 pandemic will impact our business and operations will depend on future developments that are highly uncertain. While in the near-term we may experience reductions in our billing and revenue growth rates, we are proactively managing expenditures, including reductions of non-critical and discretionary expenses, while preserving strategic investment in sales capacity and still seeking new acquisition targets and opportunities. To protect our employees while continuing to provide the services needed by our clients the Company continues to limit customer contact, and continues to minimize employee contact with other employees by having our employees work remotely while they shelter in place as required by local regulations. The dedication of our employees and their work ethic have allowed us to continue providing critical services to our customers during these challenging times.

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Due to the pandemic, we have been forced to adapt and change the way we have historically operated. At the end of the first quarter, we temporarily closed our office and instructed our employees to work remotely as a precautionary measure intended to minimize the risk of the virus to them, our customers, partners and the communities in which we operate. Towards the end of the second quarter, we cautiously and gradually started to open our office. While we did not require employees to work from our office, we did ensure all required adjustments were made and all local regulations and recommendations were met to ensure the safety of our employees should they voluntarily choose to work from our office. As part of the move to remote work and virtual-only customer experience, we have had to postpone or cancel customer and industry events, as well as travel to visit potential customers, or conduct them virtually. We cannot predict with certainty the impact these changes may have on our sales.

We believe that the impact of COVID-19 has increased the long-term opportunity that we see to help our customers protect their data and detect threats, as well as achieve regulatory compliance. Nevertheless, in the early stages of the pandemic, we experienced some negative impact on our results of operations in the last two weeks of the first quarter, as we believe our customers’ focus turned primarily to the safety of their employees and to positioning themselves to operate under a work-from-home environment. However, since that time, we have seen companies pivot from that emergency mode to become more focused on the elevated risks associated with having a highly distributed workforce. Companies around the world now have the majority of their employees working from potentially vulnerable home networks, accessing critical on-premises data stores and infrastructure through VPNs and in cloud data stores. We believe that the COVID-19 pandemic has significantly increased the threat of cybercrime, and that we remain positioned to help our clients protect against data and infrastructure against cybercrime. This has resulted in increase in traffic to our website. During the second and third quarters of 2020, as existing customers and prospects were adjusting to the new working practices, we saw some of this interest convert into new business or the expansion of existing business. While we are encouraged by these trends, we continue to see corporate expenditures subject to elevated scrutiny in the current environment. We have also been unable to travel to meet with prospective new clients, which has impacted our ability to convert prospects into new clients. We anticipate that as the COVID-19 pandemic continues, it will continue to be challenging to estimate conversion rates of prospective business into actual new client.

Through September 30, 2020, there has not been a noticeable increase in accounts receivable for the Company. However, it is likely that if the COVID-19 pandemic persists and state stay-at-home orders remain in place, it is likely that more customers will be unable to keep their bills current. Further, while we have not yet experienced any interruption to our normal materials and supplies process, it is impossible to predict whether COVID-19 will cause future interruptions and delays.

Through September 30, 2020 we have not had any of our employees contract the COVID-19 virus. Should we have a significant number of our employees contract the COVID-19 virus it could have a negative impact on our ability to serve customers in a timely fashion.

CARES Act

The Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was enacted on March 27, 2020. There are several different provisions with the CARES Act that impact income taxes for corporations. While we continue to evaluate the tax implications, we believe these provisions will not have a material impact to the financial statements.

Additionally, the Company has applied for, and has received, funds under the Paycheck Protection Program (the “PPP Loan”) after the period covered in these financial statements in the amount of $339,000. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on our having initially qualified for the loan and qualifying for the forgiveness of such loan based on our future adherence to the forgiveness criteria.

The PPP Loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The promissory note issued in connection with the PPP Loan contains events of default and other provisions customary for a loan of this type.

The PPP Loan is being used to retain our employees, as well as for other permitted uses under the terms and conditions of the PPP Loan.

The Company also received a $150,000 loan (the “EID Loan”) from the U.S. Small Business Administration (the “SBA”) under the SBA’s Economic Injury Disaster Loan program. The Company received the loan proceeds on or around May 27, 2020. The EID Loan has a thirty year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments are deferred for twelve months after the date of disbursement. The EID Loan may be prepaid at any time prior to maturity with no prepayment penalties, and is otherwise repaid at the rate of $731 per month. The proceeds from the EID Loan must be used for working capital. The Loan Authorization and Agreement and the Note executed by the Company in connection with the EID Loan contains events of default and other provisions customary for a loan of this type.

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Recent Accounting Pronouncements

From time-to-time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”), or other standard setting bodies, relating to the treatment and recording of certain accounting transactions. Unless otherwise discussed herein, management of the Company has determined that these recent accounting pronouncements will not have a material impact on the financial position or results of operations of the Company.

Critical Accounting Policies

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements which we have been prepared in accordance with U.S. generally accepted accounting principles. In preparing our consolidated financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the consolidated financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

While our significant accounting policies are described in more detail in Note 2 of our consolidated Quarterly financial statements included in this Quarterly Report, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our consolidated financial statements:

Assumption as a Going Concern

Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. However, given our current financial position and lack of liquidity, there is substantial doubt about our ability to continue as a going concern.

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

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When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Beneficial Conversion Feature

The issuance of the convertible debt issued by the Company generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid in capital).

Fair Value of Financial Instruments

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date. For non-employees, as per ASU No. 2018-7, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, remeasurement is not required. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by us in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash.

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Deferred Tax Assets and Income Taxes Provision

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses and presently has no revenue-producing business; (b) general economic conditions; and, (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

Outlook

Our continued objective is to further integrate our growing suite of proven industry leading data security and privacy offerings and deliver the combined offering to our growing stable of enterprise and medium-sized clients directly and via our partner channel. Data privacy concerns continue to grow lockstep with security breaches and ongoing expansion of data storage, consumption and spread of telework, telehealth and remote learning requirements.

We have utilized, and expect to continue to utilize, acquisitions to contribute to our long-term growth objectives. During fiscal 2020 we hope to continue to acquire complimentary business assets and client bases. Some of the key element to our growth strategy include, without limitation:

●	Improve and extend our technological capabilities, domestically and internationally.
●	Further integrate our product offerings to provide an unmatched data privacy platform.
●	Focus on underserved markets, such as sports teams (at all levels) and medium-sized businesses.
●	Deliver capabilities via unconventional channels, including open-source and “freemium” and trial subscription models.
●	Leverage our existing relationships for professional references, association and internal private industry level promotional events and other high-value and successful product positional activities.
●	Be prepared to capture and execute on opportunities in the acquisition marketplace.
●	Continued focus on net bookings with minimum long-term contract value.
●	Improve SaaS Services with high increasing ‘attach’ rate for additional capabilities.
●	Increase year-over-year conversions from perpetual one-time contract sales to multiyear recurring subscription revenue agreements.

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While we report primarily income based on recognized and deferred revenue, another measurement internally for the business is booked revenues. Management utilizes this measure to track numerous indicators such as: contract value growth; initial contract value per customer; and, certain other values that change quarter-over-quarter. These results may also be subject to, and impacted by, sales compensation plans, internal performance objectives, and other activities. We continue to increase revenue from our existing operations. We generally recognize revenue from customers ratably over the terms of their subscription, which is generally one year at a time. As a result, a substantial portion of the revenue we report in each period is attributable to the recognition of deferred revenue relating to agreements that we entered into during previous periods. Consequently, any increase or decline in new sales or renewals in any one period will not be immediately reflected in our revenue for that period. Any such change, however, would affect our revenue in future periods. Accordingly, the effect of downturns or upturns in new sales and potential changes in our rate of renewals may not be fully reflected in our results of operations until future periods.

In December 2019, COVID-19 was reported in China, in January 2020 the World Health Organization (“WHO”) declared it a Public Health Emergency of International Concern, and in March 2020 the WHO declared it a pandemic. The long-term impact of COVID-19 on our operational and financial performance will depend on certain developments including the duration, spread, severity, and potential recurrence of the virus. Our future performance will also depend on the impact of COVID-19 on our customers, partners, employee productivity, and sales cycles, including as a result of travel restrictions. These potential developments are uncertain and cannot be predicted and as such, the extent to which COVID-19 will impact our business, operations, financial condition and results of operations over the long term is unknown. Furthermore, due to our shift to a predominantly subscription model, the effect of COVID-19 may not be fully reflected in our results of operations until future periods.

While we are actively managing our response to the COVID-19 pandemic, its impact on our full-year 2020 results and beyond is uncertain. We continue to conduct business as usual with modifications to employee travel, employee work locations, customer interactions, and cancellation of certain marketing events, among other things. We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state, or local authorities, or that we determine are in the best interests of our employees, customers, partners, suppliers, and stockholders. The extent to which the COVID-19 pandemic may impact our longer-term operational and financial performance remains uncertain. Furthermore, due to our subscription-based business model, the effect of the COVID-19 pandemic may not be fully reflected in our results of operations until future periods, if at all. The extent of the impact of the COVID-19 pandemic will depend on several factors, including the pace of reopening the economy around the world; the possible resurgence in the spread of the virus; the development cycle of therapeutics and vaccines; the impact on our customers and our sales cycles; the impact on our customer, employee, and industry events; and the effect on our vendors. Please see Item IA, “Risk Factors,” in this Quarterly Report on Form 10-Q for a further description of the material risks we currently face, including the risks related to the COVID-19 pandemic.

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 COMPARED TO THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019

Revenue

We recognized $700,000 and $1,644,000 of revenue during the three and nine months ended September 30, 2020, respectively, compared to $628,000 and $1,129,000 of revenue during the three and nine months ended September 30, 2019. We had net billings for the three and nine months ended September 30, 2020 of $835,000 and $2,370,000, respectively, compared to $1,129,000 and $2,066,000 in the prior year periods. Deferred revenues were $1,469,000 as of September 30, 2020, an increase of $515,000 from $954,000 as of December 31, 2019.

General and Administrative Expenses

General and administrative expenses for the three and nine months ended September 30, 2020 amounted to $858,000 and $3,950,000, respectively, as compared to $1,328,000 and $3,200,000 for the three and nine months ended September 30, 2019, respectively, which is a decrease of $470,000, or 35%, and an increase of $749,000, or 23%, respectively. The expenses for the nine months ended September 30, 2020 primarily consisted of management costs, costs to integrate assets we acquired and to expand sales, audit and review fees, filing fees, professional fees, and other expenses, including the re-classification of sales-related management expenses, in connection with the projected growth of the Company’s business. Expenses for the nine months ended September 30, 2019 consisted of primarily the same items.

Sales and Marketing Expenses

Sales and marketing expense for the three and nine months ended September 30, 2020 amounted to $3,000 and $151,000, respectively, as compared to $79,000 and $461,000 for the three and nine months ended September 30, 2019, respectively, which are decreases of $76,000, or 96%, and $310,000, or 67%, respectively. The expenses for the nine months ended September 30, 2020 primarily consisted of developing a sales operation, with some previously reported expenses, primarily management costs, reclassified to general and administrative expenses. Expenses for the nine months ended September 30, 2019 consisted of primarily the same items.

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Net Income (Loss)

The net loss for the three and nine months ended September 30, 2020 was $1,500,000 and $14,254,000 as compared to a net loss of $3,196,000 and a net income of $4,027,000 for the three and nine months ended September 30, 2019, respectively. The net loss for the three and nine months ended September 30, 2020 was mainly derived from a loss on change in fair value of derivative liability of $420,000 and $9,698,000, respectively, associated with convertible notes payable and gross margins of $592,000 and $1,482,000, respectively, offset in part by general and administrative, and sales and marketing expenses incurred. The net loss for the three months ended September 30, 2019 was mainly derived from a loss on change in fair value of derivative liability of $1,967,000 associated with convertible notes payable and an operating loss of $827,000 due in part by increased general and administrative costs, and sales and marketing expenses incurred. The net gain for the nine months ended September 30, 2019 was primarily a result of a gain on change in fair value of derivative liability of $7,267,000, offset in part by an operating loss of $2,623,000 by increased general and administrative costs, and sales and marketing expenses incurred.

During the year ended December 31, 2019 and 2018, the Company recorded impairment loss of $1,328,638 and $46,800, respectively. During the year ended December 31, 2019, we determined that the implied fair value of the intellectual property of DataExpress™ was substantially below the carrying value of the asset. This determination was based upon estimating the future income over the useful life of the asset and discounting it using an internal rate of return. Accordingly, we recognized an impairment loss of $1,328,638. This was based upon the following facts: (i) impairment loss is the difference of the purchase cost for DataExpress™ and the estimated fair value of DataExpress™; (ii) DataExpress™ fair value was determined using an income approach model; (iii) fair value of consideration paid by the Company was $2,716,689 at acquisition date; (iv) December 31, 2019 book value (after amortization) was $2,490,298; (v) fair value of DataExpress™ at December 31, 2019 valuation date was determined to be $1,161,660; and, (vi) December 31, 2019 impairment loss was $1,328,638 (book value less estimated fair value of DataExpress™).

Provision for Income Tax

No provision for income taxes was recorded in either the three and nine months ended September 30, 2020 or 2019, as we have incurred taxable losses in both periods.

Related Party Transactions

The following individuals and entities have been identified as related parties based on their affiliation with our CEO and sole director, Jason Remillard:

Jason Remillard

Myriad Software Productions, LLC

The following amounts were owed to related parties, affiliated with the CEO and Chairman of the Board, at the dates indicated:

	September 30, 2020	December 31, 2019
Jason Remillard	$154,000	$275,000

CASH FLOW FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2019

Liquidity and Capital Resources

We require cash to fund our operating expenses and working capital requirements, including outlays for capital expenditures. As of September 30, 2020, our principal sources of liquidity were cash or cash equivalents of $483,000, trade accounts receivable of $77,000, and other current assets of $9,000, as compared to cash or cash equivalents of $19,000, trade accounts receivable of $64,000, and other current assets of $9,000 as of December 31, 2019.

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During the last two years, and through the date of this Quarterly Report, we have faced an increasingly challenging liquidity situation that has impacted our ability to execute our operating plan. We started generating revenue in the fourth quarter of 2018, and we have continued to increase revenue through the date of this Quarterly Report as we have actively sought to grow our business in the data security market. We have also been required to maintain our corporate existence; satisfy the requirements of being a public company; and, have chosen to become a mandatory filer with the SEC. We will need to obtain capital to continue operations. There is no assurance that our Company will be able to secure such funding on acceptable (or any) terms. During the nine months ended September 30 2020 and 2019, we reported a loss from operations of $14,254,000 and an income from operations of $4,027,000, respectively; and, used cash flows from operating activities totalling $584,000 and $929,000, respectively, for the same periods. We had a beginning cash balance of $19,000 as of January 01, 2020, and a beginning cash balance of $325,000 as of January 01, 2019.

As of September 30, 2020, we had assets of cash in the amount of $483,000 and other current assets in the amount of $86,000. As of September 30, 2020, we had current liabilities of $9,656,000. The Company’s accumulated deficit was $35,707,000, largely due to derivate liability treatments.

As of September 30, 2019, we had assets of cash in the amount of $60,000 and other current assets in the amount of $843,000. As of September 30, 2019, we had current liabilities of $7,938,000. The Company’s accumulated deficit was $16,976,000, largely due to derivate liability treatments.

We will require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. Unless the Company can attract additional investment, the future of the Company operating as a going concern is in serious doubt.

We are obligated to file annual, quarterly and current reports with the SEC pursuant to the Exchange Act. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time- consuming and costly. In order to meet the needs to comply with the requirements of the Securities Exchange Act, we will need investment of capital.

Management has determined that additional capital will be required in the form of equity or debt securities. There is no assurance that management will be able to raise capital on terms acceptable to the Company. We also continue to monitor the effects COVID-19 could have on our operations and liquidity including our ability to collect account receivable timely from our customers due to the economic impacts COVID-19 could have on the general economy. If we are unable to obtain sufficient amounts of additional capital, we may have to cease filing the required reports and cease operations completely. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our shareholders will be reduced, shareholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock.

Investing Activities

During the nine months ended September 30, 2020, we used funds in investing activities of $285,000 to acquire intellectual property and purchase property and equipment. During the nine months ended September 30, 2019, we used funds in investing activities of $234,000 to acquire intellectual property of $228,000 and $6,000 to acquire furniture and fixtures.

Financing Activities

During the nine months ended September 30, 2020 we raised net proceeds of $1,502,000 through the issuance of our convertible promissory notes in the gross amount of $1,641,500. We also repaid $685,000 on notes payable. We raised proceeds of $242,000 through loans from related parties and repaid $842,000 to related parties. By comparison, during the nine months ended September 30, 2019 we raised $500,000 through the issuance of approximately 557,936 shares of our common stock and warrants to acquire approximately 291,219 shares of our common stock on a post reverse split basis, $440,000 for stock subscriptions of commons stock and warrants to be issued later, and $600,000 from issuance of convertible debt, offset in part through repayment of $600,000 on notes payable and $41,000 of capital lease payments.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan for growth in the data security market. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

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Going Concern

The consolidated financial statements accompanying this Quarterly Report have been prepared on a going concern basis, which implies that our company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business. Our Company continues to generate increasing revenues, though it has never paid any dividends and is unlikely to pay dividends. The continuation of our company as a going concern is dependent upon the ability of our company to obtain necessary financing to continue our growth and operating objectives, and the attainment of continued profitable operations. As of September 30, 2020, our Company has an accumulated deficit of $35,865,000. We do not have sufficient working capital to enable us to carry out our plan of operation for the next twelve months.

Due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted in their report on the consolidated financial statements for the year ended December 31, 2019, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity or debt securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There can be no assurance that the Company will be able to raise any additional capital.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Management’s Plans

Our plan is to continue to grow our business through strategic acquisitions, and then expand selling across our subsidiaries and affiliated companies. During the next twelve months, we anticipate incurring costs related to (i) filing of Exchange Act reports; and, (ii) operating our businesses. We will require additional operating capital to maintain and continue operations. We will need to raise additional capital through debt or equity financing, and there is no assurance we will be able to raise the necessary capital.

Subsequent Events

Subsequent to September 30, 2020, the following transactions occurred:

On October 02, the Company issued a total of 119,155,869 shares of its common stock to three individuals in connection with the transaction closed on September 16, 2019, in which we acquired certain assets collectively known as DataExpress™ from DMBGroup, LLC. This represented the final issuance of shares due from the purchase of the DataExpress™ assets.

On October 07, the Company converted $92,600 of a promissory note into 30,866,666 shares of its common stock.

On October 08, the Company entered into an Asset Purchase Agreement with Resilient Network Systems, Inc. (“RNS”) to acquire the intellectual property rights and certain assets collectively known as Resilient Networks™, a Silicon Valley based SaaS platform that performs SSO and adaptive access control “on the fly” with sophisticated and flexible policy workflows for authentication and authorization. The total purchase price of $305,000 consists of: (i) a $125,000 cash payment at closing; and, (ii) the issuance of 19,148,936 shares of our common stock to RNS.

On October 21, the Company converted $131,250 of a promissory note into 37,500,000 shares of its common stock.

On November 4, the Company issued 12,711,503 shares of its common stock upon the cashless exercise of a warrant.

On November 16, 2020, the Company converted $118,000 of a promissory note into 40,000,000 shares of its common stock.

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On November 17, 2020, the Company entered into an agreement with an existing lender to settle a dispute regarding a convertible promissory note, and exchanged that note for a newly issued note. The disputed note, referred to herein as the “Smea2z Note”, was originally issued on 23 October 2018 in favor of SMEA2Z LLC in the original principal amount of Two Hundred Twenty Thousand Dollars ($220,000), with a variable conversion feature at discount to the market price, and a maturity date of 23 July 2019. Subsequent to the issuance of the Smea2z Note, a series of agreements were executed which amended various terms and conditions of the Smea2z Note, resulting in, among other things, a purported current principal balance of Six Hundred Thousand Eight Hundred Fifty Dollars ($608,850), a variable conversion feature at a deeper discount to the market price, and a maturity date of 30 June 2021. The Smea2z Note was recently acquired by the current holder. The Company and the holder executed a Settlement and Release Agreement (the “Settlement Agreement”) under which, among things, they agreed to settle all disputes regarding the Smea2z Note and release each other from all liability under the Smea2z Note. As a result, the Smea2z Note was cancelled, and a new note was issued (the “Smea2z Exchange Note”) in exchange for the Smea2z Note. The Smea2z Exchange Note was issued as of 17 November 2020 in the reduced original principal amount of Four Hundred Thousand Dollars ($400,000). The Smea2z Exchange Note further provides as follows: (i) no further interest shall accrue so long as there is no event of default; (ii) maturity date of 30 June 2021; (iii) no right to prepay; (iv) conversion price is fixed at $0.0035; (v) Typical events of default for such a note, as well as a default in the event the closing price for the Company’s common stock is less than $0.0035 for at least 5-consecutive days; and, (vi) leak-out provision providing for (a) one conversion per week, for no more than 40,000,000, and (b) if the trading volume for the Company’s common stock exceeds 50,000,000 shares on any day, a second conversion may be exercised during that week, for no more than 40,000,000 (a total of eighty million shares for that week).

On November 18, 2020, the Company entered into an agreement with three existing investors in the Company (the “Warrant Holders”), each of which was the holder of warrants issued the Company. The total number of warrants (collectively, the “Exchanged Warrants”) held by the Warrant Holders totaled 617,682 (which were accounted for in the Company’s financial statements at approximately 300,000,000 warrants after resets and derivative liabilities). The Company and the Warrant Holders agreed to exchange the Exchanged Warrants for three newly issued promissory notes (the “Warrant Exchange Notes”). As a result of the exchange, the Exchanged Warrants were cancelled and of no further force and effect. The Warrants Exchange Notes were issued as of 18 November 2020 in the total original principal amount of One Hundred Thousand Dollars ($100,000). The Warrant Exchange Notes further provide as follows: (i) interest accrues at 5% per annum; (ii) maturity date of 18 November 2025; (iii) no right to prepay; (iv) fixed conversion price of $0.01; and, (v) typical events of default for such a note.

On November 23, 2020, the Company converted $44,900 of a promissory note into 15,482,759 shares of its common stock.

On November 25, 2020, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada (the “Certificate of Designation”), which authorized and established eighty thousand (80,000) shares of the Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred”). The Series B will have such designations, rights, and preferences as set forth in the Certificate of Designation, as was determined by the Company’s Board of Directors in its sole discretion, including, without limitation, the following: (i) stated value of Ten Dollars ($10.00) per share; (ii) convertible into Common Stock at a price per share equal to sixty one percent (61%) times (representing a discount rate of 39%) the lowest price for the Company’s common stock during the twenty (20) day of trading preceding the date of the conversion; (iii) dividends at the rate of nine percent (9%) per annum; (iv) dividends at the rate of twenty two percent (22%) per annum upon an Event of Default (as defined in the Certificate of Designation); (v) generally no voting rights; (vi) rank senior with respect to dividend rights and rights of liquidation with the Common Stock; and, (vii) rank junior with respect to dividends and right of liquidation to all existing indebtedness of the Company. The Company may redeem the shares of the Series B Preferred in accordance with the terms of the Certificate of Designation prior to the one hundred eightieth (180th) day following the date of issuance of the Series B Preferred.

On November 25, 2020, the Company issued 5,300 shares of its Series B Preferred Stock in exchange for $50,000 of net proceeds from an investor.

On December 02, 2020, the Company converted $140,000 of a promissory note into 40,000,000 shares of its common stock.

On December 08, 2020, the Company converted $140,000 of a promissory note into 40,000,000 shares of its common stock.

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On December 11, 2020, the Company entered into a Common Stock Purchase Agreement (“CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton”), an unrelated third party. Triton agreed to invest $1 million in the Company in the form of common stock purchases. Subject to the terms and conditions set forth in the CSPA, the Company agreed to sell to Triton common shares of the Company having an aggregate value of One Million Dollars ($1,000,000). The Company may, in its sole discretion, deliver a Purchase Notice to Triton which states the dollar amount of shares which the Company intends to sell to Triton. The price of the shares to be sold will be $0.006 per shares. Triton’s obligation to purchase securities is conditioned on certain factors including, but not limited, to the Company having an effective registration available for resale of the securities being purchased; a minimum closing price of $0.009 per share for the Company’s common stock on the delivery date for the shares; and, Triton’s ownership not exceeding 9.9% of the issued and outstanding shares of the Company at any time. In connection with the CSPA, the Company also issued to Triton warrants to acquire 100,000,000 shares of the Company’s common stock at an exercise price of $0.01 per shares, with a term of 5-years.

On December 15, 2020, the Company converted $30,000 of a promissory note into 9,375,000 shares of its common stock.

On December 15, 2020, the Company converted $15,150 of a promissory note into 4,734,375 shares of its common stock.

On December 17, 2020, the Company converted $45,000 of a promissory note into 12,371,134 shares of its common stock.

On December 29, 2020, the Company converted $45,150 of a promissory note into 14,109,375 shares of its common stock.

On January 04, 2021, the Company converted $45,390 of a promissory note into 11,866,580 shares of its common stock.

On January 06, 2021, the Company issued 3,800 shares of its Series B Preferred Stock in exchange for $35,000 of net proceeds from an investor.

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BUSINESS

Business History

Our company was incorporated as LandStar, Inc., a Nevada corporation, on May 4, 1998, for the purpose of purchasing, developing and reselling real property, with its principal focus on the development of raw land. From incorporation through December 31, 1998, we had no business operations and was a development-stage company. We did not purchase or develop any properties and decided to change our business plan and operations. On March 31, 1999, we acquired approximately 98.5% of the common stock of Rebound Rubber Corp. (“Rebound Rubber”) pursuant to a share exchange agreement with Rebound Rubber and substantially all of Rebound Rubber’s shareholders. The acquisition was effected by issuing 14,500,100 shares of common stock, which constituted 14.5% of the 100,000,000 of our authorized shares, and 50.6% of the 28,622,100 issued and outstanding shares on completion of the acquisition.

The share exchange with Rebound Rubber (and other transactions occurring in March 1999) resulted in a change of control and the appointment of new officers and directors. These transactions also changed our focus to the development and utilization of technology to de-vulcanize and reactivate recycled rubber for resale as a raw material in the production of new rubber products. Our business strategy was to sell the de-vulcanized material (and compounds using the materials) to manufacturers of rubber products.

Prior to 2001 we had no revenues. In 2001 and 2002 revenues were derived from management services rendered to a rubber recycling company.

In August 2001, we amended our Articles of Incorporation to authorize 500,000,000 shares of common stock, $0.001 par value per share, and 150,000,000 shares of preferred stock, $0.01 par value per share. We may designate preferred stock into specific classes by action of our board of directors. In May 2008, our board of directors established a class of Convertible Preferred Series A (the “Series A”), authorizing 10,000,000 shares. When established, among other things, (i) each share of Series A was convertible into 1,000 shares of our common stock, and (ii) a holder of Series A was entitled to vote 1,000 shares of common stock for each share of Series A on all matters submitted to a vote by stockholders.

In September 2008, we amended our Articles of Incorporation to increase the number of authorized shares to 985,000,000, $0.001 par value per share, further amended the Articles in January 2009 to increase the number of authorized shares to 4,000,000,000, and in January 2010 amended our Articles to increase the number of authorized shares to 8,888,000,000.

We were effectively dormant for a number of years. In or around February 2014, there was a change in control whereby Kevin Hayes acquired 1,000,000 shares of the Series A and was appointed as our sole director and officer. In or around April 2017, there was another change in control when Mr. Hayes sold the 1,000,000 shares of Series A to Hybrid Titan Management, which then proceeded to assign the Series A to William Alessi. Mr. Alessi was then appointed as our sole director and officer. Mr. Alessi initiated legal action in his home state of North Carolina to confirm, among other things, his ownership of the Series A; his “control” over the company, and the status of creditors of the company. In or around June 2017, the court entered judgment in favor of Mr. Alessi, confirming his majority ownership and control of the company.

In or around July 2017, while under the majority ownership and management of Mr. Alessi, we sought to effect a merger transaction (the “Merger”) under which the company would be merged into Data443 Risk Mitigation, Inc., a North Carolina corporation (“Data443”). Data443 was originally formed under the name LandStar, Inc. The name of the North Carolina corporation was changed to Data443 in December 2017. In November 2017, our controlling interest was acquired by our current chief executive officer and sole board member, Jason Remillard, when he acquired all of the Series A shares from Mr. Alessi. In that same transaction, Mr. Remillard also acquired all of the shares of Data443 from Mr. Alessi. Mr. Remillard was then appointed as our sole director and sole officer and of Data443.

In January 2018, we acquired substantially all of the assets of Myriad Software Productions, LLC, which was owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs®, and all intellectual property and goodwill associated therewith. As a result of the acquisition, the Company was no longer a “shell” under applicable securities rules. In consideration for the acquisition, we agreed to a purchase price of $1,500,000, comprised of: (i) $50,000 paid at closing; (ii) $250,000 in the form of a promissory note; and (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 1,200,000,000 shares of our common stock. The shares have not yet been issued and are not included as part of our issued and outstanding shares. However, these shares have been recorded as “Acquisition of ClassiDocs” included in additional paid in capital within our financial statements for the year ending December 31, 2019.

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In April 2018, we amended the designation for our Series A by providing that a holder of Series A was entitled to (i) vote 15,000 shares of common stock for each share of Series A on all matters submitted to a vote by stockholders, and (ii) convert each share of Series A into 1,000 shares of our common stock.

In May 2018, the Company amended and restated its Articles of Incorporation. The total authorized number of shares is 8,888,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share, designated in the discretion of our board of directors. The Series A remains in full force and effect.

In June 2018, after careful analysis and in reliance upon professional advisors we retained, it was determined that the Merger had, in fact, not been completed, and that the Merger was not in the best interests of the Company and its stockholders. As such, the Merger was legally terminated. In place of the Merger, in June 2018, we acquired all of the issued and outstanding shares of stock of Data443 (the “Share Exchange”). As a result of the Share Exchange, Data443 became our wholly-owned subsidiary, with both the Company and Data443 continuing to exist as corporate entities. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) 100,000,000 shares of our common stock and (b) on the eighteen-month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 100,000,000 shares of our common stock, provided that Data443 has at least an additional $1,000,000 in revenue by the Earn Out Date (not including revenue directly from acquisitions). None of the shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued. As such, none of said shares are included as part of our issued and outstanding shares. However, these shares have been recorded as “Share exchange with related party for Data443 additional share issuable” included in additional paid in capital within our financial statements for the year ending December 31, 2019.

On or about June 29, 2018, we secured the rights to the WordPress GDPR Framework through our wholly-owned subsidiary Data443 for a total consideration of €40,001, or approximately $46,521, payable in four payments of approximately €10,000, with the first payment due at closing, and the remaining payments due at the end of July, August and September 2018. Upon issuance of the final payment, we gained the right to enter into an asset transfer agreement for the nominal cost of one euro (€1).

On or about October 22, 2018, we entered into an asset purchase agreement with Modevity, LLC (“Modevity”) to acquire certain assets collectively known as ARALOC®, a software-as-a service (“SaaS”) platform that provides cloud-based data storage, protection, and workflow automation. The acquired assets consist of intellectual and related intangible property including applications and associated software code, and trademarks. Access to books and records related to the customers and revenues Modevity created on the ARALOC platform were also included in the asset purchase agreement. These assets were substantially less than the total assets of Modevity, and revenues from the platform comprised a portion of the overall sales of Modevity. We are required to create the technical capabilities to support the ongoing operation of this SaaS platform. A substantial effort on our part is needed to continue generating ARALOC revenues through development of a sales force, as well as billing and collection processes. We paid Modevity (i) $200,000 in cash, (ii) $750,000, in the form of a 10-month promissory note, and (iii) 164,533,821 shares of our common stock.

On June 21, 2019, the Company filed an amendment to its articles of incorporation to increase the total number authorized shares of the Company’s common stock, par value $0.001 per share, from 8,888,000,000 shares to 15,000,000,000 shares.

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC to acquire certain assets collectively known as DataExpressTM, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of approximately $98,000 in liabilities and, (iv) approximately 2,465,753 shares of our common stock. As of December 31, 2019, these shares have not been issued and are recorded as “Stock issuable for asset purchase” included in additional paid in capital.

On October 14, 2019, the Company filed an amendment to its Articles of Incorporation to change its name to Data443 Risk Mitigation, Inc., and to effect a 1-for-750 reverse stock split of its issued and outstanding shares of common and preferred shares, each with $0.001 par value, and to reduce the numbers of authorized common and preferred shares to 60,000,000 and 337,500, respectively. On October 28, 2019, the name change and the split and changes in authorized common and preferred shares was effected, resulting in approximately 7,282,678,714 issued and outstanding shares of the Company’s common stock to be reduced to approximately 9,710,239, and 1,000,000 issued and outstanding shares of the Company’s preferred shares to be reduced to 1,334 as of October 28, 2019. All per share amounts and number of shares, including the authorized shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split and decrease in authorized common and preferred shares.

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On March 05, 2020 the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 250,000,000. On April 15, 2020 the Company further amended its Articles of Incorporation to increase the number of shares of authorized common stock to 750,000,000. On August 17, 2020 the Company again amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1.5 billion. On November 25, 2020 the Company filed a Certificate of Designation to authorize and create its Series B Preferred shares, consisting of 80,000 shares. On December 15, 2020 the Company again amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1.5 billion 1.8 billion.

On August 13, 2020, the Company entered into an Asset Purchase Agreement to acquire certain assets collectively known as FileFacets™, a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops. The total purchase price was $135,000, which amount was paid in full at the closing of the transaction.

On September 21, 2020, the Company entered into an Asset Purchase Agreement with the owners of a business known as IntellyWP™, to acquire the intellectual property rights and certain assets collectively known as IntellyWP™, an Italy-based developer that produces WordPress plug-ins that enhance the overall user experience for webmaster and end users. The total purchase price of $135,000 consists of: (i) a $55,000 cash payment at closing; (ii) a cash payment of $40,000 upon completion of certain training; and, (iii) a cash payment of $40,000 upon the Company collecting $25,000 from the assets acquired in the subject transaction.

On October 08, the Company entered into an Asset Purchase Agreement with Resilient Network Systems, Inc. (“RNS”) to acquire the intellectual property rights and certain assets collectively known as Resilient Networks™, a Silicon Valley based SaaS platform that performs SSO and adaptive access control “on the fly” with sophisticated and flexible policy workflows for authentication and authorization. The total purchase price of $305,000 consists of: (i) a $125,000 cash payment at closing; and, (ii) the issuance of 19,148,936 shares of our common stock to RNS.

Business Overview

We are in the data security and privacy business, operating as a software and services provider. Data security and privacy legislation, such as the European Union’s General Data Protection Regulation (“GDPR”), is driving significant investment by organizations to offset risks from data breaches and damaging information disclosures of various types. We provide solutions for the marketplace that are designed to protect data via the cloud, hybrid, and on-premises architectures. Our suite of security products focus on the protection of: sensitive files and emails; confidential customer, patient, and employee data; financial records; strategic and product plans; intellectual property; and any other data requiring security, allowing our clients to create, share, and protect their data wherever it is stored.

We deliver solutions and capabilities via all technical architectures, and in formats designed for each client. Licensing and subscription models are available to conform to customer purchasing requirements. Our solutions are driven by several proprietary technologies and methodologies that we have developed or acquired, giving us our primary competitive advantage.

We intend to sell substantially all of our products and services directly to end-users, though some sales may also be effected through channel partners, including distributors and resellers which sell to end-user customers. We believe that our sales model, which combines the leverage of a channel sales model with our own highly trained and professional sales force, will play a significant role in our ability to grow and to successfully deliver our value proposition for data security. While our products serve customers of all sizes in all industries, the marketing focus and majority of our sales focus is on targeting organizations with 100 users or more who can make larger purchases with us over time and have a greater potential lifetime value. We also intend to focus on the European Union, as the GDPR has driven increased IT spending as companies seek to securely manage data and comply with the GDPR. Targeted industries include the financial services, healthcare, public, industrial, insurance, energy and utilities, consumer and retail, education, media and entertainment and technology sectors.

Size of Our Market Opportunity

Worldwide spending on information security products and services will reach more than $114 billion in 2018, an increase of 12.4 percent from last year, according to the latest forecast from Gartner, Inc. In 2019, the market was forecast to grow 8.7 percent to $124 billion, with further increases expected for 2020. As cloud-based services increase in popularity, that market increases to an estimated $300 billion by 2021. The International Data Corporation’s Data Age 2025: The Evolution of Data to Life-Critical study estimates that the amount of data created in the world will grow to 163 Zettabytes (or 151 trillion gigabytes) in 2025, representing a nearly tenfold increase from the amount created in 2016. They estimate that nearly 20% of that data will be critical to our daily lives (and nearly 10% will be hypercritical). The study also suggests that by 2025, almost 90% of all data will require a meaningful level of security, but less than half will be secured. Every enterprise and governmental agency will almost certainly require new technologies to protect and manage data.

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We believe that the functionalities offered by our programs and services position us to benefit from this growing market. Further, as we continue to grow our business, we believe that we may have opportunities to expand into collateral growing markets, such IT operations management, storage management and data integration.

Our Products

We currently have six major product lines, each of which provides features and functionality which enable our clients to fully secure the value of their data. This architecture easily extends through modular functionalities, giving our clients the flexibility to select the features they require for their business needs and the flexibility to expand their usage simply by adding a license.

ClassiDocs. ClassiDocs is our flagship/signature product, launched in the first quarter of 2018. ClassiDocs is enterprise software that runs on-premises or in the cloud. It provides our customers with data classification, governance, and discovery across local devices, networks, the cloud, and databases for data that is at rest and in flight. It also allows our customers to respond to 12 of the GDPR Articles.

WordPress GDPR Framework. WordPress GDPR Framework is our data protocol to identify and classify regulated data in the European Union that falls under the GDPR.

ARALOC Board Meeting Management Software. This software product enables secure distribution of board materials to board members using custom branded and configured applications for iPad, iPhone, Android, PC and Mac.

DataExpress NonStop (DXNS). Secure Managed File Transfer solutions exclusively for the HPE NonStop™ platform – powering data transfer for some of the world’s leading financial institutions for over 15 years.

DataExpress Open Platform (DXOP). Secure Managed File Transfer solutions for open platforms such as Microsoft Windows, UNIX, Linux and OSX – DXOP supports all of the power, reliability and functionality of our leading DXNS capabilities for the Open Platform capabilities.

Key Benefits of Our Products and Services

Our products and services:

●	protect data against data breaches and cyber-attacks;

●	are highly scalable and flexible;

●	have a broad range of functionality;

●	satisfy regulatory compliance requirements;

●	are usable across all major enterprise platforms and systems;

●	are quick to implement; and

●	are easy to use.

Our Growth Strategy

Our objective is to be a leading provider of data security products and services. The following are key elements of our growth strategy:

Acquisitions. We intend to aggressively pursue acquisitions of other cybersecurity software and services providers focused on the data security sector. Targets are companies with a steady client base, as well as companies with complementary product offerings.

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Research & Development; Innovation. We intend to increase our spending on research and development in order to drive innovation to improve existing products and to deliver new products. We will work towards proactively identifying and solving the data security needs of our clients.

Grow Our Customer Base. We believe that the continued rise in enterprise data and increased cybersecurity concerns will increase demand for our services and products. We intend to capitalize on this demand by targeting new customers.

Expand Our Sales Force. Continuing to expand our salesforce will be essential to achieving our customer base expansion goals. At the appropriate time, we intend to expand our sales capacity by adding headcount throughout our sales and marketing department.

Focus on EU Opportunities. We believe there is a significant opportunity for our products and services in the EU and other international markets in order to enable compliance with the GDPR. We believe that a focus on international markets will be a key component of our growth strategy.

Our Customers

Our current customer base is comprised primarily of customers purchasing ARALOC, ArcMail, DataExpress, and ClassiDocs products. Our customers vary greatly in size, ranging from small and medium businesses to large enterprises.

Services

Maintenance and Support

Our intended customers will typically purchase software maintenance and support as part of their initial purchase of our products. These maintenance agreements provide customers the right to receive support and unspecified upgrades and enhancements when and if they become available during the maintenance period and access to our technical support services. We will maintain a customer support organization that provides all levels of support to our customers.

Professional Services

While users can easily download, install and deploy our software on their own, we anticipate that certain enterprises will use our professional service team to provide fee-based services, which include training our customers in the use of our products, providing advice on deployment planning, network design, product configuration and implementation, automating and customizing reports and tuning policies and configuration of our products for the particular characteristics of the customer’s environment.

Sales and Marketing

Sales

We intend to sell the majority of our products and services directly to our end users/clients. We will also propose to effect sales through a network of channel partners, which in turn, sell the products they purchase from us. We have a highly-trained professional sales force that is responsible for overall market development, including the management of the relationships with our channel partners and supporting channel partners.

Marketing

Our marketing strategy focuses on building our brand and product awareness, increasing customer adoption and demand, communicating advantages and business benefits and generating leads for our channel partners and sales force. We will market our products as a solution for securing and managing file systems and enterprise data and protecting against cyber-attacks. Our internal marketing organization will be responsible for branding, content generation and product marketing. Our marketing efforts will also include public relations in multiple regions, analyst relations, customer marketing, and extensive content development available through our web site and social media outlets.

Seasonality

Our business is not subject to seasonality.

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Research and Development

While currently limited, our planned research and development efforts will be focused on improving and enhancing our existing products and services, as well as developing new products, features and functionality. We plan to regularly release new versions of our products which incorporate new features and enhancements to existing ones.

Intellectual Property

The Company has a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship. The Company’s employee agreements also require relevant employees to assign to it all rights to any inventions made or conceived during their employment with the Company. In addition, the Company has a policy of requiring individuals and entities with which it discusses potential business relationships to sign non-disclosure agreements. The Company’s agreements with clients include confidentiality and non-disclosure provisions. We cannot assure you that the steps taken by us will prevent misappropriation of our trade secrets or technology or infringement of our intellectual property. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States, and many foreign countries do not enforce these laws as diligently as government agencies and private parties in the United States.

We currently make use of a number of trademarks in our business, including, without limitation, the following:

●	ClassiDocs®

●	ARALOC®

●	DataExpress™

Unlike copyrights and patents, trademark rights can last indefinitely so long as the owner continues to use the mark to identify its goods or services. The term of a federal trademark is ten years, with ten-year renewal terms. The number of years remaining for the federal trademark on the three trademarks we make use of in our business is as follows:

ClassiDocs: Eight years

ARALOC: Four years

DataExpress: Fourteen years

Competition

The industry in which we compete is highly competitive. Many companies offer similar products and services for data security. We may be at a substantial disadvantage to our competitors who have more capital than we do to carry out operations and marketing efforts. We hope to maintain our competitive advantage by offering quality at a competitive price, and by utilizing the experience, knowledge, and expertise of our management team.

We will face competition from more established companies that have competitive advantages, such as greater name recognition, larger sales, marketing, research and acquisition resources, access to larger customer bases and channel partners, a longer operating history and lower labor and development costs, which may enable them to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than we do. Increased competition could result in us failing to attract customers or maintaining them. It could also lead to price cuts, alternative pricing structures or the introduction of products available for free or a nominal price, reduced gross margins, longer sales cycles and loss of market share. If we are unable to compete successfully against current and future competitors, our business and financial condition may be harmed.

Employees

As of January 21, 2021, we had 19 employees and independent contractors, of which one was considered to be part of our management team; our sole director and officer, Jason Remillard. We have not experienced any work stoppages, and we consider our relations with our employees to be good. The Company believes that it will be successful in attracting experienced and capable personnel. The Company’s employees are not represented by any labor union.

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Government regulation

We are subject to the laws and regulations of the jurisdictions in which we operate, which may include business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Legal Proceedings

The Company may from time to time be involved in various claims and legal proceedings of a nature it believes are normal and incidental to its business. These matters may include product liability, intellectual property, employment, personal injury cause by the Company’s employees, and other general claims. The Company is not presently a party to any legal proceedings that, in the opinion of its management, are likely to have a material adverse effect on its business. Regardless of outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

Properties

Our principal executive office is located at 101 J Morris Commons Lane, Suite 105, Morrisville, North Carolina 27560. The space is a shared office space, which at the current time is suitable for the conduct of our business.

Going Concern

We are dependent upon the receipt of capital investment and other financing to fund our ongoing operations and to execute our business plan. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations. We may be required to obtain alternative or additional financing, from financial institutions or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our independent registered public accounting firm has included an explanatory paragraph in their report in our audited financial statements for the fiscal year ended December 31, 2019 to the effect that our limited operations and lack of profitability raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

Available Information

The Company expects to continue to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, proxy statements and other information with the SEC. Any materials filed by the Company with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the SEC’s Public Reference Room is available by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains annual, quarterly and current reports, proxy statements and other information that issuers (including the Company) file electronically with the SEC. The Internet address of the SEC’s website is http://www.sec.gov. At some point in the near future we intend to make our reports, amendments thereto, and other information available, free of charge, on a website for the Company. At this time, the Company does not provide a link on its website to such filings, and there is no estimate for when such a link on the Company’s website will be available. Our corporate offices are located at 101 J Morris Commons Lane, Suite 105, Morrisville, North Carolina 27560. Our telephone number is 919-858-6542.

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MANAGEMENT

Sole Director and Executive Officers

Our sole director and executive officers, including their age, positions, and biographical information as of January 21, 2021, are set forth below.

Name	Position	Age
Jason Remillard	President, Chief Executive Officer, Secretary, Chief Financial Officer and sole Director	47

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors.

Set forth below is a brief description of the background and business experience of our current executive officers and directors for the past five years.

Jason Remillard

Jason Remillard is our President, Chief Executive Officer, Secretary, and sole Director, positions he has held since November 2017. From November 2017 until May 2019, Mr. Remillard also served as our Chief Financial Officer. Mr. Remillard has once again assumed the position of Chief Financial Officer as of January 23, 2020.

Mr. Remillard started his career in the early 1990s with an internet service provider, Mr. Remillard has led software organizations of all sizes throughout his career. In addition to product management, development, and marketing, he has delivered strategic consulting for leading organizations worldwide and in both cyber-security and IT operations capabilities. He has had a distinguished career of over 25-years in the business of enterprise information technology, providing services world-wide. He has been on all three of the recognized aspects of information technology: (i) as a vendor; (ii) as an implementer; and, (iii) as the customer. Mr. Remillard has developed, delivered, and sold pervasive solutions and products for companies culminating in four successful market exits.

Immediately prior to forming Data443, Mr. Remillard focused on building an award-winning data privacy and compliance product – ClassiDocs™. During this period he focused on enterprise customer relationships, strategic industry partnerships and setting the foundation for a new and unique entry into the global and growing data privacy and compliance marketplace. Prior to this, he relocated to New York City to serve as VP of Security Architecture and Engineering for Deutsche Bank and managed a large and complex portfolio of technology and staff globally, including risk management, data security and enterprise compliance programs. During the last five years Mr. Remillard also led a large global diversified security products portfolio for Dell Software (formerly Quest Software), with over 4,000 active customers, development & marketing teams, and international distribution channels. In addition to Mr. Remillard’s previous years as a management consultant for IBM Corporation, he has also developed, marketed, and successfully managed five other startups in the cyber security space. With almost 30 years of enterprise IT, business development and product sales experience, Mr. Remillard continues to execute on his vision of simplifying important security capabilities to protect important assets.

Mr. Remillard holds an MBA from the Richard Ivey School of Business (London, ON Canada). He is also a Certified Information Systems Security Professional (CISSP). Mr. Remillard is a founding member of the Blockchain Executive Group; former VP of CISO Global Security Architecture and Engineering at Deutsche Bank; Senior Product Manager for Dell/Quest Software; Management Consultant for IBM; and, Strategic Consultant for RBC Bank, TD Bank. Based upon his experience, and expertise, in the data security space, Mr. Remillard lends himself to be an ideal candidate to head the Company and serve on the Board.

Mr. Remillard devotes one hundred percent (100%) of his time to us. Based upon his experience and expertise in the data security space, we believe Mr. Remillard is an ideal candidate to head the Company and serve as our sole director.

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Legal Proceedings

To our knowledge, (i) no director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years; (ii) no director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years; (iii) no director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years; and (iv) no director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.]

Family Relationships

There are no family relationships between any of our officers and directors.

Board Committees

We do not have a formal Audit Committee, Nominating Committee, or Compensation Committee. As our business expands, the directors will evaluate the necessity of such committees.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2020 and 2019, compensation awarded or paid to our named executive officers, consisting of our principal executive officer during such time (the “Named Executive Officers”):

			Stock	Option	All Other
Name and		Salary	Awards	Awards	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)

Jason Remillard	2020	163,282	216,000	-	-	379,283
CEO, CFO, Sole Director	2019	109,359	185,000	-	-	294,788

Steven Dawson CFO(1)	2019	95,000	136,275	52,632	-	283,907

(1) Mr. Dawson served as our Chief Financial Officer from May 1, 2019 until January 24, 2020.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by our Named Executive Officers as of December 31, 2020:

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities unexercised unearned options (#)	Option exercise price ($)	Option expiration date

Jason Remillard	38,462	-	-	$3.90	December 30, 2028

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Employment Agreements

As of December 31, 2020, we did not have an employment or consulting agreement with any officers or directors and there were no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by us or any of our subsidiaries, if any.

Steven Dawson. In connection with Mr. Dawson’s appointment as our Chief Financial Officer, we and Mr. Dawson entered into an Executive Employment Agreement effective April 30, 2019 (the “Employment Agreement”). The Employment Agreement provides for an initial base annual salary of $120,000, with increases in annual base salary to (i) $180,000 upon the SEC declaring effective an S-1 to register shares of our common stock; and (ii) $220,000 when we achieve an annualized revenue run rate of at least $5,000,000, or enter into new customer contracts or trailing 12-month gross booked revenues of $2,500,000. The Employment Agreement also provides for annual bonus eligibility with an annual target payout of 50% of his base salary. In addition, in the event of certain terminations after a change in control (as defined in the Agreement) or if we terminate Mr. Dawson’s employment without just cause (as defined in the Employment Agreement), or if Mr. Dawson resigns for good reason (as defined in the Employment Agreement), subject to signing a general release of claims, Mr. Dawson will be entitled to receive continued payment of his base salary for six months.

Pursuant to the Employment Agreement, Mr. Dawson was also granted the following equity awards:

(i)	An incentive stock option (ISO) granting Mr. Dawson the right to purchase up to 26,315,789 shares of our common stock at an option exercise price of $0.0019 per share. This ISO award vested in May 2019.

(ii)	A restricted stock award (RSA) of 23,684,211 shares of our common stock, valued at $0.0019 per share. This RSA grant vested in May 2019.

(iii)	Mr. Dawson shall also receive an RSA grant every three months beginning at the time of the Employment Agreement in that number of shares having a value of $45,000, based upon a share price equal to the weighted-average closing price of our common stock for the five (5) trading days immediately preceding the date of the grant. Each such grant will vest 100% twelve (12) months from date of grant.

Director Compensation

Our board of directors does not currently receive any consideration for their services as members of our board of directors. Our board of directors reserves the right in the future to award the members of the board of directors cash or stock based consideration for their services to us, which awards, if granted shall be in the sole determination of the board of directors.

Executive Compensation Philosophy

Our board of directors determines the compensation given to our executive officers in their sole determination. Our board of directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our board of directors has not granted any performance base stock options to date, the board of directors reserves the right to grant such options in the future, if the board of directors in its sole determination believes such grants would be in our best interests.

Incentive Bonus

Our board of directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the board of directors believes such bonuses are in our best interests, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

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Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support our long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our board of directors. We do not currently have any immediate plans to grant any additional awards.

Our 2019 Omnibus Incentive Plan (the “2019 Plan”) was adopted by our Board of Directors on May 16, 2019 and by a majority of our voting securities on June 24, 2019. The 2019 Plan permits the granting of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and dividend equivalent rights to eligible employees, directors and consultants. We grant options to purchase shares of common stock under the 2019 Plan at no less than the fair value of the underlying common stock as of the date of grant. Options granted under the Plan have a maximum term of ten years. Under the Plan, a total of 1,333,334 shares of common stock are reserved for issuance, of which options to purchase 156,521 and 180,426 shares of common stock and 522,720 and 133,168 shares of common stock were granted as of December 31, 2019 and December 31, 2018, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

In January 2018, we acquired substantially all of the assets of Myriad Software Productions, LLC (“Myriad”), which was wholly owned by our sole director and chief executive officer, Jason Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. This acquisition changed our status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, we agreed to a purchase price of $1,500,000 comprised of the following: (i) $50,000 paid at closing, (ii) $250,000 in the form of a promissory note, and (iii) $1,200,000 in shares of common stock, valued as of the closing, which equated to 1,600,000 shares of our common stock. The shares were issued in the form of 144,000 shares of the Company’s Series A preferred stock as part of the consideration under a Share Settlement Agreement dated August 14, 2020 by and between the Company and Mr. Remillard.

In June 2018, we acquired all of the issued and outstanding shares of stock (the “Share Exchange”) of Data443 Risk Mitigation, Inc., a North Carolina corporation (“Data443”). As a result of the Share Exchange, Data443 became a wholly-owned subsidiary of the Company, with both the Company and Data443 continuing to exist as corporate entities. The finances and business conducted by the respective entities prior to the Share Exchange were treated as related party transactions in anticipation of the Share Exchange. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) One hundred million (100,000,000) shares of our common stock; and (b) on the eighteen (18) month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 100,000,000 shares of our common stock, provided that Data443 has at least an additional $1,000,000 in revenue by the Earn Out Date (not including revenue directly from acquisitions). None of our shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval, or ratification of transactions with our executive officers, directors, and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval, or ratification of our board of directors, or an appropriate committee thereof. Going forward, our directors will continue to approve any related party transaction.

Director Independence

Our common stock is currently quoted on the OTC Pink, which does not have director independence requirements. Our board of directors is currently composed of a single member, Jason Remillard, who does not qualify as an independent director.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of January 21, 2021, certain information concerning the beneficial ownership of our common stock and Series A Preferred Stock by (i) each stockholder known by us to own beneficially five percent or more of any of our outstanding common stock or our Series A Preferred Stock; (ii) each director; (iii) each named executive officer, as defined in Item 402 of Regulation S-K; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. As of January 21, 2021, there were (i) 1,015,299,215 shares of common stock issued; and, (ii) 150,000 shares of Series A Preferred Stock issued and outstanding (that are convertible into 150,000,000 shares of common stock, with total voting power of 2,250,000,000 votes).

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Unless otherwise stated, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares beneficially owned by such person is deemed to include the number of shares beneficially owned by such person by reason of such acquisition rights, and the total number of shares outstanding is also deemed to include such shares (but not shares subject to similar acquisition rights held by any other person, except with respect to the percentage ownership of directors and officers as a group) for purposes of that calculation. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual ownership or voting power at any particular date. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Beneficially Owned	Percentage Beneficially Owned
5% Beneficial Stockholders
Jason Remillard(1)(2)	156,181,409	13.4	%(3)

Officers and Directors
Jason Remillard	156,181,409	13.4%

Officers and Directors as a Group (1 person)	156,181,409	13.4%

(1)	Includes (i) 150,000,000 shares which would be issued to Mr. Remillard upon conversion of his Series A Preferred Stock; (ii) 133,334 shares to be issued to Mr. Remillard in connection with the acquisition of Data443 Risk Mitigation, Inc., a North Carolina corporation and wholly-owned subsidiary of the Company; and, (iii) 6,048,075 shares currently owned by Mr. Remillard.

(2)	The mailing address for each officer and director is c/o Data443 Risk Mitigation, Inc., 101 J Morris Commons Lane, Suite 105, Morrisville, North Carolina 27560.

(3)	Includes shares actually issued and outstanding (1,015,299,215); and, shares to be issued to Mr. Remillard (150,133,334), for a total of 1,165,432,549 shares.

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial number of shares of our Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our Common Stock. In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate. If and when this Registration Statement becomes effective, we might elect to adopt a stock option plan and file a Registration Statement under the Securities Act registering the shares of Common Stock reserved for issuance thereunder. Following the effectiveness of any such Registration Statement, the shares of Common Stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

The sale of shares of our Common Stock which are not registered under the Securities Act, known as “restricted” shares, typically are effected under Rule 144. As of January 21, 2021, we had outstanding an aggregate of 1,015,299,215 shares of Common Stock, of which approximately 145,122,939 shares are restricted Common Stock. All our shares of Common Stock might be sold under Rule 144 after having been held for six months. No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our Common Stock, or the availability of such shares for future sale, will have on the market price of our Common Stock or our ability to raise capital through an offering of our equity securities.

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All of the shares of our Common Stock sold under this Prospectus will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate or held by our current stockholders, or issued by us in connection with the conversion or exercise of the preferred stock, warrants and options described above, may not be resold except pursuant to an effective registration statement or an exemption from registration, including the exemption under Rule 144 of the Securities Act described below. 145,265,043 shares of common stock outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the current public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144 as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

●	1.0% of the then outstanding shares of our common stock; or

●	the average weekly trading volume during the four calendar weeks preceding the date on which notice of the sale is filed on Form 144.

Such sales by affiliates under Rule 144 are also subject to restrictions relating to the manner of sale, notice requirements, and the availability of current public information about us, and to the holding period requirements set forth above if the shares are restricted securities.

Rule 701

Rule 701 of the Securities Act, as currently in effect, permits each of our employees, officers, directors, and consultants, to the extent such persons are not “affiliates” as that term is defined in Rule 144, who purchased or received our shares pursuant to a written compensatory plan or contract, to resell such shares in reliance upon Rule 144, but without compliance with the specific requirements regarding the availability of public information or holding periods thereunder. Rule 701 provides that affiliates who purchased or received shares pursuant to a written compensatory plan or contract are eligible to resell their Rule 701 shares under Rule 144 without complying with the holding period requirement of Rule 144.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorize a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. In addition, our Amended and Restated Bylaws provide that we have the authority to indemnify our directors and officers and may indemnify our employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. We are also empowered under our Bylaws to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

62

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Law Offices of Michael S. DeBenon, Newport Beach, California.

EXPERTS

The audited consolidated financial statements of the Company as of December 31, 2019 and 2018 and for the years then ended appearing in this Prospectus have been so included in reliance on the reports of Thayer O’Neal Company, LLC, an independent public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting. Prior to the preparation and filing of the Company’s Form 10-Q for the period ending September 30, 2020, the Company engaged TPS Thayer as its independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly, and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). At some point in the near future we intend to make our reports, amendments thereto, and other information available, free of charge, on a website for the Company. At this time, the Company does not provide a link on its website to such filings, and there is no estimate for when such a link on the Company’s website will be available.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered hereby. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

63

PART I - FINANCIAL INFORMATION

F-1

DATA443 RISK MITIGATION, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets
Cash	$482,715	$18,673
Accounts receivable	76,977	63,556
Inventory	8,301	8,301
Prepaid expense and other current assets	721	807
Total current assets	568,714	91,337

Property and equipment, net	300,422	100,127
Operating lease right-of-use assets, net	265,613	395,388
Intellectual property, net of accumulated amortization	2,243,679	3,141,938
Deposits	31,440	20,944
Total Assets	$3,409,868	$3,749,734

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$153,902	$379,325
Payroll liabilities	111,097	28,870
Deferred revenue	1,419,556	728,749
Interest payable	120,004	59,979
Notes payable	283,683	165,120
Convertible notes payable, net of unamortized discount	2,413,367	3,212,786
Derivative liability	3,243,819	2,601,277
Due to a related party	638,345	1,103,314
License fee payable	1,094,691	1,094,691
Operating lease liability	89,903	86,372
Finance lease liability	87,901	34,425
Total Current Liabilities	9,656,268	9,494,908

Notes payable - non-current	547,025	-
Deferred revenues - non-current	49,237	224,797
Operating lease liability - non-current	256,258	373,000
Finance lease liability - non-current	106,774	53,480
Total Liabilities	10,615,562	10,146,185

Stockholders’ Deficit
Preferred stock: 337,500 authorized; $0.001 par value Series A Preferred Stock, 150,000 shares designated; $0.001 par value; 150,000 and 1,334 shares issued and outstanding, respectively	150	1
Common stock: 1,500,000,000 authorized; $0.001 par value 607,977,018 and 9,692,065 shares issued and outstanding, respectively	607,977	9,692
Additional paid in capital	28,051,429	15,204,771
Accumulated deficit	(35,865,250)	(21,610,915)
Total Stockholders’ Deficit	(7,205,694)	(6,396,451)
Total Liabilities and Stockholders’ Deficit	$3,409,868	$3,749,734

See the accompanying Notes, which are an integral part of these unaudited Consolidated Financial Statements

F-2

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Revenue	$700,275	$628,382	$1,644,087	$1,129,785
Cost of revenue	108,363	47,236	161,749	86,982
Gross profit	591,912	581,146	1,482,338	1,042,803

Operating expenses
General and administrative	858,205	1,328,359	3,949,635	3,200,434
Sales and marketing	3,010	79,552	151,221	461,146
Research and development	-	-	-	4,205
Total operating expenses	861,215	1,407,911	4,100,856	3,665,785

Net loss from operations	(269,303)	(826,765)	(2,618,518)	(2,622,982)

Other income (expense)
Interest expense	(618,934)	(392,564)	(1,691,099)	(1,056,391)
Gain on contingent liability	-	(10,000)	-	440,000
Loss on settlement on debt	(191,833)	-	(245,833)	-
Change in fair value of derivative liability	(420,070)	(1,967,072)	(9,698,885)	7,266,703
Total other income (expense)	(1,230,837)	(2,369,636)	(11,635,817)	6,650,312

Income (loss) before income taxes	(1,500,140)	(3,196,401)	(14,254,335)	4,027,330
Provision for income taxes	-	-	-	-
Net income (loss)	$(1,500,140)	$(3,196,401)	$(14,254,335)	$4,027,330

Basic income (loss) per Common Share	$(0.00)	$(0.32)	$(0.09)	$0.45
Basic weighted average number of common shares outstanding	386,013,317	9,857,162	156,095,522	8,853,850

Diluted income (loss) per Common Share	$(0.00)	$(0.32)	$(0.09)	$0.42
Diluted weighted average number of common shares outstanding	386,013,317	9,857,162	156,095,522	9,607,448

See the accompanying Notes, which are an integral part of these unaudited Consolidated Financial Statements

F-3

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited)

For the Three Months Ended September 30, 2020

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - June 30, 2020	1,334	1	160,108,545	160,108	20,082,520	(34,365,110)	(14,122,481)
Settlement of stock subscriptions	144,000	144	-	-	(144)	-	-
Preferred stock issued for service	4,666	5	-	-	158,639		158,644
Common stock issued for conversion of debt	-	-	422,568,473	422,569	7,760,397	-	8,182,966
Common stock issued for exercised cashless warrant	-	-	25,300,000	25,300	(25,300)	-	-
Resolution of derivative liability upon exercise of warrant	-	-	-	-	300,387	-	300,387
Stock-based compensation	-	-	-	-	(225,070)	-	(225,070)
Net loss	-	-		-	-	(1,500,140)	(1,500,140)
Balance - September 30, 2020	150,000	$150	607,977,018	$607,977	$28,051,429	$(35,865,250)	$(7,205,694)

For the Three Months Ended September 30, 2019

	Series A Preferred Series A		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - June 30, 2019	1,334	$1	9,710,240	$9,710	$13,063,202	$(13,779,813)	$(706,900)
Stock subscriptions	-	-	-	-	214,999	-	214,999
Stock issuable for acquisition	-	-	-	-	1,350,000	-	1,350,000
Common issued to settle debt	-	-	236,681	237	(237)	-	-
Stock-based compensation	-	-	-	-	410,640	-	410,640
Net loss	-	-	-	-	-	(3,196,401)	(3,196,401)
Balance - September 30, 2019	1,334	$1	9,946,921	$9,947	$15,038,604	$(16,976,214)	$(1,927,662)

See the accompanying Notes, which are an integral part of these unaudited Consolidated Financial Statements

F-4

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited)

For the Nine Months Ended September 30, 2020

	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance - December 31, 2019	1,334	$1	9,692,065	$9,692	$15,204,771	$(21,610,915)	$(6,396,451)
Preferred stock issued for service	4,666	5	-	-	158,639		158,644
Common stock issued for conversion of debt	-	-	556,587,683	556,588	11,955,537	-	12,512,125
Common stock issued for exercised cashless warrant	-	-	25,300,000	25,300	(25,300)	-	-
Resolution of derivative liability upon exercise of warrant	-	-	-	-	300,387	-	300,387
Stock issued for acquisition	-	-	2,465,754	2,466	(2,466)	-	-
Settlement of stock subscriptions	144,000	144	1,496,516	1,496	(1,640)	-	-
Stock-based compensation	-	-	12,435,000	12,435	461,501	-	473,936
Net loss	-	-	-	-	-	(14,254,335)	(14,254,335)
Balance - September 30, 2020	150,000	$150	607,977,018	$607,977	$28,051,429	$(35,865,250)	$(7,205,694)

For the Nine Months Ended September 30, 2019

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - December 31, 2018	1,334	$1	6,816,281	$6,816	$8,689,353	$(21,003,544)	$(12,307,374)
Settlement of stock subscriptions	-	-	336,020	336	(336)	-	-
Stock issuable for purchase of intangibles	-	-	-	-	1,350,000	-	1,350,000
Stock subscriptions	-	-	-	-	439,999	-	439,999
Warrants on stock subscriptions	-	-	-	-	83,334	-	83,334
Common issued to settle debt	-	-	2,236,678	2,237	3,202,763	-	3,205,000
Stock-based compensation	-	-	-	-	774,049	-	774,049
Conversion of convertible debt	-	-	557,942	558	499,442	-	500,000
Net income	-	-	-	-	-	4,027,330	4,027,330
Balance - September 30, 2019	1,334	$1	9,946,921	$9,947	$15,038,604	$(16,976,214)	$(1,927,662)

See the accompanying Notes, which are an integral part of these unaudited Consolidated Financial Statements

F-5

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(14,254,335)	$4,027,330
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in fair value of derivative liability	9,698,885	(7,266,703)
Gain on contingent liability	-	(440,000)
Loss on settlement of debt	245,833	-
Stock-based compensation expense	632,580	410,640
Depreciation and amortization	1,222,485	931,602
Amortization of debt discount	1,309,125	1,002,815
Bad debt	50,800	-
Lease liability amortization	16,564	83,613
Penalty interest	25,000	-
Changes in operating assets and liabilities:
Accounts receivable	(64,221)	(822,144)
Inventory	-	(8,301)
Prepaid expenses and other assets	86	(11,124)
Accounts payable	(305,423)	273,010
Deferred revenue	515,247	898,544
Payroll liability	82,227	15,911
Accrued interest	251,786	44,555
Due to related parties	-	(48,032)
Deposit	(10,496)	(20,944)
Net Cash used in Operating Activities	(583,857)	(929,228)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intellectual property	(190,000)	(228,291)
Purchase of property and equipment	(95,425)	(6,096)
Net Cash used in Investing Activities	(285,425)	(234,387)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes payable	1,352,250	600,000
Proceeds from issuance of stock	-	940,000
Finance lease payments	(52,326)	(41,269)
Proceeds from issuance of notes payable	1,168,664	-
Repayment of notes payable	(685,295)	(600,000)
Proceeds from related parties	241,942	-
Repayment to related parties	(691,911)	-
Net Cash provided by Financing Activities	1,333,324	898,731

Net change in cash	464,042	(264,884)
Cash, beginning of period	18,673	324,935
Cash, end of period	$482,715	$60,051

Supplemental cash flow information
Cash paid for interest	$65,063	$5,019
Cash paid for taxes	$-	$-

Non-cash Investing and Financing transactions:
Common stock issued for purchase of intangibles	$2,466	$1,350,000
Common stock issued for exercised cashless warrant	$25,300	$-
Settlement of stock subscriptions	$1,640	$-
Settlement of convertible notes payable through issuance of common stock	$2,963,994	$75,000
Resolution of derivative liability upon exercise of warrant	$300,387	-
Resolution of derivative liability upon conversion of debt	$9,548,131	-
Increase in due to related party from purchase of intangibles	$-	$940,000
Equipment paid by finance lease	$159,096	$-
Derivative liability recognized as debt discount	$792,175	$-
Accounts payable for purchase of intellectual property	$80,000	$-
Issuance of convertible notes for repayment of due to related party	$150,000	$-

See the accompanying Notes, which are an integral part of these unaudited Consolidated Financial Statements

F-6

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

NOTE 1: BUSINESS DESCRIPTION

Data443 Risk Mitigation, Inc. (the “Company”) was incorporated as a Nevada corporation on May 4, 1998. On October 15, 2019, the Company changed its name from LandStar, Inc. to Data443 Risk Mitigation, Inc. within the state of Nevada.

The Company is the de facto industry leader in data privacy solutions for All Things Data Security™, providing software and services to enable secure data across local devices, network, cloud, and databases, at rest and in flight. Its suite of products and services is highlighted by: (i) ARALOC™, which is a market leading secure, cloud-based platform for the management, protection and distribution of digital content to the desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from leakage — malicious or accidental — without impacting collaboration between all stakeholders; (ii) DATAEXPRESS®, the leading data transport, transformation and delivery product trusted by leading financial organizations worldwide; (iii) ArcMail™, which is a leading provider of simple, secure and cost-effective email and enterprise archiving and management solutions; (iv) ClassiDocs® the Company’s award-winning data classification and governance technology, which supports CCPA, LGPD, and GDPR compliance; (v) ClassiDocs™ for Blockchain, which provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks; (vi) Data443® Global Privacy Manager, the privacy compliance and consumer loss mitigation platform which is integrated with ClassiDocs™ to do the delivery portions of GDPR and CCPA as well as process Data Privacy Access Requests – removal request – with inventory by ClassiDocs™; (vii) Resilient Access™, which enables fine-grained access controls across myriad platforms at scale for internal client systems and commercial public cloud platforms like Salesforce, Box.Net, Google G Suite, Microsoft OneDrive and others; (viii) Data443™ Chat History Scanner, which scans chat messages for Compliance, Security, PII, PI, PCI & custom keywords; (ix) the CCPA Framework WordPress plugin, which enables organizations of all sizes to comply with the CCPA privacy framework; (x) FileFacets™, a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops; (xi) the GDPR Framework WordPress plugin, with over 30,000 active users and over 400,000 downloads it enables organizations of all sizes to comply with the GDPR and other privacy frameworks; and (xii) IntellyWP™, a leading purveyor of user experience enhancement products for webmasters for the world’s largest content management platform, WordPress.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements as of September 30, 2020 include the accounts of the Company and its wholly-owned subsidiary, Data 443 Risk Mitigation, Inc., a North Carolina operating company, and the operations of Myriad Software Productions, LLC through September 2018 when it was liquidated. Prior to the acquisition of Data 443 Risk Mitigation, Inc. in North Carolina and the assets of Myriad Software Productions, LLC in 2018, these two entities were controlled by our sole director and officer, Jason Remillard. On November 17, 2017, Mr. Remillard acquired control of Data443 Risk Mitigation, Inc. through his purchase of all the outstanding Series A preferred shares of the Company, and as a result, these two entities became common controlled entities that require consolidation of results with the reporting company, Data443 Risk Mitigation, Inc., from the time common control occurred. All intercompany accounts and activities have been eliminated. These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Interim Financial Statements

These unaudited consolidated financial statements have been prepared in accordance U.S. GAAP for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature.

These consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2019 and notes thereto and other pertinent information contained in our Form 10-K the Company has filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2020. The results of operations for the nine months ended September 30, 2020, are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2020.

F-7

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company derives revenue primarily from contracts for subscription to access our SaaS platforms and, to a much lesser degree, ancillary services provided in connection with subscription services. The Company’s contracts include the performance obligations that require us to provide access to the platforms, usually on an annual subscription. The Company’s contracts are for subscriptions to DataExpress®, ArcMail™, and ARALOC™, hosting of the platforms and related services. Custom work for specific deliverables is documented in the statements of work. Customers may enter into subscription and various statements of work concurrently or consecutively. Most of the Company’s performance obligations are not considered to be distinct from the subscription to DataExpress®, ArcMail™, and ARALOC™, hosting of the platform and related services and are combined into a single performance obligation. New statements of work and modifications of contracts are reviewed each reporting period and significant judgment is applied as to nature and characteristics of the new or modified performance obligations on a contract by contract basis.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Deferred Revenue

Deferred revenue mostly consists of service subscriptions received from users in advance of revenue recognition. The deferred revenue balance for the period ended September 30, 2020 was driven by cash payments from customers in advance of satisfying our performance obligations, offset by revenue recognized that was included in the deferred revenue balance at the beginning of the period.

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Common stock purchase warrants and derivative financial instruments - Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement, or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

F-8

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

Beneficial Conversion Feature - The issuance of the convertible debt generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital). The discount is amortized to interest expense over the term of the convertible debt.

Stock-Based Compensation

Employees - The Company accounts for stock-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the condensed consolidated statement of operations over the requisite service period.

Nonemployees - The Company accounts for stock-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

The Company recorded $473,936 in stock-based compensation expense for the nine months ended September 30, 2020, compared to $410,640 in stock-based compensation expense for the nine months ended September 30, 2019.

Fair Value Measurements

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The Company’s financial instruments, including cash, accounts receivable, accounts payable, note payable, due to related parties and accrued liabilities, are carried at historical cost. At September 30, 2020 and December 31, 2019, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments. Management determined that liabilities created by beneficial conversion features associated with the issuance of certain convertible notes payable (see Note 5), meet the criteria of derivatives and are required to be measured at fair value. The fair value of these derivative liabilities was determined based on management’s estimate of the expected future cash flows required to settle the liabilities. This valuation technique involves management’s estimates and judgment based on unobservable inputs and is classified in level 3.

Basic and Diluted Net Income (Loss) Per Share of Common Stock

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding stock options, warrant and convertible notes.

F-9

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

For the nine months ended September 30, 2020, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

September 30,
2020
(Shares)
Series A Preferred Stock	150,000,000
Stock options	11,327,991
Warrants	330,504,870
Convertible notes	20,577,778
Total	512,410,639

COVID-19

A novel strain of coronavirus (COVID-19) was first identified in December 2019, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. As a result of the outbreak, many companies have experienced disruptions in their operations and in markets served. The Company has instituted some and may take additional temporary precautionary measures intended to help ensure the well-being of its employees and minimize business disruption. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position at March 31, 2020. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company, including the timing and ability of the Company to collect accounts receivable and the ability of the Company to continue to provide high quality services to its clients. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of November 13, 2020, the date of issuance of this Quarterly Report on Form 10-Q. This determination may change as new events occur and additional information is obtained. Actual results could differ from our estimates and judgments, and any such differences may be material to our financial statements. These estimates may change, as new events occur and additional information is obtained.

CARES Act

The Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was enacted on March 27, 2020. There are several different provisions of the CARES Act that impact income taxes for corporations. While the Company continues to evaluate the tax implications, it believes these provisions will not have a material impact to the financial statements.

Additionally, the Company has applied for, and has received, funds under the Paycheck Protection Program (the “PPP Loan”) after the period covered in these financial statements in the amount of $339,000. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on the Company having initially qualified for the loan and qualifying for the forgiveness of such loan based on its future adherence to the forgiveness criteria.

The PPP Loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The promissory note executed by the Company in connection with the PPP Loan contains events of default and other provisions customary for a loan of this type.

The PPP Loan is being used to retain the Company’s employees and allow them to be able to continue to provide essential services for the customers of the Company. Proceeds of the PPP Loan may also be used for other purposes permitted under applicable terms of the PPP.

The Company also received a $150,000 loan (the “EID Loan”) from the U.S. Small Business Administration (the “SBA”) under the SBA’s Economic Injury Disaster Loan program. The Company received the loan proceeds on or around May 27, 2020. The EID Loan has a thirty year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments are deferred for twelve months after the date of disbursement. The EID Loan may be prepaid at any time prior to maturity with no prepayment penalties, and is otherwise repaid at the rate of $731 per month. The proceeds from the EID Loan must be used for working capital. The Loan Authorization and Agreement and the Note executed by the Company in connection with the EID Loan contains events of default and other provisions customary for a loan of this type.

F-10

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

Recent Accounting Pronouncements Not Yet Adopted

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance will be effective for entities for the fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 on a prospective basis, with early adoption permitted. We will adopt the new standard effective January 1, 2021 and do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

NOTE 3: LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements have been prepared (i) in accordance with accounting principles generally accepted in the United States, and (ii) assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. After a period of no income, the Company has recently generated increasing income. However, the Company is subject to the risks and uncertainties associated with a business with growing revenue, as well as limitations on its operating capital resources. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. In light of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise capital and generate revenue and profits in the future.

During 2018, the Company made two product acquisitions, ClassiDocs™, and ARALOC™, and completed the acquisition of one entity, Data443 Risk Mitigation, Inc. (“Data443”), the North Carolina operating company. During 2019, the Company completed the acquisition of selected assets of DataExpress™; and, completed a transaction under which the Company licensed the assets of ArcMail™. During the period ending September 30, 2020, the Company has completed the acquisition of selected assets of FileFacets™, and selected assets of Intelly WP™. The Company is actively seeking new products and entities to acquire, with several candidates identified. Further, the Company has actively sought to close proposed acquisitions for which letters of intent, term sheet, or similar documents have been entered into. Two of these proposed acquisitions, (i) N8 Identity, Inc.; and, (ii) Internet Software Sciences, have become problematic for the Company in that the proposed seller in each transaction has resisted the Company’s efforts to effect a final closing. After providing each proposed seller with a final offer to close, the Company has decided it is in the Company’s best interest to no longer pursue these proposed acquisitions. As a result of the decision to terminate those prospective transactions, the Company has incurred no write-downs; no impact on the Company’s customers; and, no other material impact on the over-all business of the Company. The Company has developed, and continues to develop, large scale relationships with cyber security, marketing and product organizations, and to market and promote ClassiDocs and other products the Company may develop or acquire. As of September 30, 2020, the Company had negative net working capital; an accumulated deficit; and, had reduced its operating losses,

We continue to monitor the effects COVID-19 could have on our operations and liquidity including our ability to collect account receivable timely from our customers due to the economic impacts COVID-19 could have on the general economy. COVID-19 has also impacted our ability to travel, meet distribution partners in their offices, present at tradeshows, and perform other enterprise-related sales functions. Many customers have still yet to return to their pre-pandemic “normal” office working conditions. These continued operating conditions have impacted our ability to execute and deploy some of our normal sales and marketing activities. While we are not unique in this position, these factors, among others, raise some doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-11

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

NOTE 4: INTELLECTUAL PROPERTY

On February 7, 2019, the Company entered into an Exclusive License and Management Agreement (the “License Agreement”) with WALA, INC., which conducts business under the name ArcMail Technology (“ArcMail”). Under the License Agreement, the Company was granted the exclusive right and license to receive all benefits from the marketing, selling and licensing, of the ArcMail business products, including, without limitation, the good will of the business. The term of the License Agreement is twenty-seven (27) months, with the following payments to be made by the Company to ArcMail: (i) $200,000 upon signing the License Agreement; (ii) monthly payments starting 30 days after the execution of the License Agreement in the amount of $25,000 per month during months 1-6; (iii) monthly payments in the amount of $30,000 per month during months 7-17; and (iii) in month 18, final payment in the amount of $765,000. As of December 31, 2019, the balance of payments due under the License Agreement was $1,094,691. In connection with the execution of the License Agreement, two other agreements were also executed: (a) a Stock Purchase Rights Agreement, under which the Company has the right, though not the obligation, to acquire 100% of the issued and outstanding shares of stock of ArcMail from Rory Welch, the CEO of ArcMail (the right can be exercised over a period of 27 months); and (b) a Business Covenants Agreement, under which ArcMail and Mr. Welch agreed to not compete with the Company’s use of the ArcMail business under the License Agreement for a period of twenty-four (24) months. Mr. Welch shall continue to serve as ArcMail’s CEO. The Company has not purchased any outstanding shares under the Stock Purchase Rights Agreement. As of September 30, 2020, the Company has terminated all agreements with Mr. Welch and ArcMail. The Company continues to use all assets under the License Agreement and is finalizing an agreement with the creditors of Mr. Welch and ArcMail (the creditors have taken ownership of the assets) for the Company’s continued use of all assets.

On September 16, 2019, the Company entered into an Asset Purchase Agreement (the “APA”) with DMBGroup, LLC (“DMB”) to acquire certain assets collectively known as DataExpress™, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of approximately $98,000 in liabilities and, (iv) approximately 2,465,753 shares of our common stock, representing $1,350,000. As of September 30, 2020, the common shares have not been issued and are recorded as a stock subscription from asset purchase.

During the year ended December 31, 2019 and 2018, the Company recorded impairment loss of $1,328,638 and $46,800, respectively. During the year ended December 31, 2019, we determined that the implied fair value of the intellectual property of DataExpress™ was substantially below the carrying value of the asset. This determination was based upon estimating the future income over the useful life of the asset and discounting it using an internal rate of return. Accordingly, we recognized an impairment loss of $1,328,638. This was based upon the following facts: (i) impairment loss is the difference of the purchase cost for DataExpress™ and the estimated fair value of DataExpress™; (ii) DataExpress™ fair value was determined using an income approach model; (iii) fair value of consideration paid by the Company was $2,716,689 at acquisition date; (iv) December 31, 2019 book value (after amortization) was $2,490,298; (v) fair value of DataExpress™ at December 31, 2019 valuation date was determined to be $1,161,660; and, (vi) December 31, 2019 impairment loss was $1,328,638 (book value less estimated fair value of DataExpress™).

On August 13, 2020, the Company entered into an Asset Purchase Agreement to acquire certain assets collectively known as FileFacets™, a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops. The total purchase price was $135,000, which amount was paid in full at the closing of the transaction.

On September 21, 2020, the Company entered into an Asset Purchase Agreement with the owners of a business known as IntellyWP™, to acquire the intellectual property rights and certain assets collectively known as IntellyWP™, an Italy-based developer that produces WordPress plug-ins that enhance the overall user experience for webmaster and end users. The total purchase price of $135,000 consists of: (i) a $55,000 cash payment at closing; (ii) a cash payment of $40,000 upon completion of certain training; and, (iii) a cash payment of $40,000 upon the Company collecting $25,000 from the assets acquired in the subject transaction.

F-12

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

The following table summarizes the components of the Company’s intellectual property as of the dates presented:

	September 30,	December 31,
	2020	2019

Intellectual property:
Word press GDPR rights	$46,800	$46,800
ARALOC™	1,850,000	1,850,000
ArcMail License	1,445,000	1,445,000
DataExpress™	1,388,051	1,388,051
FileFacets™	135,000	-
IntellyWP™	135,000	-
	4,999,851	4,729,851
Accumulated amortization	(2,756,172)	(1,587,913)
Intellectual property, net of accumulated amortization	$2,243,679	$3,141,938

The Company recognized amortization expense of approximately $1,168,259 and $336,000, for the nine months ended September 30, 2020, and 2019, respectively.

Based on the carrying value of definite-lived intangible assets as of September 30, 2020, we estimate our amortization expense for the next five years will be as follows:

Amortization
Year Ended December 31,	Expense
2020 (excluding the nine months ended September 30, 2020)	$227,358
2021	909,422
2022	728,816
2023	335,333
2024	27,000
Thereafter	15,750
2,243,679

NOTE 5: LEASES

Operating lease

We have a non-cancelable operating lease for our office facility that expire in 2024. The operating lease has renewal options and rent escalation clauses. On July 1, 2020, the Company renegotiated the office lease to obtain rent expense relief for the months of April 2020 – December 2020.

We recognized total lease expense of approximately $76,564 and $70,000 for the nine months ended September 30, 2020 and 2019, respectively, primarily related to operating lease costs paid to lessors from operating cash flows. As of September 30, 2020 and December 31, 2019, the Company recorded a security deposit of $10,000. We entered into our operating lease in January 2019.

Future minimum lease payments under operating leases that have initial non-cancelable lease terms in excess of one year at September 30, 2020 were as follows:

Total
Year Ended December 31,
2020 (excluding the six months ended September 30, 2020)	$15,000
2021	123,600
2022	127,300
2023	131,150
Thereafter	-
397,050
Less: Imputed interest	(50,889)
Operating lease liabilities	346,161

Operating lease liability – current	89,903
Operating lease liability - non-current	$256,258

F-13

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

The following summarizes other supplemental information about the Company’s operating lease as of September 30, 2020:

Weighted average discount rate	8%
Weighted average remaining lease term (years)	3.29

Finance lease

The Company leases computer and hardware under non-cancellable finance lease arrangements. The term of those finance leases is 3 years and annual interest rate is 12%. At September 30, 2020 and December 31, 2019, finance lease obligations included in current liabilities were $87,901 and $34,425, respectively, and finance lease obligations included in long-term liabilities were $106,774 and $53,480, respectively. As of September 30, 2020 and December 31, 2019, the Company recorded a security deposit of $10,944.

At September 30, 2020, future minimum lease payments under the finance lease obligations, are as follows:

Total

2020 (excluding the six months ended September 30, 2020)	$26,633
2021	106,532
2022	78,379
2023	10,496
Thereafter	-
222,040
Less: Imputed interest	(27,365)
Finance lease liabilities	194,675

Finance lease liability	87,901
Finance lease liability - non-current	$106,774

F-14

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

As of September 30, 2020 and December 31, 2020, finance lease assets are included in property and equipment as follows,

	September 30,	December 31,
	2020	2019
Finance lease assets	$267,284	$109,280
Accumulated depreciation	(67,763)	(17,672)
Finance lease assets, net of accumulated depreciation	$199,521	$91,608

NOTE 6: CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	September 30,	December 31,
	2020	2019
Convertible Notes - originated in September 2018	$92,600	$1,700,000
Convertible Notes - originated in October 2018	294,150	444,150
Convertible Notes - originated in October 2018	608,850	608,850
Convertible Notes - originated in April 2019	-	600,000
Convertible Notes - originated in June 2019	-	63,000
Convertible Notes - originated in November 2019	-	38,000
Convertible Notes - originated in December 2019	-	38,000
Convertible Notes - Issued in fiscal year 2020	1,476,500	-
	2,472,100	3,492,000
Less debt discount and debt issuance cost	(58,733)	(279,214)
	2,413,367	3,212,786
Less current portion of convertible notes payable	2,413,367	3,212,786
Long-term convertible notes payable	$-	$-

F-15

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

During the nine months ended September 30, 2020 and 2019, the Company recognized interest expense of $249,907 and $389,756, and amortization of debt discount, included in interest expense of $1,126,906 and $325,794, respectively.

Replacement of note

During the nine months ended September 30, 2020, the Company assigned a portion of note with outstanding principal amounts of $150,000 to a lender. Our CEO paid $135,000 to repay a principal amount of $81,000 on behalf of the company. As a result, the Company recorded due to related party of $135,000 and loss on settlement of debt of $54,000.

Effective September 30, 2020, the Company exchanged (i) its convertible promissory note originally issued on March 20, 2020 in the amount of $125,000 (referred to herein as the Granite Note); and, (ii) the Common Stock Purchase Warrant dated 18 March 2020 for the issuance of two hundred fifty thousand (250,0000) shares of Company Common Stock (the “Granite Warrant”) for the issuance of a new convertible promissory note issued in favor of Blue Citi LLC in the amount of $325,000 (the “Exchange Note”). Both the Granite Note and the Granite Warrant were cancelled as a result of the exchange and the issuance of the Exchange Note. Terms of the Exchange Note include, without limitation, the following:

a.	Principal balance of $325,000, which includes all accrued and unpaid interest on the Granite Note;

b.	No further interest shall accrue so long as there is no event of default;

c.	Conversions into common stock under the Exchange Note shall be effected at the lowest closing stock price during the five (5) days preceding any conversion, with -0- discount and a conversion price not below $0.007;

d.	No prepayment premiums or penalties; and

e.	Maturity date of September 30, 2021.

Conversion

During the nine months ended September 30, 2020, the Company converted notes with principal amounts and accrued interest of $2,963,994 into 556,587,683 shares of common stock. The corresponding derivative liability at the date of conversion of $9,548,131 was credited to additional paid in capital.

Convertible notes payable consists of the following:

Promissory Notes - Issued in fiscal year 2018

On December 31, 2019, the Company entered into an Amendment and Forbearance Agreement with note holders. Under this agreement, note holders agreed to forbear from enforcing its rights under the note with regard to certain possible events of default, and further agreed to amend the note as follows:

●	Terms ranging from 4 months to 15 months.

●	Annual interest rates: 12%.

●	Convertible at the option of the holders at earlier of (i) January 12, 2020 or April 15, 2020 or (ii) any event of default under the note.

●	The conversion price shall be equal to 60% of the lesser of the lowest trading price of the Company’s common stock for (i) the 20 days immediately preceding December 31, 2019 or (ii) the 20 days immediately preceding the date of conversion.

F-16

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

As a result of an amendment and forbearance agreement, the Company recognized the settlement of original debt and recorded loss on settlement of debt of $1,206,329 during the year ended December 31, 2019.

Promissory Notes - Issued in fiscal year 2019

During the year ended December 31, 2019, the Company issued a total of $739,000 of notes with the following terms:

●	Terms: 12 months.

●	Annual interest rates of 10% - 12%.

●	Convertible at the option of the holders at 4 months or 180 days after issuance date.

●	Conversion prices are typically based on the discounted (39% to 50% discount) average closing prices or lowest trading prices of the Company’s shares during various periods prior to conversion.

●	Certain note allows the principal amount will increase by $15,000 and the discount rate of conversion price will decrease by 10% if the conversion price is less than $$0.005.

The note includes original issue discounts and financing costs totaling to $63,000 and the Company received cash of $676,000. Convertible notes issued in fiscal year 2018 are currently in default.

Promissory Notes - Issued in fiscal year 2020

During the nine months ended September 30, 2020, the Company issued a total of $1,641,500 of notes with the following terms:

●	Terms ranging from 5 months to 12 months.

●	Annual interest rates of 10% - 25%.

●	Convertible at the option of the holders at issuance date, after maturity date or 6 months after issuance date.

●	Conversion prices are typically based on the discounted (25% to 50% discount) average closing prices or lowest trading prices of the Company’s shares during various periods prior to conversion. Certain note has a fixed conversion price of $0.5 for a first 5 months Certain note allows the principal amount will increase by $15,000 and the discount rate of conversion price will decrease by 18% if the conversion price is less than $$0.01.

The Company determined that the conversion features, in the convertible notes, met the definition of a liability in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and therefore bifurcated the embedded conversion options once the notes becomes convertible and accounted for it as a derivative liability. The fair value of the conversion feature was recorded as a debt discount and amortized to interest expense over the term of the note.

The Company valued the conversion feature using the Binomial pricing model. The fair value of the derivative liability for all the notes that became convertible, including the notes issued in prior years, during the nine months ended September 30, 2020 amounted to $9,879,879, and $792,175 of the value assigned to the derivative liability was recognized as a debt discount to the notes while the balance of $9,087,704 was recognized as a “day 1” derivative loss.

NOTE 7: DERIVATIVE LIABILITIES

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

F-17

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Binomial pricing model to calculate the fair value as of September 30, 2020. The Binomial model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note and warrant is estimated using the Binomial valuation model.

For the period ended September 30, 2020 and the year ended December 31, 2019, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2020	2019
Expected term	0.02 - 5.00 years	0.25 - 5.00 years
Expected average volatility	187%- 464%	160%- 305%
Expected dividend yield	-	-
Risk-free interest rate	0.01% - 1.57%	1.55% - 2.50%

The following table summarizes the changes in the derivative liabilities during the period ended September 30, 2020:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Derivative liability as of December 31, 2019	$2,601,277

Addition of new derivatives recognized as debt discounts	792,175
Addition of new derivatives recognized as day-one loss	9,087,704
Derivative liabilities settled upon conversion of convertible note	(9,848,518)
Change in derivative liabilities recognized as loss on derivative	611,181
Derivative liability as of September 30, 2020	$3,243,819

The aggregate gain (loss) on derivatives during the nine months ended September 30, 2020 and 2019 was ($9,698,885) and $6,813,153, respectively.

NOTE 8: NOTES PAYABLE

Notes payable consists of the following:

	September 30,	December 31,
	2020	2019	Maturity	Interest Rate
10% Promissory note - originated in October 2019	$25,060	$25,060	Due on demand	10.0%
Promissory note - originated in October 2019	25,060	25,060	Due on demand	10.0%
Promissory note - originated in November 2019	-	115,000	Due on August 19, 2020	10.0%
Promissory note - originated in April 2020	10,000	-	Due on demand	No interest
Promissory note - originated in April 2020	339,000	-	2 years	1.0%
Promissory note - originated in May 2020	150,000	-	30 years	1.0%
Promissory note - originated in June 2020	287,828	-	$3942.86 daily payment	16.0%
Promissory note - originated in September 2020	88,299	-	$2,873.89 monthly payment for 36 months	14.0%
	925,247	165,120
Less debt discount and debt issuance cost	(94,539)	-
	830,708	165,120
Less current portion of promissory notes payable	283,683	-
Long-term promissory notes payable	$547,025	$165,120

F-18

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

During the nine months ended September 30, 2020, the Company recognized interest expense of $22,775, and amortization of debt discount, included in interest expense of $182,219, respectively.

NOTE 9: CAPITAL STOCK AND REVERSE STOCK SPLIT

Changes in Authorized Shares

On October 14, 2019, the Company filed an amendment to its Articles of Incorporation to effect a 1-for-750 reverse stock split of its issued and outstanding shares of common and preferred shares, each with $0.001 par value. All per share amounts and number of shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split.

On March 5, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 250,000,000.

On April 15, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 750,000,000.

On August 17, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1,500,000,000.

Preferred Stock

As of September 30, 2020, the Company is authorized to issue 337,500 shares of preferred stock with a par value of $0.001, of which 150,000 shares have been designated as Series A. As of September 30, 2020 and December 31, 2019, 150,000 and 1,334 shares of Series A were issued and outstanding, respectively, and each share of Series A was (i) convertible into 1,000 shares of common stock, and (ii) entitled to vote 15,000 shares of common stock on all matters submitted to a vote by shareholders voting common stock. All issued and outstanding shares of Series A Preferred Stock are held by Mr. Jason Remillard (“Mr. Remillard”), sole director of the Company.

During the nine months ended September 30, 2020, the Company issued a total of 148,666 shares of Series A preferred stock to our CEO.

Common Stock

The Company is authorized to issue 1,500,000,000 shares of common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of September 30, 2020 and December 31, 2019, respectively, was 607,077,018 and 9,692,065 shares, respectively.

During the nine months ended September 30, 2020, the Company issued common stock as follows,

●	556,587,683 shares issued for conversion of debt

●	2,465,754 shares issued for the settlement of stock payable of acquisition DataExpress™

●	1,496,516 shares issued for the settlement of stock subscription

●	11,935,000 shares issued pursuance to S-8, of which 6,000,000 shares were issued to Mr. Remillard, who has not sold any of his shares (common or preferred)

●	500,000 shares issued for compensation to our former CFO (who has since sold all of his shares)

●	25,300,000 shares issued for cashless warrant

F-19

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

Warrants

The Company identified conversion features embedded within warrants issued during the period ended September 30, 2020. The Company has determined that the conversion feature of the Warrants represents an embedded derivative since the conversion price includes a reset provision which could cause adjustments upon conversion. During the nine months ended September 30, 2020, 330,000 warrants were granted, for a period of five years from issuance, at price of $0.50 per share. However, as of September 30, 2020, 250,000 of these original warrants, as reset, were completely cancelled and are all null and void in all respects as part of the consideration for the issuance of the Exchange Note.

As a result of the reset features, the warrants increased by 386,870,032 for the period ended September 30, 2020, and the total warrants exercisable into 330,504,870 shares of common stock at a weighted average exercise price of $0.0032 per share as of September 30, 2020. The reset feature of warrants was effective at the time that a separate convertible instrument with lower exercise price was issued. We accounted for the issuance of the Warrants as a derivative.

A summary of activity during the period ended September 30, 2020 follows:

	Warrants Outstanding
		Weighted Average
	Shares	Exercise Price
Outstanding, December 31, 2019	1,873,684	$0.4914
Granted	330,000	0.5000
Reset feature	386,870,032	0.0032
Exercised	(25,674,109)	0.0051
Forfeited/canceled	(32,894,737)	0.0032
Outstanding, September 30, 2020	330,504,870	$0.0032

The following table summarizes information relating to outstanding and exercisable warrants as of September 30, 2020:

Warrants Outstanding			Warrants Exercisable
Number of Shares	Weighted Average Remaining Contractual life (in years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
50,403,226	3.19	$0.0030	50,403,226	$0.0030
211,133,511	3.35	$0.0030	211,133,511	$0.0030
35,818,713	3.78	$0.0030	35,818,713	$0.0030
33,149,420	2.50	$0.0005	33,149,420	$0.0005
330,504,870	3.29	$0.0032	297,355,450	$0.0032

NOTE 10: STOCK-BASED COMPENSATION

Stock Options

During the nine months ended September 30, 2020, the Company granted options for the purchase of the Company’s common stock to certain employees, consultants and advisors as consideration for services rendered. The terms of the stock option grants are determined by the Company’s Board of Directors. The Company’s stock options generally vest upon the one-year anniversary date of the grant and have a maximum term of ten years.

The following summarizes the stock option activity for the nine months ended September 30, 2020:

	Options Outstanding	Weighted-Average Exercise Price
Balance as of December 31, 2019	377,227	$1.86
Grants	11,032,732	0.03
Exercised	(6)	3,750.00
Cancelled	(81,962)	1.53
Balance as of September 30, 2020	11,327,991	$0.08

F-20

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

The weighted average grant date fair value of stock options granted during the nine months ended September 30, 2020 was $0.0062. The total fair value of stock options that granted during the nine ended September 30, 2020 was approximately $68,429. The fair value of each stock option is estimated on the date of grant using the Black-Scholes-Merton option pricing model with the following weighted average assumptions for stock options granted during the nine months ended September 30, 2020:

Expected term (years)	0.3
Expected stock price volatility	32.49%
Weighted-average risk-free interest rate	0.03%
Expected dividend	$0.00

Volatility is a measure of the amount by which a financial variable such as share price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The Company estimates expected volatility giving primary consideration to the historical volatility of its common stock. The risk-free interest rate is based on the published yield available on U.S. Treasury issues with an equivalent term remaining equal to the expected life of the stock option. The expected lives of the stock options represent the estimated period of time until exercise or forfeiture and are based on the simplified method of using the mid-point between the vesting term and the original contractual term.

The following summarizes certain information about stock options vested and expected to vest as of September 30, 2020:

		Weighted-Average
	Number of	Remaining Contractual Life	Weighted- Average
	Options	(In Years)	Exercise Price
Outstanding	11,327,991	9.69	$0.08
Exercisable	851,439	8.80	0.70
Expected to vest	10,476,552	9.76	$0.03

As of September 30, 2020 and December 31, 2019, there was $25,413 and $18,229, respectively, of total unrecognized compensation cost related to non-vested stock-based compensation arrangements which is expected to be recognized within the next year.

Restricted Stock Awards

During the nine months ended September 30, 2020, the Company issued restricted stock awards for shares of common stock which have been reserved for the holders of the awards. Restricted stock awards were issued to certain consultants and advisors as consideration for services rendered. The terms of the restricted stock units are determined by the Company’s Board of Directors. The Company’s restricted stock shares generally vest over a period of one year and have a maximum term of ten years.

The following summarizes the restricted stock activity for the nine months ended September 30, 2020:

		Weighted-Average
	Shares	Fair Value
Balance as of December 31, 2019	524,337	0.97
Shares of restricted stock granted	18,430,000	0.0001
Exercised	-	-
Cancelled	(72,145)	0.60
Balance as of September 30, 2020	18,882,192	0.02

	June 30,	December 31,
Number of Restricted Stock Awards	2020	2019
Vested	12,582,192	57,243
Non-vested	6,300,000	467,094

F-21

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

As of September 30, 2020 and December 31, 2019, there was $4,806 and $147,743, respectively, of total unrecognized compensation cost related to non-vested stock-based compensation, which is expected to be recognized over the next year.

NOTE 11: RELATED PARTY TRANSACTIONS

Jason Remillard is our Chief Executive Officer and sole director. Through his ownership of Series A Preferred Shares, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders.

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC, which is owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of: (i) $50,000 paid at closing; (ii) $250,000 in the form of our promissory note; and (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 1,600,000 shares of our common stock. The shares were issued in the form of 144,000 shares of the Company’s Series A preferred stock as part of the consideration under the Share Settlement Agreement dated August 14, 2020, a copy of which is attached here to as Exhibit 10.21.

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC, as discussed in Note 2. Amounts owed to DMBGroup, LLC including the note payable of $940,000 and member loans of $97,689 were recorded as amounts due to a related party. During the nine months ended September 30, 2020, the Company repaid note payable of $374,952 including interest expense of $30,452. As of September 30, 2020 and December 31, 2019, the company had recorded a liability to DMBGroup totaling $484,061 and $828,561, respectively.

During the nine months ended September 30, 2020, our CEO paid operating expenses of $241,941 on behalf of the Company and the Company repaid $247,411 to our CEO.

During the nine months ended September 30, 2020, our CEO repaid $135,000 to purchase convertible note of $81,000 and a prepayment penalty of $54,000. As a result, the Company recorded $54,000 as loss on settlement of debt.

During the nine months ended September 30, 2020 we issued to our CEO a total of 148,666 shares of Series A preferred stock.

As of September 30, 2020 and December 31, 2019, the Company had due to related party of $638,344 and $1,103,314, which arose from the DMB transaction to acquire DataExpress™.

NOTE 12: NET INCOME (LOSS) PER COMMON SHARE

Basic net income per common share is computed by dividing net income by the weighted average number of common shares outstanding during the periods. Diluted net income per common share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the periods. Common equivalent shares consist of stock options, unvested restricted shares, and outstanding warrants that are computed using the treasury stock method. Antidilutive stock awards consist of stock options that would have been antidilutive in the application of the treasury stock method.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Numerator:
Net Income (Loss)	$(1,341,496)	$(3,196,401)	$(14,095,691)	$4,027,330
Net Income (loss) – diluted	$(1,341,496)	$(3,196,401)	$(14,095,691)	$4,027,330

Denominator:
Weighted average common shares outstanding	386,013,317	9,857,162	156,095,522	8,853,850
Effect of dilutive shares	-	-	-	753,598
Diluted	386,013,317	9,857,162	156,095,522	9,607,448

Net income per common share:
Basic	$(0.00)	$(0.32)	$(0.09)	$0.45
Diluted	$(0.00)	$(0.32)	$(0.09)	$0.42

F-22

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2020

For the three and nine months ended September 30, 2020 and the three months ended September 30, 2019, the convertible instruments are anti-dilutive and therefore, have been excluded from earnings (loss) per share.

NOTE 13: SUBSEQUENT EVENTS

Subsequent to September 30, 2020, the following transactions occurred:

On October 02, the Company issued a total of 119,155,869 shares of its common stock to three individuals in connection with the transaction closed on September 16, 2019, in which we acquired certain assets collectively known as DataExpress™ from DMBGroup, LLC. This represented the final issuance of shares due from the purchase of the DataExpress™ assets.

On October 07, the Company converted $92,600 of a promissory note into 30,866,666 shares of its common stock.

On October 08, the Company entered into an Asset Purchase Agreement with Resilient Network Systems, Inc. (“RNS”) to acquire the intellectual property rights and certain assets collectively known as Resilient Networks™, a Silicon Valley based SaaS platform that performs SSO and adaptive access control “on the fly” with sophisticated and flexible policy workflows for authentication and authorization. The total purchase price of $305,000 consists of: (i) a $125,000 cash payment at closing; and, (ii) the issuance of 19,148,936 shares of our common stock to RNS.

On October 21, the Company converted $131,250 of a promissory note into 37,500,000 shares of its common stock.

On November 4, the Company issued 12,711,503 shares of its common stock upon the cashless exercise of a warrant.

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Data443 Risk Mitigation, Inc

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Data443 Risk Mitigation, Inc (formerly known as Landstar, Inc.) (“the Company”), as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with U.S generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has limited working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC

We have served as the Company’s auditor since 2018

Sugar Land, Texas

April 17, 2020

F-24

DATA443 RISK MITIGATION, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018
Assets
Current assets
Cash	$18,673	$324,935
Accounts receivable	63,556	-
Inventory	8,301	-
Prepaid expense and other current assets	807	1,500
Total current assets	91,337	326,435

Property and equipment, net	100,127	-
Operating lease right-of-use assets, net	395,388	-
Intellectual property, net of accumulated amortization	3,141,938	1,788,333
Deposits	20,944	-
TOTAL ASSETS	$3,749,734	$2,114,768

Liabilities and stockholders’ deficit
Current Liabilities
Accounts payable	$379,325	$88,627
Payroll liabilities	28,870	-
Accrued consulting expense	-	87,500
Deferred revenues	728,749	28,951
Interest payable	59,979	43,394
Note payable	165,120	600,000
Convertible notes payable, net of unamortized discount	3,212,786	161,227
Derivative liability	2,601,277	12,447,109
Due to a related party	1,103,314	287,084
License fee payable	1,094,691	-
Operating lease liability	86,372	-
Finance lease liability	34,425	-
Contingent liability	-	520,000
Total Current Liabilities	9,494,908	14,263,892

Deferred revenues - non-current	224,797	-
Convertible notes payable, net of unamortized discount - non-current	-	158,250
Operating lease liability - non-current	373,000	-
Finance lease liability - non-current	53,480	-
TOTAL LIABILITIES	10,146,185	14,422,142

Stockholders’ deficit
Preferred stock: 337,500 authorized; $0.001 par value 1,334 shares issued and outstanding	1	1
Common stock: 60,000,000 authorized; $0.001 par value 9,692,065 and 6,816,281 shares issued and outstanding, respectively	9,692	6,816
Additional paid in capital	15,204,771	8,689,353
Accumulated deficit	(21,610,915)	(21,003,544)
Total stockholders’ deficit	(6,396,451)	(12,307,374)
Total Liabilities and stockholders’ deficit	$3,749,734	$2,114,768

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-25

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2019	2018

Revenue	$1,453,413	$28,772
Cost of revenue	(117,106)	-
Gross profit	1,336,307	28,772

Operating expenses
General and administrative	4,796,652	1,067,901
Sales and marketing	469,529	1,057,717
Research and development	4,205	104,407
Total operating expenses	5,270,386	2,230,025

Net loss from operations	(3,934,079)	(2,201,253)

Other income (expense)
Interest expense	(1,761,823)	(282,483)
Loss on impairment of intangible asset	(1,328,638)	(46,800)
Other income	-	10,511
Gain on contingent liability	450,000	700,000
Loss on extinguishment on debt and legal settlement	(1,271,329)	-
Change in fair value of derivative liability	7,238,498	(13,271,308)
Total other income (expense)	3,326,708	(12,890,080)

Loss before income taxes	(607,371)	(15,091,333)
Provision for income taxes	-	-
Net loss	$(607,371)	$(15,091,333)

Basic and diluted loss per Common Share	$(0.07)	$(2.59)
Basic and diluted weighted average number of common shares outstanding	9,198,761	5,816,217

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-26

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Convertible Preferred Series A		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - December 31, 2017	1,334	$1	5,263,569	$5,264	$5,299,576	$(5,912,211)	$(607,370)

Acquisition of ARALOCTM	-	-	219,379	219	899,781	-	900,000
Acquisition of ClassiDocsTM	-	-	-	-	1,200,000	-	1,200,000
Share exchange with related party for Data443	-	-	-	-	1,220,000	-	1,220,000
Stock subscriptions	-	-	-	-	500,000	-	500,000
Distribution to shareholder	-	-	-	-	(1,388,545)	-	(1,388,545)
Warrants on stock subscriptions	-	-	-	-	(83,334)	-	(83,334)
Common issued to settle debt	-	-	1,333,333	1,333	48,667	-	50,000
Share-based compensation	-	-	-	-	585,886	-	585,886
Common issuable to consultants	-	-	-	-	407,322	-	407,322
Net loss	-	-	-	-	-	(15,091,333)	(15,091,333)
Balance - December 31, 2018	1,334	$1	6,816,281	$6,816	$8,689,353	$(21,003,544)	$(12,307,374)

Common stock issued to settle debt	-	-	2,000,000	2,000	3,203,000	-	3,205,000
Stock issuable for asset purchase	-	-	-	-	1,350,000	-	1,350,000
Settlement of stock subscriptions	-	-	336,020	336	(336)	-	-
Issuance of restricted stock	-	-	236,681	237	(237)	-	-
Warrants on stock subscriptions	-	-	-	-	83,334	-	83,334
Issuance of common stock	-	-	557,942	558	499,442	-	500,000
Share-based compensation	-	-	-	-	869,960	-	869,960
Stock subscriptions	-	-	-	-	440,000	-	440,000
Share exchange with related party for Data443 additional share issuable	-	-	-	-	70,000	-	70,000
Adjustment of reverse stock split	-	-	1,745,141	1,745	(1,745)	-	-
Cancellation of share due to settlement of lawsuit	-	-	(2,000,000)	(2,000)	2,000	-	-
Net income	-	-	-	-	-	(607,371)	(607,371)
Balance - December 31, 2019	1,334	$1	9,692,065	$9,692	$15,204,771	$(21,610,915)	$(6,396,451)

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-27

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(607,371)	$(15,091,333)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liability	(7,238,498)	13,271,308
Loss on impairment of asset	1,328,638	46,800
Gain on contingent liability	(450,000)	(700,000)
Loss on extinguishment of debt	1,206,329	-
Consulting fees settled through common shares issuable	-	407,322
Share-based compensation expense	869,960	585,886
Depreciation and amortization	1,498,137	61,667
Amortization of debt discount	1,460,309	-
Bad debt	103,020	-
Changes in operating assets and liabilities:
Accounts receivable	(596,873)	(1,500)
Inventory	(8,301)	-
Prepaid expenses, other assets and deposits	(20,251)	-
Accounts payable	310,995	3,908
Deferred revenues	924,595	28,951
Payroll liability	28,870	-
Accrued interest	248,256	43,394
Due to related parties	137,264	180,755
Operating lease payments	63,984	-
Accrued consulting expense	(87,500)	87,500
Net Cash used in Operating Activities	(828,437)	(1,075,342)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of intellectual property	(269,309)	(396,800)
Purchase of property and equipment	(10,629)	-
Net Cash used in Investing Activities	(279,938)	(396,800)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes payable	676,000	1,285,000
Proceeds from issuance of stock and member distributions	940,000	507,599
Capital lease payments	(20,284)	-
Proceeds from issuance of notes payable	215,120	-
Repayment of notes payable	(650,000)	-
Proceeds from related parties	12,900	-
Repayment to related parties	(371,623)	-
Net Cash provided by Financing Activities	802,113	1,792,599

Net change in cash	(306,262)	320,457
Cash, beginning of year	324,935	4,478
Cash, end of year	$18,673	$324,935

Supplemental cash flow information:
Cash paid for interest	$26,161	$511
Cash paid for taxes	$-	$-

Non-cash investing and financing transactions:
Intangible assets acquired through issuance of accounts payable	$-	$50,000
Intangible asset acquired through assignment of accounts receivable	$410,000	$-
Intangible asset acquired through license fee payable	$1,445,000	$-
Common stock issuable for asset purchase	$1,350,000	$2,940,000
Settlement of accrued interest through issuance of convertible notes payable	$-	$19,680
Settlement of convertible notes payable through issuance of common stock	$75,000	$-
Resolution of derivative liability upon conversion of debt	$3,130,000	-
Equipment paid by capital lease	$108,189	$-
Increase in ROU asset and operating lease liability	$469,016	$-
Derivative liability recognized as debt discount	$606,000	$-
Cancellation of common stock	$2,000	$-
Settlement of stock subscriptions	$336	$-
Issuance of restricted stock	$237	$-
Adjustment of reverse stock split	$1,745	$-
Reclassification of APIC and Derivative	$83,334	$-

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-28

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description

Data443 Risk Mitigation, Inc. (the “Company”) was incorporated as a Nevada corporation on May 4, 1998. The Company is developing products that enable secure data, at rest and in flight, across local devices, network, cloud, and databases. On October 15, 2019, the Company changed its name from LandStar, Inc. to Data443 Risk Mitigation, Inc. within the state of Nevada.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements as of December 31, 2019 include the accounts of the Company and its wholly-owned subsidiary, Data 443 Risk Mitigation, Inc., a North Carolina operating company, and the operations of Myriad Software Productions, LLC through September 2018 when it was liquidated. Prior to the acquisition of Data 443 Risk Mitigation, Inc. in North Carolina and the assets of Myriad Software Productions, LLC in 2018, these two entities were controlled by our sole director and officer, Jason Remillard. On November 17, 2017, Mr. Remillard acquired control of LandStar, Inc. through his purchase of all the outstanding Series A preferred shares of the Company, and as a result, these two entities became common controlled entities that require consolidation of results with the reporting company, LandStar, Inc., from the time common control occurred. All intercompany accounts and activities have been eliminated. These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company derives revenue primarily from contracts for subscription to access our SaaS platforms and, to a much lesser degree, ancillary services provided in connection with subscription services. The Company’s contracts include the performance obligations that require us to provide access to the platforms, usually on an annual subscription. The Company’s contracts are for subscriptions to DataExpressTM, ArcMail, and ARALOCTM, hosting of the platforms and related services. Custom work for specific deliverables is documented in the statements of work. Customers may enter into subscription and various statements of work concurrently or consecutively. Most of the Company’s performance obligations are not considered to be distinct from the subscription to DataExpressTM, ArcMail, and ARALOCTM, hosting of the platform and related services and are combined into a single performance obligation. New statements of work and modifications of contracts are reviewed each reporting period and significant judgment is applied as to nature and characteristics of the new or modified performance obligations on a contract by contract basis.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Deferred Revenue

Deferred revenue mostly consists of service subscriptions received from users in advance of revenue recognition. The increase in the deferred revenue balance for the year ended December 31, 2019 was driven by cash payments from customers in advance of satisfying our performance obligations, offset by revenue recognized that was included in the deferred revenue balance at the beginning of the period.

F-29

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Common stock purchase warrants and derivative financial instruments - Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement, or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Beneficial Conversion Feature - The issuance of the convertible debt described in Note 4, below, generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital). The discount is amortized to interest expense over the term of the convertible debt.

Share-Based Compensation

Employees - The Company accounts for share-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the condensed consolidated statement of operations over the requisite service period.

Nonemployees - During June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”) to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees. The Company elected to adopt ASU 2018-07 early. Under the requirements of ASU 2018-07, the Company accounts for share-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

The Company recorded approximately $869,960 in share-based compensation expense for the year ended December 31, 2019, compared to approximately $585,886 in share-based compensation expense for the year ended December 31, 2018.

Determining the appropriate fair value model and the related assumptions requires judgment. During the year ended December 31, 2019, the fair value of each option grant was estimated using a Black-Scholes option-pricing model.

F-30

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

The expected volatility represents the historical volatility of the Company’s publicly traded common stock. Due to limited historical data, the Company calculates the expected life based on the mid-point between the vesting date and the contractual term which is in accordance with the simplified method. The expected term for options granted to nonemployees is the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. The Company has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.

Income Taxes

The asset and liability method is used in the Company’s accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company adopted ASC 740 “Income Taxes,” which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits.

The determination of recording or releasing tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

Intangible Assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed, either on a straight-line or accelerated basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Property and Equipment

Property and equipment, consisting mostly of computer equipment and software, is recorded at cost reduced by accumulated depreciation. Depreciation expense is recognized over the assets’ estimated useful lives of three - seven years using the straight-line method. Major additions and improvements are capitalized as additions to the property and equipment accounts, while replacements, maintenance and repairs that do not improve or extend the life of the respective assets, are expensed as incurred. Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts.

F-31

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

Fair Value Measurements

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, note payable, due to related parties and accrued liabilities, are carried at historical cost. At December 31, 2019 and 2018, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments. Management determined that liabilities created by beneficial conversion features associated with the issuance of certain convertible notes payable (see Note 6), meet the criteria of derivatives and are required to be measured at fair value. The fair value of these derivative liabilities was determined based on management’s estimate of the expected future cash flows required to settle the liabilities. This valuation technique involves management’s estimates and judgment based on unobservable inputs and is classified in level 3.

Basic and Diluted Net Loss Per Common Share

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding stock options, warrant and convertible notes.

For the year ended December 31, 2019 and 2018, respectively, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	December 31,	December 31,
	2019	2018
Convertible notes	4,278,258	3,267,291
Warrants	1,873,684	67,204
Options	377,227	166,385

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

F-32

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

Segments

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment and all of the Company’s revenues and operations are currently in the United States.

Recently Issued Accounting Pronouncements

In August 2018, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). ASU 2018-13 is effective for reporting periods beginning after December 15, 2019 and early adoption is permitted. For the Company, the new standard will be effective on January 1, 2020. ASU 2018-13 modifies prior disclosure requirements for fair value measurement. ASU 2018-13 removes certain disclosure requirements related to the fair value hierarchy, such as removing the requirement to disclose the amount of and reasons for transfers between Level 1 and Level 2, modifies existing disclosure requirements related to measurement uncertainty, and adds new disclosure requirements, such as disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurement. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Internal-Use Software (Subtopic 350-40)—Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract (“ASU 2018-15”). ASU 2018-15 is effective for reporting periods beginning after December 15, 2019 and early adoption is permitted. For the Company, the new standard will be effective on January 1, 2020. ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license), by requiring a customer in a cloud computing arrangement that is a service contract to capitalize certain implementation costs as if the arrangement was an internal-use software project. The Company is currently evaluating the impact of this new standard and does not expect ASU 2018-15 to have a material effect on its consolidated financial statements.

We do not believe that the adoption of any recently issued accounting pronouncements in 2019 had a significant impact on our financial position, results of operations, or cash flow, except for ASC Update No. 2016-02—Leases, which requires organizations to recognize lease assets and lease liabilities on the balance sheet for leases classified as operating leases under previous GAAP. ASU 2016-02 requires that a lessee should recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term on the balance sheet. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) using a modified retrospective approach and early adoption is permitted. Data443 adopted ASU 2016-02 in the first quarter of 2019. See Note 4 for more complete details on balances at December 31, 2019.

NOTE 2: LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements have been prepared (i) in accordance with accounting principles generally accepted in the United States, and (ii) assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated significant income to date. The Company is subject to the risks and uncertainties associated with a business with no substantive revenue, as well as limitations on its operating capital resources. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. In light of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise capital and generate revenue and profits in the future.

During 2018, the Company made two product acquisitions, ClassiDocs, and ARALOCTM, and completed the acquisition of one entity, Data443 Risk Mitigation, Inc. (“Data443”), the North Carolina operating company. The Company is actively seeking new products and entities to acquire, with several candidates identified in addition to the DataExpressTM product acquisition in September 2019. The Company has developed, and continues to develop, large scale relationships with cyber security, marketing and product organizations, and to market and promote ClassiDocs and other products the Company may develop or acquire. As of December 31, 2019, the Company had operating losses, negative net working capital, and an accumulated deficit. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-33

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

NOTE 3: INTELLECTUAL PROPERTY

On February 7, 2019, the Company entered into an Exclusive License and Management Agreement (the “License Agreement”) with WALA, INC., which conducts business under the name ArcMail Technology (“ArcMail”). Under the License Agreement, the Company was granted the exclusive right and license to receive all benefits from the marketing, selling and licensing, of the ArcMail business products, including, without limitation, the good will of the business. The term of the License Agreement is twenty-seven (27) months, with the following payments to be made by the Company to ArcMail: (i) $200,000 upon signing the License Agreement; (ii) monthly payments starting 30 days after the execution of the License Agreement in the amount of $25,000 per month during months 1-6; (iii) monthly payments in the amount of $30,000 per month during months 7-17; and (iii) in month 18, final payment in the amount of $765,000. As of December 31, 2019, the balance of payments due under the License Agreement was $1,094,691. In connection with the execution of the License Agreement, two other agreements were also executed: (a) a Stock Purchase Rights Agreement, under which the Company has the right, though not the obligation, to acquire 100% of the issued and outstanding shares of stock of ArcMail from Rory Welch, the CEO of ArcMail (the right can be exercised over a period of 27 months); and (b) a Business Covenants Agreement, under which ArcMail and Mr. Welch agreed to not compete with the Company’s use of the ArcMail business under the License Agreement for a period of twenty-four (24) months. Mr. Welch shall continue to serve as ArcMail’s CEO. The Company has not purchased any outstanding shares under the Stock Purchase Rights Agreement.

On September 16, 2019, the Company entered into an Asset Purchase Agreement (the “APA”) with DMBGroup, LLC (“DMB”) to acquire certain assets collectively known as DataExpressTM, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of approximately $98,000 in liabilities and, (iv) approximately 2,465,753 shares of our common stock, representing $1,350,000. As of December 31, 2019, the common shares have not been issued and are recorded as a stock subscription from asset purchase.

During the year ended December 31, 2019 and 2018, the Company recorded impairment loss of $1,328,638 and $46,800, respectively.

The following table summarizes the components of the Company’s intellectual property as of the dates presented:

	December 31, 2019	December 31, 2018

Intellectual property:
Word press GDPR rights	$46,800	$46,800
ARALOC™	1,850,000	1,850,000
ArcMail License	1,445,000	-
DataExpressTM	1,388,051	-
	4,729,851	1,896,800
Accumulated amortization	(1,587,913)	(108,467)
Intellectual property, net of accumulated amortization	$3,141,938	$1,788,333

The Company recognized amortization expense of approximately $1,479,446 and $61,667, for the year ended December 31, 2019 and 2018 respectively.

Based on the carrying value of definite-lived intangible assets as of December 31, 2019, we estimate our amortization expense for the next five years will be as follows:

Amortization
Year Ended December 31,	Expense
2020	$1,354,366
2021	792,422
2022	686,816
2023	308,333
2024	-

F-34

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

NOTE 4: LEASES

Operating lease

We have noncancelable operating leases for our office facility that expire in 2024. The operating lease has renewal options and rent escalation clauses.

Lease right-of-use assets represent the right to use an underlying asset pursuant to the lease for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. Lease right-of-use assets and lease liabilities are recognized at the commencement of an arrangement where it is determined at inception that a lease exists. These assets and liabilities are initially recognized based on the present value of lease payments over the lease term calculated using our estimated incremental borrowing rate generally applicable to the location of the lease right-of-use asset, unless an implicit rate is readily determinable. We combine lease and certain non-lease components in determining the lease payments subject to the initial present value calculation. Lease right-of-use assets include upfront lease payments and exclude lease incentives, if applicable. When lease terms include an option to extend the lease, we have not assumed the options will be exercised.

Lease expense for operating leases generally consist of both fixed and variable components. Expense related to fixed lease payments are recognized on a straight-line basis over the lease term. Variable lease payments are generally expensed as incurred, where applicable, and include agreed-upon changes in rent, certain non-lease components, such as maintenance and other services provided by the lessor, and other charges included in the lease. Leases with an initial term of twelve months or less are not recorded on the balance sheet. We recognized total lease expense of approximately $111,484 and $0 for the year ended December 31, 2019 and 2018, respectively, primarily related to operating lease costs paid to lessors from operating cash flows. As of December 31, 2019, the Company recorded security deposit of $10,000. We entered into our operating lease in January 2019.

Future minimum lease payments under operating leases that have initial noncancelable lease terms in excess of one year at December 31, 2019 were as follows:

Year Ended December 31,
2020	$120,000
2021	123,600
2022	127,300
2023	131,150
2024	45,033
Thereafter	-
547,083
Less: Imputed interest	(87,711)
Operating lease liabilities	$459,372

The following summarizes other supplemental information about the Company’s operating lease as of December 31, 2019:

Weighted average discount rate	8%
Weighted average remaining lease term (years)	4.50

Finance lease

The Company leases computer and hardware under non-cancellable capital lease arrangements. The term of those capital leases is 3 years and annual interest rate is 12%. At December 31, 2019 and 2018, capital lease obligations included in current liabilities were $34,425 and $0, respectively, and capital lease obligations included in long-term liabilities were $53,480 and $0, respectively. As of December 31, 2019, the Company recorded security deposit of $10,944.

At December 31, 2019, future minimum lease payments under the capital lease obligations, are as follows:

Year Ended December 31,
2020	$43,121
2021	43,121
2022	15,221
Thereafter	-
101,463
Less: Imputed interest	(13,558)
Finance lease liabilities	87,905

Finance lease liability	34,425
Finance lease liability – non-current	$53,480

F-35

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

NOTE 5: CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	December 31, 2019	December 31, 2018
Convertible Notes - originated in October 2014	$-	$75,000
Convertible Notes - originated in September 2018	1,700,000	985,000
Convertible Notes - originated in October 2018	444,150	110,000
Convertible Notes - originated in October 2018	608,850	220,000
Convertible Notes - originated in April 2019	600,000	-
Convertible Notes - originated in June 2019	63,000	-
Convertible Notes - originated in November 2019	38,000	-
Convertible Notes - originated in December 2019	38,000	-
	3,492,000	1,390,000
Less debt discount and debt issuance cost	(279,214)	(1,070,523)
	3,212,786	319,477
Less current portion of convertible notes payable	3,212,786	161,227
Long-term convertible notes payable	$-	$158,250

During the year ended December 31, 2019 and 2018, the Company recognized interest expense of $246,914 and $43,394, and amortization of debt discount, included in interest expense of $1,460,309 and $236,144, respectively.

Convertible notes payable consists of the following

1)	Non-interest bearing convertible note held by Blue Citi LLC (“Blue Citi”) for the original principal of $125,000, payable on demand and convertible at the option of the holder into common shares at the conversion price of $0.0375 per share. The outstanding principal for the convertible note was $0 as of December 31, 2019 and $75,000 as of December 31, 2018. During the year ending December 31, 2019 Blue Citi converted $75,000 of this convertible note into approximately 2,000,000 shares of common stock.

2)	Convertible note held by Blue Citi for a total principal of $1,700,000 as of December 31, 2019. On December 31, 2019, the Company and Blue Citi entered into an Amendment and Forbearance Agreement. Under this agreement, Blue Citi agreed to forbear from enforcing its rights under the note with regard to certain possible events of default, and further agreed to amend the note as follows:

a)	Blue Citi can convert the note into shares of the Company’s common stock only upon the earlier of (i) January 12, 2020 or (ii) any event of default under the note.
b)	The face amount of the note was increased to $1,700,000.
c)	Commencing on January 1, 2020, no further interest shall accrue on any balance. However, upon an event of default under the note, interest shall accrue on the outstanding principal as of January 1, 2020 at the rate of 12% per annum.
d)	The conversion price shall be equal to 60% of the lesser of the lowest trading price of the Company’s common stock for (i) the 20 days immediately preceding December 31, 2019 or (ii) the 20 days immediately preceding the date of conversion.

As a result of an amendment and forbearance agreement, the Company recognized the settlement of original debt and recorded loss on settlement of debt of $546,325.

F-36

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

Because the terms of the conversion features have changed, the Company has determined the derivative liability features no longer exist and has reduced the derivative liability associated with this note to $0 as of December 31, 2019, from $3,276,331 as of December 31, 2018.

3)	Convertible note held by SMEA2Z, LLC for a total principal of $608,850 as of December 31, 2019. On December 31, 2019, the Company and SMEA2Z entered into an Amendment and Forbearance Agreement. Under this agreement, SMEA2Z agreed to forbear from enforcing its rights under the note with regard to certain possible events of default, and further agreed to amend the note as follows:

a)	SMEA2Z can convert the note into shares of the Company’s common stock only upon the earlier of (i) April 15, 2020 or (ii) any event of default under the note.
b)	The face amount of the note was increased to $608,850.
c)	The interest rate was increased to 12% per annum.
d)	The Conversion Price under the Note shall be equal to 60% of the lesser of the lowest trading price of the Common Stock for (i) the 20-days immediately preceding the July 26, 2019; or, (ii) the 20-days immediately preceding the date of conversion.

As a result of an amendment and forbearance agreement, the Company recognized the settlement of original debt and recorded loss on settlement of debt of $349,462.

Because the terms of the conversion features have changed, the Company has determined the derivative liability features no longer exist and has reduced the derivative liability associated with this note to $0 as of December 31, 2019, from $788,724 as of December 31, 2018.

4)	On July 26, 2019, Blue Citi purchased the convertible note held by AFT Funding Group, LLC for an original principal of $110,000. On December 31, 2019, the Company and Blue Citi entered into an Amendment and Forbearance Agreement. Under this agreement, Blue Citi agreed to forbear from enforcing its rights under the note with regard to certain possible events of default, and further agreed to amend the note as follows:

a)	Blue Citi can convert the note into shares of the Company’s common stock only upon the earlier of (i) January 11, 2020 or (ii) any event of default under the note.
b)	The face amount of the note was increased to $444,150.
c)	The interest rate was increased to 12% per annum.
d)	The Conversion Price under the Note shall be equal to 50% of the lesser of the lowest trading price of the Common Stock for (i) the 20-days immediately preceding the December 2, 2019; or, (ii) the 20-days immediately preceding the date of conversion.

As a result of an amendment and forbearance agreement, the Company recognized the settlement of original debt and recorded loss on settlement of debt of $310,542.

Because the terms of the conversion features have changed, the Company has determined the derivative liability features no longer exist and has reduced the derivative liability associated with this note to $0 as of December 31, 2019, from $394,958 as of December 31, 2018.

5)	Convertible note held by Auctus Fund, LLC for a total principal amount of $600,000 as of December 31, 2019. The note (i) accrues interest at the rate of 12% per annum, (ii) can be converted into shares of our common stock at the lesser of $1.13, or a 50% discount to the lowest trading price during the twenty-five consecutive trading days immediately preceding the date of conversion, (iii) is convertible in whole or in part at any time after the four (4) month anniversary of the issuance of the Note, and (iv) has an original issue discount of $54,000.

6)	Convertible note held by Redstart Holdings Corp., for a total principal amount of $63,000 as of December 31, 2019. The note (i) accrues interest at a rate of 10% per annum, (ii) can be converted 180 days from June 12, 2019 at a discount of 39% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, (iii) is due and payable June 12, 2020, and (iv) has an original issue discount of $3,000.

F-37

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

7)	Convertible notes held by Geneva Roth Remark Holdings, Inc., for a total principal amount of $76,000 as of December 31, 2019. The note (i) accrues interest at a rate of 10% per annum, (ii) can be converted 180 days from November 15, 2019 and December 19, 2019 at a discount of 39% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, (iii) is due and payable November 15, 2020 and December 19, 2020, and (iv) has an original issue discount of $3,000 each.

The Company determined that the conversion features, in the convertible notes, met the definition of a liability in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and therefore bifurcated the embedded conversion options once the notes becomes convertible and accounted for it as a derivative liability. The fair value of the conversion feature was recorded as a debt discount and amortized to interest expense over the term of the note.

The Company valued the conversion feature using the Binomial pricing model. The fair value of the derivative liability for all the notes that became convertible, including the notes issued in prior years, during the year ended December 31, 2019 amounted to $2,601,277, and $606,000 of the value assigned to the derivative liability was recognized as a debt discount to the notes while the balance of $1,544,785 was recognized as a “day 1” derivative loss, and during the year ended December 31, 2018 amounted to $12,447,109, and $1,276,667 of the value assigned to the derivative liability was recognized as a debt discount to the notes while the balance of 716,948 was recognized as a “day 1” derivative loss.

NOTE 6: DERIVATIVE LIABILITIES

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Binomial pricing model to calculate the fair value as of December 31, 2019. The Binomial model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note and warrant is estimated using the Binomial valuation model.

For the years ended December 31, 2019 and, 2018, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Year Ended	Year Ended
	December 31, 2019	December 31, 2018
Expected term	0.25 - 5.00 years	0.54 - 5.00 years
Expected average volatility	160%- 305%	164%- 355%
Expected dividend yield	-	-
Risk-free interest rate	1.55% - 2.50%	2.51% - 2.86%

The following table summarizes the changes in the derivative liabilities during the years ended December 31, 2019 and 2018:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Derivative liability as of December 31, 2017	$295,800
Addition of new derivatives recognized as debt discounts	1,276,667
Addition of new derivatives recognized as day-one loss	716,948
Derivative liabilities settled upon conversion of convertible note	(2,480,000)
Reclassification from APIC to derivative due to tainted instruments	83,334
Change in derivative liabilities recognized as loss on derivative	12,554,360
Derivative liability as of December 31, 2018	$12,447,109

Addition of new derivatives recognized as debt discounts	606,000
Addition of new derivatives recognized as day-one loss	1,544,785
Derivative liabilities settled upon conversion of convertible note	(3,130,000)
Reclassification from APIC to derivative due to tainted instruments	167,544
Reclassification to APIC from derivative due to not tainted instruments	(250,878)
Change in derivative liabilities recognized as loss on derivative	(8,783,283)
Derivative liability as of December 31, 2019	$2,601,277

F-38

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

The aggregate gain (loss) on derivatives during the year ended December 31, 2019 and 2018 was $7,238,498 and ($13,271,308), respectively.

NOTE 7: CAPITAL STOCK AND REVERSE STOCK SPLIT

Changes in Authorized Shares

On October 14, 2019, the Company filed an amendment to its Articles of Incorporation to effect a 1-for-750 reverse stock split of its issued and outstanding shares of common and preferred shares, each with $0.001 par value, and to reduce the numbers of authorized common and preferred shares to 60,000,000 and 337,500, respectively. On October 28, 2019, the split and changes in authorized common and preferred shares was effected, resulting in approximately 7,282,678,714 issued and outstanding shares of the Company’s common stock to be reduced to approximately 9,710,239, and 1,000,000 issued and outstanding shares of the Company’s preferred shares to be reduced to 1,334. All per share amounts and number of shares, including the authorized shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split and decrease in authorized common and preferred shares. The adjustment results in a transfer of $7,451,243 and $5,106,394 from common and preferred stock to additional paid in capital as of December 31, 2019 and 2018, respectively.

On June 21, 2019, the Company filed an amendment to its articles of incorporation to increase the total number authorized shares of the Company’s common stock, par value $0.001 per share, from 8,888,000,000 shares to 15,000,000,000 shares, prior to the effect of the reverse stock split and the effect of decreasing the authorized shares of the Company’s common stock to 60,000,000 on October 28, 2019.

Preferred Stock

As of December 31, 2019, the Company is authorized to issue 337,500 shares of preferred stock with a par value of $0.001, of which 337,500 shares have been designated as Series A. As of December 31, 2019 and 2018, 1,334 shares of Series A were issued and outstanding, and each share of Series A was (i) convertible into 1,000 shares of common stock, and (ii) entitled to vote 15,000 shares of common stock on all matters submitted to a vote by shareholders voting common stock. All issued and outstanding shares of Series A Preferred Stock are held by Mr. Jason Remillard, (“Mr. Remillard”) sole director of the Company.

Common Stock

The Company is authorized to issue 60,000,000 shares of common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of December 31, 2019 and 2018, respectively, was 9,692,065 shares and 6,816,281 shares.

During the year ended December 31, 2019, the Company issued common stock as follows,

●	On January 15, 2019 the Company converted $5,000 of a promissory note into approximately 133,334 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 6, 2019 the Company agreed to issue a total of 557,936 restricted shares of its common stock for subscriptions of $500,000. The Company received the entire amount of the proceeds. In connection with the issuance of the shares, the Company also agreed to issue to the subscribers warrants to acquire a total of approximately 291,219 shares of our common stock at a strike price of $2.18 per share, with a cashless exercise feature and a five (5) year term. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 7, 2019 the Company converted $20,000 of a promissory note into approximately 533,333 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

F-39

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

●	On April 16, 2019 the Company converted $20,000 of a promissory note into approximately 533,333 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 21, 2019 the Company converted $30,000 of a promissory note into approximately 800,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	During July and August 2019, the Company recorded issuances under its 2019 Omnibus Stock Incentive Plan of approximately 236,681 restricted common shares.

●	During December 2019, the Company committed to issue an additional 133,333 shares to Mr. Remillard, under the transaction in which the Company acquired all of the shares of Data443, under an earn-out provision. While not yet issued as of this filing, the shares committed to Mr. Remillard, have been recorded as common shares issuable and included in additional paid-in capital. These shares have not been included in the total number of issued and outstanding shares reflected herein.

During the year ended December 31, 2018, the Company issued common stock as follows,

●	On or about January 26, 2018, the Company committed to issue 1,600,000 shares to Myriad, a company wholly owned by the Company’s Chief Executive Officer and controlling shareholder, Mr. Remillard, as part of the payment for the Company’s purchase of ClassiDocs from Myriad. Those shares will now be issued to Mr. Remillard pursuant to instructions from Myriad. While not yet issued as of this filing, these shares have been recorded as common shares issuable and included in additional paid-in capital within the consolidated financial statements as of December 31, 2019 and December 31, 2018. These shares have not been included in the total number of issued and outstanding shares reflected herein.

●	During June 2018, the Company committed to issue 133,333 shares to Mr. Remillard, and an additional estimated 133,333 shares as an earn out (December 2019), to Mr. Remillard, under the transaction in which the Company acquired all of the shares of Data443. While not yet issued as of this filing, the shares committed to Mr. Remillard, have been recorded as common shares issuable and included in additional paid-in capital. These shares have not been included in the total number of issued and outstanding shares reflected herein.

●	During the year ended December 31, 2018, the Company received $500,000 to issue 336,020 shares of common stock and recorded it as stock subscription included in additional paid-in capital. During the year ended December 31, 2019, the Company issued 336,020 shares and settled stock subscription.

During the year ended December 31, 2019, the Company settled a lawsuit and paid $65,000. As a result, the Company cancelled 2,000,000 shares of common stock.

Warrants

The Company identified conversion features embedded within warrants issued during the year ended December 31, 2019. The Company has determined that the conversion feature of the Warrants represents an embedded derivative since the conversion price includes a reset provision which could cause adjustments upon conversion. The warrants are exercisable into 9,946,921 shares of common stock, for a period of five years from issuance, at prices ranging from $0.53 to $2.25 per share. As a result of the reset features, the warrants increased by 1,256,002 for the period ended December 31, 2019, and the total warrants exercisable into 1,873,684 shares of common stock at a weighted average exercise price of $0.49 per share as of December 31, 2019. The reset feature of warrants was effective at the time that a separate convertible instrument with lower exercise price was issued. We accounted for the issuance of the Warrants as a derivative.

F-40

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

A summary of activity during the period ended December 31, 2019 follows:

	Warrants Outstanding
		Weighted Average
	Shares	Exercise Price
Outstanding, December 31, 2017	-	$-
Granted	67,204	0.003
Reset feature	-	-
Exercised	-	-
Forfeited/canceled	-	-
Outstanding, December 31, 2018	67,204	$0.003
Granted	550,478	0.002
Reset feature	1,256,002	0.001
Exercised	-	-
Forfeited/canceled	-	-
Outstanding, December 31, 2019	1,873,684	$0.491

The following table summarizes information relating to outstanding and exercisable warrants as of December 31, 2019:

Warrants Outstanding			Warrants Exercisable
	Weighted Average Remaining
Number of Shares	Contractual life (in years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
311,132	3.95	$0.49	311,132	$0.49
1,303,293	4.10	$0.49	1,303,293	$0.49
259,259	4.53	$0.53	259,259	$0.53
1,873,684	4.14	$0.49	1,873,684	$0.49

NOTE 8: INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and deferred tax liabilities are as follows as of December 31:

	December 31, 2019	December 31, 2018

Non-operating loss carryforward	$3,016,000	$1,776,000
Valuation allowance	(3,016,000)	(1,776,000)
Net deferred tax asset	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. During 2019 the valuation allowance increased by $944,000. The Company has net operating and economic loss carry-forwards of approximately $11,823,000 available to offset future federal and state taxable income.

A reconciliation between expected income taxes, computed at the federal income tax rate of 21% applied to the pretax accounting loss, and our blended state income tax rate of 2.0%, and the income tax net expense included in the consolidated statements of operations for the years ended December 31, 2019 and 2018 is as follows:

	Year Ended
	December 31,
	2019	2018

Loss for the year	$(607,371)	$(15,091,333)

Income tax (recovery) at statutory rate	$(128,000)	$(3,331,900)
State income tax expense, net of federal tax effect	(12,000)	(317,300)
Permanent difference and other	(1,100,000)	3,124,600
Change in valuation allowance	1,240,000	525,900
Other	-	(1,300)
Income tax expense per books	$-	$-

F-41

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

The effective tax rate of 0% differs from our statutory rate of 23% primarily due to the effect of non-deductible income and expenses. Tax returns for the years ended 2013 – 2019, are subject to review by the tax authorities.

Stock Options

During the years ended December 31, 2019 and 2018, the Company granted options for the purchase of the Company’s common stock to certain employees, consultants and advisors as consideration for services rendered. The terms of the stock option grants are determined by the Company’s Board of Directors. The Company’s stock options generally vest upon the one-year anniversary date of the grant and have a maximum term of ten years.

The following summarizes the stock option activity for the years ended December 31, 2019 and 2018:

	Options Outstanding	Weighted-Average Exercise Price
Balance as of December 31, 2017	-	-
Grants of stock options	307,021	3.71
Awards Canceled	(140,636)	3.09
Balance as of December 31, 2018	166,385	$3.45
Grants of stock options	295,810	1.09
Cancelled stock options	(84,968)	3.82
Balance as of December 31, 2019	377,227	$1.86

The weighted average grant date fair value of stock options granted during the year ended December 31, 2019 was $0.72. The total fair value of stock options that granted during the year ended December 31, 2019 was approximately $211,838. The fair value of each stock option is estimated on the date of grant using the Black-Scholes-Merton option pricing model with the following weighted average assumptions for stock options granted during the year ended December 31, 2019:

Expected term (years)	2.8
Expected stock price volatility	153.58%
Weighted-average risk-free interest rate	1.13%
Expected dividend	$0.00

Volatility is a measure of the amount by which a financial variable such as share price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The Company estimates expected volatility giving primary consideration to the historical volatility of its common stock. The risk-free interest rate is based on the published yield available on U.S. Treasury issues with an equivalent term remaining equal to the expected life of the stock option. The expected lives of the stock options represent the estimated period of time until exercise or forfeiture and are based on the simplified method of using the mid-point between the vesting term and the original contractual term.

The following summarizes certain information about stock options vested and expected to vest as of December 31, 2019:

	Number of	Weighted-Average Remaining Contractual Life	Weighted- Average Exercise
	Options	(In Years)	Price
Outstanding	377,277	6.64	$1.86
Exercisable	112,100	5.81	3.95
Expected to vest	265,127	6.99	$0.98

As of December 31, 2019 and 2018, there was approximately $18,229 and $142,000, respectively, of total unrecognized compensation cost related to non-vested share-based compensation arrangements which is expected to be recognized within the next year.

F-42

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

Restricted Stock Awards

During the years ended December 31, 2019 and 2018, the Company issued restricted stock awards for shares of common stock which have been reserved for the holders of the awards. Restricted stock awards were issued to certain consultants and advisors as consideration for services rendered. The terms of the restricted stock units are determined by the Company’s Board of Directors. The Company’s restricted stock shares generally vest over a period of one year and have a maximum term of ten years.

The following summarizes the restricted stock activity for the years ended December 31, 2019 and 2018:

		Weighted-Average
	Shares	Fair Value
Balance as of December 31, 2017	-	-
Shares of restricted stock granted	235,576	3.13
Exercised	-	-
Cancelled	(109,144)	2.47
Balance as of December 31, 2018	126,432	$3.70
Shares of restricted stock granted	900,203	0.78
Exercised	(261,135)	1.67
Cancelled	(241,163)	0.95
Balance as of December 31, 2019	524,337	0.79

	December 31,
Number of Restricted Stock Awards	2019	2018
Vested	57,243	-
Non-vested	467,094	126,432

As of December 31, 2019 and 2018, there was approximately $147,743 and $291,000, respectively, of total unrecognized compensation cost related to non-vested share-based compensation, which is expected to be recognized over the next year.

NOTE 10: RELATED PARTY TRANSACTIONS

Jason Remillard is our Chief Executive Officer and sole director. Through his ownership of Series A Preferred Shares, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders.

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC, which is owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of: (i) $50,000 paid at closing; (ii) $250,000 in the form of our promissory note; and (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 1,600,000 shares of our common stock. The shares have not yet been issued and are not included as part of the issued and outstanding shares of the Company. However, these shares have been recorded as additional paid in capital within our consolidated financial statements for the year ended December 31, 2019.

In June 2018 the Company acquired all of the issued and outstanding shares of stock of Data443 Risk Mitigation, Inc. (the “Share Exchange”), the North Carolina operating company, with 100% of the shares of Data443 owned by Mr. Remillard. As a result of the Share Exchange, Data443 became a wholly-owned subsidiary of the Company, with both the Company and Data443 continuing to exist as corporate entities. The finances and business conducted by the respective entities prior to the Share Exchange will be treated as related party transactions in anticipation of the Share Exchange. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) One hundred thirty three thousand three hundred thirty three (133,333) shares of our common stock; and (b) on the eighteen (18) month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 133,333 shares of our common stock (the “Earn Out Shares”) provided that Data 443 has at least an additional $1,000,000 in revenue by the Earn Out Date (not including revenue directly from acquisitions). None of our shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued. As such, none of said shares are included as part of the issued and outstanding shares of the Company. However, the shares committed to Mr. Remillard have been recorded as a contingent liability for common shares issuable within the consolidated financial statements as of December 31, 2019. This contingent liability was originally recorded based on the current market value per share on the date of the agreement and has been revalued at the market value per share as of December 31, 2018. During the year ended December 31, 2019, the Company recognized additional 133,333 shares of our common stock valued at $70,000 as stock payable including additional paid in capital. The contingent liability recorded as of December 31, 2019 is as follows:

Contingent liability for common shares issuable:

Original liability on date of agreement	$1,220,000
Gain on contingent liability in 2018	(700,000)
Balance as of December 31, 2018	520,000
Gain on contingent liability through December 31, 2019	(450,000)
Reclassification of contingent liability to common shares issuable	(70,000)
Common shares issuable as of December 31, 2019	$-

F-43

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

As of December 31, 2018, the Company had recorded a liability of approximately $287,000 for certain advances Mr. Remillard made to the Company. These advances in 2018 of approximately $181,000 in net were to be used for operating purposes. As of December 31, 2019, the Company has recorded a total liability of $274,754. During the year ended December 31, 2019, the Company borrowed $12,900 from our CEO and repaid $162,495, and our CEO paid operating expenses of $137,264 on behalf of the Company.

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC, as discussed in Note 3. Amounts owed to DMBGroup, LLC including the note payable of $940,000 and member loans of $97,689 were recorded as amounts due to a related party. During the year ended December 31, 2019, the Company repaid $124,984 including interest expense of $13,545, and member loans of $97,689. As of December 31, 2019, the company had recorded a liability to DMBGroup totaling $828,561.

NOTE 11: SUBSEQUENT EVENTS

On January 3, 2020, the Company completed a settlement with Hubai Chuguan Industry Co. Ltd. under which the Company cancelled 2,000,000 shares of its common stock and returned those shares to authorized and unissued status.

On January 6, 2020, the Company issued a total of 2,465,754 shares of its common stock to three individuals in connection with the transaction closed on September 16, 2019, in which we acquired certain assets collectively known as DataExpressTM from DMBGroup, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On January 13, 2020, the Company converted $20,000 of a promissory note into 81,766 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On January 17, 2020, the Company converted $84,000 of a promissory note into 400,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On January 21, 2020, the Company converted $23,000 of a promissory note into 94,031 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On January 27, 2020, the Company converted $15,000 of a promissory note into 110,294 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On January 29, 2020, the Company converted $8,150 of a promissory note into 63,622 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On February 3, 2020, the Company converted $36,000 of a promissory note into 500,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On February 11, 2020, the Company converted $36,000 of a promissory note into 500,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

F-44

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

On February 12, 2020, the Company issued 500,000 shares of its common stock to its former chief financial officer as additional compensation. The issuance was effected under the Company’s Form S-8 filed with the SEC on May 20, 2019.

On February 21, 2020, the Company converted $44,000 of a promissory note into 611,111 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On March 02, 2020, the Company converted $38,250 of a promissory note into 750,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On March 05, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 250,000,000.

On March 05, 2020, the Company issued a Convertible Promissory Note (the “GS Capital Note”) in the aggregate principal amount of $136,250, and received gross proceeds of $129,750 from the lender, GS Capital Partners, LLC. The proceeds will be used for general corporate purposes. The GS Capital Note (i) accrues interest at a rate of 10% per annum, (ii) can be converted six months after issuance at a discount of 35% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and, (iii) is due and payable March 05, 2021. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The GS Capital Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

On March 10, 2020, the Company issued a Convertible Promissory Note (the “Adar Note”) in the aggregate principal amount of $78,750, and received gross proceeds of $75,000 from the lender, Adar Alef, LLC. The proceeds will be used for general corporate purposes. The Adar Note (i) accrues interest at a rate of 10% per annum, (ii) can be converted six months after issuance at a discount of 35% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and, (iii) is due and payable March 10, 2021. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The Adar Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

On March 16, 2020, the Company converted $33,247.80 of a promissory note into 786,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On March 18, 2020, the Company converted $42,075 of a promissory note into 825,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On March 19, 2020, the Company converted $15,000 of a promissory note into 354,610 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On March 20, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $1,000,000. Of that amount, $125,000 was loaned immediately by the lender, Granite Global Value Investments Ltd. (the “Granite Note”), from which we received gross proceeds of $102,500. The proceeds will be used for general corporate purposes. The Granite Note (i) accrues interest at a rate of 12% per annum, (ii) can be converted six months after issuance at a discount of 25% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and, (iii) is due and payable six months after issuance. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The Granite Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

On March 26, 2020, the Company converted $19,675 of a promissory note into 862.938 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On March 27, 2020, the Company converted $13,273.50 of a promissory note into 884,900 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On April 01, 2020, the Company issued 4,666 shares of its common stock to its president/chief executive officer, Jason Remillard, as additional compensation.

F-45

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 and 2018

On April 02, 2020, the Company converted $20,000 of a promissory note into 1,333,333 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On April 02, 2020, the Company converted $4,521.33 of a promissory note into 301,422 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On April 03, 2020, the Company converted $17,460 of a promissory note into 970,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On April 14, 2020, the Company converted $6,471.33 of a promissory note into 431,422 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On April 16, 2020, the Company filed Form S-8 to register an additional 20,000,000 shares of its common stock under the S-8 filed with the SEC on May 20, 2019 (SEC File No. 333-231615).

F-46

266,666,667 SHARES OF COMMON STOCK

PROSPECTUS

DATA443 RISK MITIGATION, INC.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters.

The Date of This Prospectus is February 3, 2021